Exhibit 99.2

WEBSTER BANK

RETIREMENT SAVINGS PLAN

As Amended and Restated

effective as of January 1, 2015

WEBSTER BANK

RETIREMENT SAVINGS PLAN

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AMENDMENT NO. 25

TO THE

WEBSTER BANK

RETIREMENT SAVINGS PLAN

Pursuant to a resolution of its board of directors, Webster Bank, National Association, a national bank organized under the laws of the United States, has adopted the following Amendment No. 25 to its Section 401(k) plan, said amendment to be in the form of a completely restated Section 401(k) plan:

A R T I C L E  I

Name and Effective Date

Section 1.1 This Plan shall be known as the “Webster Bank Retirement Savings Plan”. Prior to January 1, 2007, the Plan was known as the Webster Bank Employee Investment Plan.

Section 1.2 This Plan became effective as of October 1, 1984.

Section 1.3 This amendment and restatement of the Plan shall be effective as of the 1st day of January, 2015, except that:

(a) The provisions of Section 4.2(f)(iii), Section 5.2(d)(i)(B), Section 5.2(d)(i)(C), Section 14.2(b)(i)(A), and the introduction to Article VIII relating to a qualified automatic contribution arrangement are effective for Plan Years beginning on or after January 1, 2008 and prior to January 1, 2012.

(b) The provisions of Section 4.5(g) and Article VIII of the Plan relating to the elimination of the gap period income rule for excess elective deferrals, excess contributions and/or excess aggregate contributions are effective for calendar years beginning on or after January 1, 2008.

(c) The provisions of Article IX of the Plan relating to the inclusion of post-severance compensation in the definition of Earnings in Section 9.1(b), the treatment of plans maintained by the Company or a predecessor employer in Section 9.4, and the correction of Excess Amounts in Section 9.5, are effective for Limitation Years beginning on or after July 1, 2007.

(d) The provisions of Section 11.1(b) of the Plan permitting a Participant to obtain a hardship withdrawal on account of a hardship incurred by the Participant’s beneficiary are effective for the period on and after August 17, 2006.

(e) The provisions of Section 12.4 and Section 13.4 of the Plan relating to the temporary waiver of required minimum distributions are effective for the 2009 calendar year.

(f) The extension of the ninety (90) day notice period to one hundred eighty (180) days in Section 10.5(d), Section 15.1 and Section 17.6(d) of the Plan is effective for Plan Years beginning on or after January 1, 2007.

(g) The provisions of Section 15.1 of the Plan relating to the relative value of optional forms of benefit are effective for distributions with Annuity Starting Dates occurring on or after February 1, 2006.

(h) The provisions of Section 16.1(d) of the Plan relating to the determination of death benefits for individuals in qualified military service is effective for deaths occurring on or after January 1, 2007.

(i) The provisions of Section 16.1(e) of the Plan relating to the treatment of differential wage payments for individuals in qualified military service is effective for remuneration paid on or after January 1, 2009.

(j) With respect to the provisions of Section 17.6 of the Plan relating to direct rollovers: (i) the inclusion of Roth individual retirement accounts as eligible retirement plans in Section 17.6(a)(iii) is effective for distributions occurring on or after January 1, 2008; (ii) the ability to rollover after-tax contributions to plans other than defined contribution plans in Section 17.6(a)(iii) is effective for distributions occurring on or after January 1, 2007; and (iii) rollovers by non-Spouse beneficiaries in Section 17.6(c) are effective for Plan Years beginning on or after January 1, 2010.

Section 1.4 The provisions of Article XXIV of the Plan shall apply for any Plan Year in which this Plan is a top-heavy plan. Reference is made to Article XXIV to determine whether this Plan is a top-heavy plan.

Section 1.5 (a) Any reference in the Plan to “written” or “in writing” shall be construed to include a reference to the use of electronic media, to the extent made available by the Plan Administrator and permitted by the Internal Revenue Service and the Department of Labor.

(b) Subsection (a) shall not apply for the following purposes under the Plan: (i) any spousal consent required in connection with any action taken by a Participant, including the waiver of a spousal death benefit, a qualified preretirement survivor annuity or a joint and survivor annuity, the designation of a Beneficiary other than a Spouse, or an application for a loan under the Plan; (ii) making or revoking a Beneficiary designation; (iii) Article II; (iv) the definition of “earnings” for purposes of the overall limitations on contributions; (v) providing notice of an amendment to the Plan’s vesting schedule; (vi) any notification of action taken by the Plan Administrator regarding an Application for Benefits; (vii) a request for review of a denial of benefits and the submission of issues and comments in connection with such an appeal; and (viii) a Participant’s request for a copy of the Plan or other documents relating to the establishment and operation of the Plan.

A R T I C L E  II

Definitions

When used herein, each of the words and phrases defined hereinafter shall have the following meaning unless a different meaning is clearly required by the context of the Plan. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender and the singular number shall include the plural, unless the context clearly indicates to the contrary. The words “hereof”, “herein”, “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not any particular provision or section. Any reference in this Plan to an “Article”, “Section”, “section”, “subsection”, “paragraph” or “subparagraph” shall be construed as a reference to a provision of this Plan unless indicated otherwise.

“Account” means a Deferral Contributions Account, a Matching Contributions Account, a Nonelective Contributions Account, a Transition Contributions Account, a Profit Sharing Contributions Account, a Rollover Account, or a Vested Account, as appropriate.

“Act” means the Employee Retirement Income Security Act of 1974, as amended.

“Affiliated Group” means a group of corporations or other entities of which the Company is a member, determined under Section 414(b), Section 414(c), Section 414(m) and Section 414(o) of the Code, modified for purposes of Section 415 of the Code by Section 415(h).

“Anniversary Date” means December 31 of each Plan Year.

“Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable as an annuity, the date on which all events have occurred that entitle the recipient to receive such benefit.

“Application for Benefits” means the method, prescribed by the Plan Administrator, by which an individual may request a distribution, loan or withdrawal permitted under the Plan.

“Beneficiary” means any individual, trust, estate or other recipient entitled to receive death benefits hereunder, on either a primary or a contingent basis.

“Break in Service” means the failure of an individual to complete more than 500 Hours of Service during a Plan Year. A Break in Service shall be deemed to occur as of the last day of the applicable Plan Year.

“Catch-up Contributions” mean the additional elective contributions that the Company makes to the Trust Fund on behalf of a Participant pursuant to Code Section 414(v) and Section 4.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the Principal Company and any corporation or other entity which shall assume the obligations of this Plan with respect to its employees with the consent of the Principal Company, and any successor thereof. The companies set forth in Appendix A of the Plan have assumed the obligations of this Plan with respect to their employees.

“Compensation” means the following:

(a) Compensation means wages, as defined in Section 3401(a) of the Code, and other compensation (including but not limited to overtime, commissions and bonuses) received by a Participant during a Plan Year while a Participant in the Plan which are reported in Box 1 on IRS Form W-2 (Wage and Tax Statement) for the calendar years in which such Plan Year falls; provided, however, that effective as of September 1, 2004 Compensation shall not include taxable car benefits, taxable reimbursements (such as moving expenses), or taxable fringe benefits (such as the cost of excess group term life insurance); and provided further, that effective as of January 1, 2004, Compensation shall not include income resulting from the exercise of a non-qualified stock option or when restricted property held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and any amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and provided further, that effective as of August 20, 2009, Compensation shall not include income relating to the purchase of shares of Webster Financial Corporation common stock under the Webster Financial Corporation Executive Stock Purchase Plan. Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages on the basis of the nature or location of the employment or the services performed. Compensation also includes the following with respect to a Participant during a Plan Year while a Participant in the Plan:

(i) amounts contributed at the election of the Participant to an employee benefit plan under an arrangement described in Section 125 or Section 401(k) of the Code, to a simplified employee pension under an arrangement described in Code Section 408(k)(6), to a qualified transportation fringe benefit plan described in Code Section 132(f)(4), or to an annuity contract described in Code Section 403(b) (tax-sheltered annuity);

(ii) amounts deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b);

(iii) employee contributions treated as employer contributions under Code Section 414(h)(2) (government pick-ups); and

(iv) amounts contributed at the election of the Participant to the Company’s nonqualified deferred compensation plan.

Amounts contributed at the election of a Participant under an arrangement described in Code Section 125 shall include any amounts that are not available to a Participant in cash in lieu of group health insurance coverage because the Participant is unable to certify that he or she has other health coverage, but only if the Company does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

Amounts that a Participant receives following severance from employment are not considered to be Compensation, unless the amounts are received by the later of two and one-half months (2-1/2 months) following the Participant’s severance from employment or the end of the Plan Year that includes the date of the Participant’s severance from employment, and such amounts: (i) would have been payable to the Participant if employment had not terminated and are either regular compensation for services during the Participant’s regular working hours, compensation for services outside of the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation; or (ii) represent payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

For the period prior to September 1, 2004, Compensation: (i) included taxable car benefits paid with respect to Participants other than Highly Compensated Employees, taxable reimbursements (such as moving expenses), and taxable fringe benefits (such as the cost of excess group term life insurance); but (ii) did not include bonuses paid with respect to Highly Compensated Employees, and any amounts contributed at the election of a Participant to the Company’s nonqualified deferred compensation plan to the extent such amounts were attributable to bonuses payable to a Participant who was a Highly Compensated Employee.

(b) The Compensation of a Participant taken into account under the Plan shall not exceed $265,000, as adjusted under Section 401(a)(17) of the Code for Plan Years beginning after December 31, 2015. Any adjustments in the dollar limitation that are applicable for a calendar year shall apply to Plan Years beginning with or within the calendar year. In the case of a Plan Year of less than twelve months, the dollar limitation under this subsection (b) shall be the amount determined by multiplying the applicable amount described in the first sentence by a fraction, the numerator of which is the number of months in the Plan Year and the denominator of which is twelve. In the case of a Participant who commences or ceases participation in the Plan on a date other than the first or last day of the Plan Year, no adjustment shall be made to the applicable dollar limitation.

“Contract” means any type of contract issued by an Insurer.

“Deferral Contributions” means the elective contributions that the Company makes to the Trust Fund on behalf of a Participant pursuant to Code Section 401(k)(6) and Section 4.2 of the Plan.

“Deferral Contributions Account” means the account maintained for each Participant reflecting the Participant’s Deferral Contributions and Catch-up Contributions, including net earnings or losses thereon.

“Disabled Participant” means a Participant who, while having Employment Status, has become unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. However, if a Participant becomes disabled for purposes of the federal Social Security Act, the Plan Administrator may rely upon such determination that the Participant is a Disabled Participant for purposes of the Plan.

Such disability shall be deemed to exist only if an Application for Benefits is filed with the Plan Administrator by or on behalf of such individual within one year after severance from employment with the Company and in the manner required by Section 15.2.

“Eligibility Date” means each pay date. Prior to November 1, 2003, Eligibility Date meant January 1, April 1, July 1 and October 1.

“Employee” means an individual who is performing services for the Company or another member of the Affiliated Group as a common law employee.

An individual who is classified by the Company or another member of the Affiliated Group as an independent contractor shall not be considered an Employee. If the Company or another member of the Affiliated Group reclassifies an individual as an Employee, the individual shall be an Employee prospectively from the effective date of that reclassification only, and then only if the individual otherwise satisfies the requirements of this definition. If an individual not classified by the Company or another member of the Affiliated Group as an Employee is retroactively reclassified as such by any governmental or regulatory authority, such individual shall nonetheless be deemed to have become an Employee only prospectively on the event of such reclassification (and not retroactively to the date on which the individual was found to have first become an employee for any other purposes), and then only if the individual otherwise satisfies the requirements of this section.

“Employment Commencement Date” means the first day on which an individual is credited with an Hour of Service as a common law employee of the Company or another member of the Affiliated Group.

“Employment Status” means the status of an individual who is employed by the Company or another member of the Affiliated Group on a current basis or whose employment with the Company or another member of the Affiliated Group has been interrupted on a temporary or seasonal basis.

“Highly Compensated Employee” means an individual who is a common law employee of the Company or another member of the Affiliated Group and who:

(a) (i) owns more than a five percent (5%) interest in the Company or another member of the Affiliated Group at any time during the Plan Year or the preceding Plan Year; or

(ii) received earnings from the Company and all members of the Affiliated Group in excess of $115,000 during the preceding Plan Year.

(b) For purposes of subsection (a):

(i) In determining ownership, the constructive ownership provisions of Code Section 318 shall be applied by utilizing a five percent (5%) test in lieu of the fifty percent (50%) test set forth in subsection (a)(2)(C) thereof.

(ii) The term “earnings” means earnings as defined in Section 9.1(b).

(iii) The dollar limit referred to in subsection (a)(ii) shall be adjusted for Plan Years beginning after December 31, 2014 in accordance with regulations for increases in the cost of living.

(iv) Individuals who are nonresident aliens without U.S.-source earned income from the Affiliated Group shall not be treated as employees.

(c) The determination of who is a Highly Compensated Employee shall be made in accordance with Section 414(q) of the Code and Regulations thereunder.

“Hour of Service” means the following:

(a) An Hour of Service means:

(i) each hour for which an individual is compensated, or entitled to be compensated, by the Company for the performance of duties;

(ii) each hour for which an individual is compensated, or entitled to be compensated, by the Company for a period during which no duties are performed by such individual (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, up to a maximum of 501 hours for any single continuous period during which no duties are performed (whether or not such period falls within a single Plan Year or other computation period). Hours shall not be credited for payment to an individual from a plan required by workers’ compensation, unemployment compensation or disability insurance laws, nor shall hours be credited for reimbursement of an individual for medical or medically related expenses; and

(iii) each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Company, provided that, if such award or agreement of back pay is for reasons other than the performance of duties, such hours shall be subject to the restrictions of subsection (a)(ii) and hours credited under this subsection (a)(iii) shall be credited for the period or periods to which the award or agreement pertains rather than to the period in which the award, agreement or payment is made.

(b) In determining whether a Break in Service or Severance Period has occurred for purposes of Article III (eligibility to participate) and Article XIV (vesting), an Hour of Service shall include each hour up to a maximum of 501 hours for any single continuous period of absence (regardless of whether the individual is compensated for such absence) if such absence occurs by reason of the pregnancy of the individual, the birth of a child of the individual, the adoption of a child by the individual, or the individual caring for a child for the period beginning immediately following such birth or adoption, and if such hour would otherwise have been credited to such individual as an Hour of Service but for such absence. Hours of Service credited under this subsection (b) shall be credited in the year in which such absence commences or, if unnecessary to prevent a Break in Service or Severance Period in that year, in the immediately following year. Hours of Service credited under this subsection (b) shall only be credited to the individual upon receipt by the Administrator of such timely information as may be reasonably required to establish the existence and duration of such absence.

(c) The same Hours of Service shall not be credited under more than one of the foregoing subsections. All Hours of Service shall be computed and credited to computation periods in accordance with Sections 2530.200b-2(b) and (c) of the Department of Labor regulations.

(d) In determining whether an individual employed by the Company in a classification of employees eligible to participate in the Plan has satisfied any requirement based upon Hours of Service that relates to eligibility to participate for purposes of Article III or to Vesting Years for purposes of Article XIV, Hours of Service shall be credited for the following:

(i) the period during which such individual performs services as a Leased Employee;

(ii) the period during which such individual would have been a Leased Employee but for the failure to satisfy the requirements of subsection (a)(ii) of the definition herein of a “Leased Employee”;

(iii) the period during which such individual is a common law employee of a member of the Affiliated Group other than the Company; and

(iv) the period during which such individual performs services for the Company as a common law employee in a classification of such employees who are not eligible to participate in the Plan.

(e) For purposes of this Plan, Hours of Service shall also include hours of service that were performed for a predecessor employer set forth in Appendix B by an Employee who was employed by the predecessor employer immediately prior to his or her employment by the Company.

(f) If the Company maintains the plan of a predecessor employer for purposes of Code Section 414(a), hours of service performed for such predecessor employer will be treated as Hours of Service performed for the Company.

(g) Hours of Service will be determined on the basis of actual hours for which an Employee is paid or entitled to payment; provided, however, that if actual hours worked cannot be determined, Hours of Service will be based on days worked, with an Employee being credited with ten Hours of Service for each day in which he or she performs at least one Hour of Service.

“Insurer” means a life insurance company licensed to do business in the state of Connecticut.

“Leased Employee” means the following:

(a) Subject to subsection (b), an individual who performs services for any member of the Affiliated Group (the “recipient”), other than as a common law employee of the recipient, if: (i) such services are provided pursuant to a written or oral agreement between the recipient and any other person (the “leasing organization”); (ii) the individual has performed such services on a substantially full-time basis for a period of at least one year; and (iii) such services are performed under primary direction or control by the recipient. An individual will be deemed to have performed services on a substantially full-time basis for a period of at least one year if the individual has performed during any twelve (12) consecutive month period: (A) at least 1,500 Hours of Service for the recipient; or (B) a number of Hours of Service which is at least 501 and which is at least equal to seventy-five percent (75%) of the median Hours of Service that are customarily performed by any employee of the recipient in the particular position in which such individual is performing services.

(b) An individual shall not be considered to be a Leased Employee if: (i) such individual participates in a money purchase pension plan providing: (A) a nonintegrated employer contribution at a rate not less than ten percent (10%) of the individual’s earnings, as defined in Section 9.1(b), (B) immediate participation, and (C) full and immediate vesting; and (ii) Leased Employees, determined without regard to this sentence, do not constitute more than twenty percent (20%) of the nonhighly compensated work force of the recipient.

(c) Contributions and benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient.

“Matching Contributions” means the matching contributions that the Company makes to the Trust Fund on behalf of a Participant pursuant to Article V. Safe Harbor Matching Contributions mean the Matching Contributions described in Section 5.2(d)(i)(B) and Section 5.2(d)(i)(C) that are attributable to Plan Years beginning on or after January 1, 2008 and prior to January 1, 2012.

“Matching Contributions Account” means the account maintained for each Participant reflecting the Matching Contributions attributable to the Participant, including net earnings and losses thereon.

“Nonelective Contributions” means the nonelective contributions that the Company made to the Trust Fund on behalf of a Participant pursuant to Article V during the period on and after January 1, 2007 and prior to March 1, 2009.

“Nonelective Contributions Account” means the account maintained for each Participant reflecting the Nonelective Contributions attributable to the Participant, including net earnings or losses thereon.

“Normal Retirement Date” means a Participant’s sixty-fifth (65th) birthday.

“Participant” means an Employee who is employed by the Company and who is eligible to participate in the Plan under Article III, but unless specifically provided otherwise, shall not include a Retired Participant, a Terminated Participant or a Disabled Participant. An Employee who is included in a unit of employees covered by a collective bargaining agreement with the Company with respect to which agreement retirement benefits were the subject of good faith negotiations shall not be eligible to become a Participant unless the collective bargaining agreement expressly provides otherwise. In addition, a Leased Employee shall not be eligible to become a Participant.

“Plan” means the Webster Bank Retirement Savings Plan as of its original effective date, including any amendments thereto. Prior to January 1, 2007, Plan meant the Webster Bank Employee Investment Plan.

“Plan Administrator” means the person, persons or entity designated by the board of directors of the Principal Company in accordance with Article XVIII. The Plan Administrator shall be a named fiduciary with respect to this Plan.

“Plan Year” means the twelve (12) consecutive month period ending on December 31 of each year. For the period prior to January 1, 2003, Plan Year meant the twelve (12) consecutive month period ending on December 30 of each year and the period beginning on December 31, 2002 and ending on December 31, 2002.

“Principal Company” means Webster Bank, National Association.

“Profit Sharing Contributions” mean the amounts contributed by the Company under Article V (other than contributions allocated to the Participant’s Matching Contributions Account, Nonelective Contributions Account and Transition Contributions Account).

“Profit Sharing Contributions Account” means the account maintained for each Participant reflecting the Profit Sharing Contributions attributable to the Participant, including net earnings or losses thereon.

“Regulation” means any rule or regulation promulgated under the Code by the Secretary of the Treasury or his delegate.

“Retired Participant” means a Participant who separates from service with the Company on or after Normal Retirement Date.

“Rollover Contributions” means the rollover contributions that an individual makes to the Trust Fund pursuant to Article VI.

“Rollover Account” means the account maintained for each Participant reflecting the Rollover Contributions attributable to the Participant, including net earnings and losses thereon.

“Separate Account” means the account representing the funds, including net earnings or losses thereon, segregated in accordance with this Plan for a Participant or a Retired Participant, Terminated Participant or Disabled Participant.

“Severance Date” means the earliest of:

(a) the date the Employee quits, retires under this Plan, dies or is discharged;

(b) the date twelve (12) months following any other absence from employment, except that any absence authorized by the Company shall not result in a Severance Date until the end of the term of such authorized absence; or

(c) the date twenty-four (24) months following the date of an Employee’s first absence from employment, in the case of an Employee who is absent from work for any period by reason of:

(i) the pregnancy of the Employee;

(ii) the birth of a child of the Employee;

(iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

(iv) the care of a child for a period beginning immediately following such birth or placement.

“Severance Period” means the period from the Severance Date to the date the Employee next performs an Hour of Service.

“Spouse” or “Surviving Spouse” means the spouse or surviving spouse of the Participant as defined for purposes of federal law; provided, however, that a former spouse will be treated as the Spouse or Surviving Spouse of a Participant to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

Notwithstanding anything else herein to the contrary, effective as of June 26, 2013, the terms “marriage”, “spouse”, “husband”, “wife”, and “husband and wife” (including all variations thereof), when applicable under the Plan, shall apply equally to both a Participant who is validly married to an individual of the opposite sex and to a Participant who is validly married to an individual of the same sex. A Participant is “validly married” for purposes of the Plan if he or she is validly married pursuant to the laws of any state or similar jurisdiction, regardless of the Participant’s state of domicile. A Participant is not validly married, nor do the terms “marriage” “spouse,” “husband,” “wife,” or “husband and wife” apply to a Participant, to the extent he or she has entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not otherwise treated as a marriage under the laws of such state.

“Suspense Account” means an account established to reflect advance contributions that the Company makes to the Plan or to hold any other Plan assets that are not allocated to Participants’ Accounts, including net earnings or losses thereon.

“Terminated Participant” means a Participant whose status as an Employee is terminated for reasons other than death, disability or retirement.

“Transition Contributions” means the contributions that the Company makes to the Trust Fund on behalf of a Participant pursuant to Article V.

“Transition Contributions Account” means the account maintained for each Participant reflecting the Transition Contributions attributable to the Participant, including net earnings and losses thereon.

“Trust Agreement” means the agreement entered into between the Principal Company and the Trustee.

“Trustee” means the corporation or individual selected by the Principal Company to serve as trustee under the Trust Agreement.

“Trust Fund” means all the assets held under the Trust Agreement.

“Valuation Date” means the last day of the Plan Year and the date of any distribution from the Plan.

“Vested Account” means the account maintained in accordance with Article XIV reflecting an Employee’s vested interest in the Company’s contributions made prior to a Severance Period, including net earnings or losses thereon.

“Vesting Service” means the period from an Employee’s Employment Commencement Date to his or her Severance Date. However:

(a) If an Employee shall incur a Severance Period of less than twelve (12) months and then be rehired, the Severance Period shall be ignored and he or she shall be credited with Vesting Service for the period from his or her original Employment Commencement Date to any subsequent Severance Date.

(b) If an Employee shall incur a Severance Period of twelve (12) months or longer and be rehired, Vesting Service shall be credited from the Employment Commencement Date which occurs after the Severance Period to any subsequent Severance Date. Vesting Service credited prior to the Severance Period shall be added to Vesting Service as so calculated in the following cases:

(i) if the Participant was entitled to a vested benefit on his or her Severance Date; or

(ii) if the Participant was not entitled to a vested benefit on his or her Severance Date and the Severance Period does not exceed five years.

(c) In determining whether an individual employed by the Company in a classification of employees eligible to participate in the Plan has satisfied any requirement that relates to Vesting Years for purposes of Article XIV, Vesting Years shall be credited for the following:

(i) the period during which such individual performs services as a Leased Employee;

(ii) the period during which such individual would have been a Leased Employee but for the failure to satisfy the requirements of subsection (a)(ii) of the definition herein of a “Leased Employee”;

(iii) the period during which such individual is a common law employee of a member of the Affiliated Group other than the Company; and

(iv) the period during which such individual performs services for the Company as a common law employee in a classification of such employees who are not eligible to participate in the Plan.

“Vesting Years” mean the period of an Employee’s Vesting Service, computed in terms of whole and fractional Vesting Years.

For Plan Years beginning prior to January 1, 2007, a Vesting Year meant a Plan Year in which an individual completed 1,000 or more Hours of Service. Notwithstanding anything else herein to the contrary, for Plan Years beginning on or after January 1, 2007, an individual’s Vesting Years shall equal the greater of: (a) the period of an Employee’s Vesting Service, computed in terms of whole and fractional Vesting Years; or (b) the number of Plan Years beginning prior to January 1, 2007 during which the individual completed 1,000 or more Hours of Service.

A R T I C L E  III

Employees Entitled to Participate

Section 3.1 (a) An Employee of the Company shall become a Participant as follows:

(i) with respect to eligibility to make Deferral Contributions pursuant to Article IV, an Employee of the Company shall become a Participant as soon as administratively feasible following the later of the Employee’s Employment Commencement Date and the date on which he or she reaches age twenty-one (21); and

(ii) with respect to eligibility to receive Company Contributions pursuant to Article V, an Employee of the Company shall become a Participant as soon as administratively feasible following the date on which the Employee attains age twenty-one (21) and completes one Year of Eligibility Service. For this purpose, a Year of Eligibility Service is determined by reference to the period from an Employee’s Employment Commencement Date to his or her Severance Date, and is computed in the same manner as Vesting Service.

(b) Notwithstanding the above, however, no Employee shall be eligible to participate in the Plan unless he or she is a Regular Employee.

For purposes of this subsection (b), a Regular Employee means an Employee: (i) who is either a full-time Employee normally scheduled to work thirty (30) or more hours per week or a part-time Employee normally scheduled to work twenty (20) or more hours but less than thirty (30) hours per week; and (ii) who is not classified as either a peak-time employee, a seasonal employee or a temporary employee; provided, however, that if a peak-time employee, a seasonal employee, a temporary employee, or a part-time employee normally scheduled to work less than twenty (20) hours per week performs at least 1,000 Hours of Service during the twelve (12) consecutive month period beginning on his or her Employment Commencement Date or during any Plan Year beginning subsequent thereto, such individual will be treated as a Regular Employee as soon as administratively feasible following the end of such twelve (12) consecutive month period or Plan Year.

(c) With respect to certain provisions of the Plan that related to eligibility to participate in the Plan and that were applicable prior to March 1, 2009:

(i) If an Employee was hired prior to March 1, 2009 and was not eligible to make Deferral Contributions to the Plan on February 28, 2009, such Employee became eligible to make Deferral Contributions pursuant to Article IV as soon as administratively feasible following the later of March 1, 2009 and the date on which he or she reached age twenty-one (21).

If an Employee was hired prior to March 1, 2009 and was not eligible to receive Company Contributions on February 28, 2009, such Employee became eligible to receive Company Contributions as soon as administratively feasible following the date on which the Employee attained age twenty-one (21) and the end of the ninety (90) day period commencing on the Employee’s Employment Commencement Date.

(ii) For the period on and after September 1, 2004 and prior to March 1, 2009, an Employee of the Company became a Participant on the Eligibility Date next following the date on which the Employee attained age twenty-one (21) and the end of the ninety (90) day period commencing on the Employee’s Employment Commencement Date (or as soon thereafter as was administratively feasible); provided, however, that no Employee was eligible to participate in the Plan on or after January 1, 2007 unless he or she was a Regular Employee or was a Participant in the Plan on December 31, 2006. For purposes of this subsection (c)(ii), a Regular Employee meant an Employee: (A) who was either a full-time Employee normally scheduled to work thirty (30) or more hours per week or a part-time Employee normally scheduled to work twenty (20) or more hours but less than thirty (30) hours per week; and (B) who was not classified as either a peak-time employee, a seasonal employee or a temporary employee; provided, however, that if a peak-time employee, a seasonal employee, a temporary employee, or a part-time employee normally scheduled to work less than twenty (20) hours per week performed at least 1,000 Hours of Service during the twelve (12) consecutive month period beginning on his or her Employment Commencement Date or during any Plan Year beginning subsequent thereto, such individual was treated as a Regular Employee as soon as administratively feasible following the end of such twelve (12) consecutive month period or Plan Year.

(iii) For the period prior to September 1, 2004, an Employee of the Company became a Participant on the Eligibility Date next following the date on which the Employee attained age twenty-one (21) and the end of the twelve (12) consecutive month period commencing on the Employee’s Employment Commencement Date if the Employee was credited with at least 1,000 Hours of Service during that period (or as soon thereafter as was administratively feasible). With respect to an Employee of the Company who failed to complete 1,000 Hours of Service during the twelve (12) consecutive month period commencing on the Employee’s Employment Commencement Date, such Employee became a Participant on the Eligibility Date next following the date on which the Employee attained age twenty-one (21) and the end of a Plan Year during which the Employee was credited with at least 1,000 Hours of Service (or as soon thereafter as was administratively feasible).

Section 3.2 (a) The eligibility of a Participant who incurs a Severance Period and subsequently becomes an Employee shall be determined as follows:

(i) A Participant who had a vested interest in a Deferral Contributions Account, a Matching Contributions Account, a Nonelective Contributions Account, a Transition Contributions Account, or a Profit Sharing Contributions Account before incurring the Severance Period shall again become a Participant on the date as of which such individual again becomes an Employee.

(ii) A Participant who did not have a vested interest in a Deferral Contributions Account, a Matching Contributions Account, a Nonelective Contributions Account, a Transition Contributions Account, or a Profit Sharing Contributions Account before incurring the Severance Period shall again become a Participant on the date as of which such individual again becomes an Employee, provided that the number of consecutive one year Severance Periods either (A) is less than five or (B) does not exceed the aggregate number of Vesting Years prior to the one year Severance Period.

(iii) The eligibility hereunder of a Participant who did not have a vested interest in a Deferral Contributions Account, a Matching Contributions Account, a Nonelective Contributions Account, a Transition Contributions Account, or a Profit Sharing Contributions Account before incurring the Severance Period and whose consecutive one year Severance Periods equal or exceed (A) five and (B) the aggregate number of Vesting Years prior to the Severance Period shall be determined in accordance with Section 3.1 but without regard to any service performed prior to the Severance Period.

(b) An Employee who has not become a Participant, who incurs a severance from employment, and who becomes an Employee again before incurring a one year Severance Period shall be credited with eligibility service for the period from his or her original Employment Commencement Date. However, the eligibility hereunder of an Employee who has not become a Participant and who incurs a one year Severance Period shall be determined in accordance with Section 3.1 without regard to any service prior to such one year Severance Period.

A R T I C L E  IV

Deferral Contributions

Section 4.1 In no event may any contributions be made pursuant to this Article IV prior to the later of the adoption date or effective date of appropriate Plan provisions permitting such contributions, nor may any such contributions be based on Compensation that was actually or constructively received prior to the later of the adoption date or the effective date of such Plan provisions. Any contributions made by the Company in accordance with this Article IV shall be subject to the provisions of Article VIII (Limitations on Contributions) and Article IX (Limitations on Annual Additions).

Section 4.2 (a) Each Participant may elect to have a specified whole percentage not to exceed twenty-five percent (25%) or a specified dollar amount (as permitted by the Plan Administrator) of the Compensation payable to such Participant for a Plan Year contributed to the Plan as Deferral Contributions. Deferral Contributions shall be made in addition to any Company contributions under Article V. Deferral Contributions elected under this Section 4.2 shall be made by means of payroll deductions. A Participant’s election to make Deferral Contributions shall apply on a prospective basis only, and shall remain in effect until it is modified or discontinued pursuant to Section 4.4.

Notwithstanding the preceding provisions of this subsection (a), in order to ensure that the requirements of Section 8.2 and Section 8.3 of the Plan will be satisfied, the Plan Administrator may, in its discretion, limit on a prospective basis the Deferral Contributions of the group of Participants who are Highly Compensated Employees to a lesser percentage of Compensation, or may suspend the Deferral Contributions of the group of Participants who are Highly Compensated Employees. The Plan Administrator shall communicate such lesser percentage or suspension to such group of Participants.

(b) (i) Notwithstanding the provisions of subsection (a), a Participant or reemployed Participant who does not make an affirmative election concerning whether or not to have the Company make Deferral Contributions to the Plan on his or her behalf is deemed to have elected to have the Company make Deferral Contributions equal to a uniform percentage of his or her Compensation as specified in subsection (b)(ii). Deferral Contributions under the automatic contribution provisions of this subsection (b) must begin as soon as administratively feasible after the ninetieth (90th) day following the date on which the Participant becomes eligible to make Deferral Contributions.

(ii) For purposes of the automatic contribution provisions of this subsection (b), the uniform percentage of the Participant’s Compensation to be contributed to the Plan as Deferral Contributions equals three percent (3%) (or, if greater, the uniform percentage in effect for such Participant on January 1, 2012).

(iii) A Participant subject to the provisions of this subsection (b) may make an affirmative election at any time to alter the amount of his or her Deferral Contributions or to discontinue his or her Deferral Contributions in accordance with the provisions of Section 4.4.

(c) Not less than thirty (30) nor more than ninety (90) days before the beginning of each Plan Year, the Plan Administrator shall give to each Employee notice of the automatic contribution provisions of subsection (b). If an Employee becomes eligible to make Deferral Contributions after the ninetieth (90th) day before the beginning of the Plan Year, the Plan Administrator shall give the notice to the Employee not more than ninety (90) days before the Employee becomes eligible to make Deferral Contributions and no later than the date that gives the Employee a reasonable period of time after receipt of the notice to elect not to have Deferral Contributions made on the Employee’s behalf (or to have such Deferral Contributions made at a percentage other than the uniform percentage specified in subsection (b)(ii)) and to elect the investment option in which such Deferral Contributions will be invested.

The notice required by this subsection (c) shall be sufficiently accurate and comprehensive to apprise the Employee of his or her rights and obligations under this Section 4.2, and shall be written in a manner calculated to be understood by the average Employee to whom this Section 4.2 applies. A notice shall not be treated as meeting the requirements of this subsection (c) with respect to an Employee unless: (i) the notice describes the uniform percentage of Compensation that will be contributed to the Plan as Deferral Contributions on the Employee’s behalf if the Employee does not make an affirmative election; (ii) the notice includes an explanation of the Employee’s right to elect not to have Deferral Contributions made on the Employee’s behalf at the uniform percentage (or to elect to have such Deferral Contributions made at a percentage other than the uniform percentage), including the procedure for exercising such right and the time for the implementation of any such election; (iii) the notice explains how Deferral Contributions made under this Section 4.2 will be invested in the absence of any investment election by the Employee; and (iv) the notice explains the Employee’s right to elect a withdrawal pursuant to subsection (d) and the procedures to elect such a withdrawal.

(d) If a Participant is subject to the automatic contribution provisions of subsection (b), the Participant can elect to receive a withdrawal equal to the amount of Deferral Contributions made on behalf of the Participant with respect to the first payroll period to which the automatic contribution provisions of subsection (b) applied to the Participant and with respect to each succeeding payroll period beginning before the effective date of the election to receive the withdrawal (along with all earnings attributable thereto). However, the withdrawal election must be made no later than ninety (90) days after the date on which the first Deferral Contributions under the automatic contribution provisions of subsection (b) are made with respect to the Participant. In addition, the withdrawal must occur no later than the earlier of the pay date for the second payroll period that begins after the date of the withdrawal election or the first pay date that occurs at least thirty (30) days after the withdrawal election is made.

A withdrawal described in this subsection (d) shall not be taken into account for purposes of Section 4.5 or Article VIII.

(e) A Participant’s Deferral Contributions must be paid by the Company to the Trustee and must be credited to the Participant’s Deferral Contributions Account as soon as reasonably practicable, but not later than the fifteenth business day of the month following the month in which such Deferral Contributions are withheld.

(f) Notwithstanding anything in subsection (a), subsection (b), subsection (c), subsection (d) or subsection (e) to the contrary:

(i) Participants who were Highly Compensated Employees as of the beginning of a Plan Year could not elect to have Deferral Contributions contributed to the Plan on their behalf in an amount greater than: (A) nine percent (9%) of their Compensation during the period on and after September 1, 2004 and prior to January 1, 2008; and (B) eight percent (8%) of their Compensation during the period on and after October 1, 2002 and prior to September 1, 2004.

(ii) Participants could not elect to have Deferral Contributions contributed to the Plan on their behalf in an amount greater than: (A) twenty percent (20%) of their Compensation during the period on and after January 1, 2003 and prior to September 1, 2004; (B) fifteen percent (15%) of their Compensation during the period on and after January 17, 2002 and prior to January 1, 2003; and (C) ten percent (10%) of their Compensation during the period prior to January 17, 2002.

(iii) The automatic contribution provisions of subsection (b) became effective as of January 1, 2007. With respect to the automatic contribution provisions of subsection (b):

(A) If a Participant was employed on December 31, 2006 and did not affirmatively elect to make Deferral Contributions under subsection (a) prior to January 1, 2008, the automatic contribution provisions became effective as of January 1, 2008.

If a Participant was first employed or was rehired by the Company on or after January 1, 2007 and prior to March 1, 2009, the automatic contribution provisions became effective as of the date the Participant became eligible to participate in the Plan pursuant to Section 3.1(a)(ii) or Section 3.2; provided, however, if an Employee was hired or rehired prior to March 1, 2009 and was not eligible to make Deferral Contributions on February 28, 2009, such automatic Deferral Contributions did not commence until ninety (90) days after his or her Employment Commencement Date.

(B) Deferral Contributions under the automatic contribution provisions of subsection (b) had to begin as follows:

(I) for the period on and after January 1, 2007 and prior to March 1, 2009, on the eligibility date;

(II) for the period on and after March 1, 2009 and prior to January 1, 2010, on the ninetieth (90th) day following the eligibility date; and

(III) for Plan Years beginning on or after January 1, 2010 and prior to January 1, 2013, no later than the earlier of: (1) the pay date for the second payroll period that began after the date the notice in subsection (c) was provided; or (2) the first pay date that occurred at least thirty (30) days after the notice in subsection (c) was provided.

(C) The uniform percentage of the Participant’s Compensation to be contributed to the Plan as Deferral Contributions under the automatic contribution provisions of subsection (b) equaled the following:

(I) for the period on and after January 1, 2007 and prior to January 1, 2012, three percent (3%); and

(II) for the period on and after January 1, 2008 and prior to January 1, 2012, the Deferral Contributions percentage increased by one percent (1%) commencing on the first pay date of the first April following the Plan Year in which the first Deferral Contributions were made under subsection (b), and on the first pay date of each subsequent April, until the Deferral Contributions percentage equaled six percent (6%).

(iv) The provisions of subsection (d) relating to the withdrawal of Deferral Contributions by a Participant who opts out of the automatic contribution provisions of subsection (b) within ninety (90) days of the date on which the Participant’s first Deferral Contributions are made are effective for Plan Years beginning on or after January 1, 2008.

Section 4.3 (a) If a Participant will reach age fifty (50) by the end of a taxable year, the Participant may elect to have a specified whole percentage or dollar amount (as permitted by the Plan Administrator) of the Compensation payable to such Participant for the calendar year contributed to the Plan as Catch-up Contributions. Catch-up Contributions shall be made in addition to any Deferral Contributions made to the Plan pursuant to Section 4.2, and shall not be subject to any otherwise applicable limits that apply to Company contributions under the Plan (including the dollar limitation and any percentage limitation applicable to Deferral Contributions under Article IV, the limits on deductible contributions under Article V, the limits on Deferral Contributions resulting from the nondiscrimination tests under Article VIII, and the limits on annual additions under Article IX). Catch-up Contributions elected under this Section 4.3 shall be made by means of payroll deductions.

(b) A Participant’s Catch-up Contributions must be paid by the Company to the Trustee and must be credited to the Participant’s Catch-up Contributions Account as soon as reasonably practicable, but not later than the fifteenth business day of the month following the month in which such Catch-up Contributions are withheld.

(c) Catch-up Contributions shall be treated as Deferral Contributions for all purposes of the Plan; provided, however, that Catch-up Contributions shall not be treated as Deferral Contributions: (i) for purposes of this Article IV; or (ii) for purposes of performing the nondiscrimination test that is applicable to elective contributions set forth in Article VIII; or (iii) for purposes of applying the limitations on annual additions set forth in Article IX ; or (iv) for purposes of determining the amount of the Company’s Matching Contributions that are allocable to the Matching Contributions Account of any Participant under Article V.

Section 4.4 (a) A Participant may start, modify or discontinue payroll deductions of Deferral Contributions and Catch-up Contributions by filing a written notice with the Plan Administrator in accordance with procedures established by the Plan Administrator. Such procedures shall specify a reasonable period of time occurring at least once each Plan Year during which a Participant can elect to start, modify or discontinue payroll deductions of Deferral Contributions.

(b) Notwithstanding anything in subsection (a) to the contrary:

(i) For the period prior to November 1, 2003: (A) any written notice to start payroll deductions was effective as of the Participant’s Eligibility Date or as of the following January 1, April 1, July 1 or October 1 (whichever occurred first); and (B) any written notice to modify or discontinue payroll deductions was effective as of the following January 1, April 1, July 1 or October 1 (whichever occurred first).

(ii) For the period on and after January 1, 2008 and prior to January 1, 2012, such procedures gave each Participant the opportunity to make an election to start, modify or discontinue payroll deductions of Deferral Contributions during the period of time that began on the date on which the safe harbor notice described in Section 5.2(d)(ii) was provided to Participants and that continued for not less than thirty (30) days thereafter.

Section 4.5 (a) The aggregate amount of a Participant’s Deferral Contributions and elective contributions under any other plan maintained by a member of the Affiliated Group, to the extent such contributions are not includible in gross income for such calendar year by reason of Code Section 402(e)(3), shall not exceed $18,000. For calendar years beginning after December 31, 2015, the $18,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Section 402(g)(4) of the Code. Any such adjustments will be in multiples of $500.

(b) For purposes of this Section 4.5, the term “elective contributions” means Deferral Contributions and any other contributions (other than catch-up contributions described in Section 414(v) of the Code) made by a member of the Affiliated Group as a result of a Participant’s election pursuant to an arrangement under which the Participant may elect to have the employer contribute an amount to a qualified retirement plan or to receive an amount in cash or in the form of some other taxable benefit, and the term “excess elective contributions” means elective contributions in excess of the limitation set forth in subsection (a).

(c) If the limitation set forth in subsection (a) is exceeded for any calendar year by reason of a Participant’s Deferral Contributions and elective contributions made under any other plan maintained by a member of the Affiliated Group, the Company shall notify the Plan Administrator of the amount of such Participant’s excess elective contributions attributable to the Plan. Such amount shall be distributed to the Participant on or before April 15 of the calendar year following the calendar year in which such elective contributions were made. The amount so distributed shall include earnings or losses on the excess elective contributions attributable to the Plan, computed under subsection (g).

(d) If a Participant’s Deferral Contributions and elective contributions made under a plan maintained by an employer other than a member of the Affiliated Group exceed the amount described in subsection (a), the Participant may notify the Plan Administrator of the amount of the excess elective contributions made under the Plan and each other plan maintained by a member of the Affiliated Group. Any notification under this subsection (d) must be made no later than March 1 of the calendar year following the calendar year in which such excess elective contributions were made. Upon receipt of such notification, the Plan Administrator shall direct the Trustee to distribute to such Participant the portion of such excess elective contributions attributable to the Plan no later than the April 15 next following receipt of such notification. The amount so distributed shall include earnings or losses on the excess elective contributions attributable to the Plan, computed under subsection (g).

(e) For purposes of calculating a Participant’s excess elective contributions, Deferral Contributions previously distributed or (if permitted) recharacterized under Article VIII with respect to the Participant for the Plan Year beginning with or within the calendar year in which such contributions were made shall not be taken into account. In no event shall the amount of excess elective contributions distributed under this Section 4.5 with respect to a calendar year exceed the amount of Deferral Contributions made to the Plan in such year.

(f) Excess elective contributions may be distributed during the calendar year in which such contributions were made or during the following calendar year, but in no event later than April 15 of such following calendar year. If a distribution is to be made in the calendar year in which the excess elective contributions were made:

(i) the Participant and the Plan must designate the distribution as a distribution of excess elective contributions, and

(ii) the distribution must be made after the date on which the Plan received the excess elective contributions.

(g) (i) For calendar years beginning on and after January 1, 2006 and prior to January 1, 2008, the earnings or losses to be distributed under subsection (c) or subsection (d) were the sum of: (A) the earnings or losses for the calendar year in which the excess elective contributions were made, computed under subsection (g)(ii); and (B) the earnings or losses for the period from the end of such calendar year to the date of distribution (the “gap period”), computed under subsection (g)(iii). For calendar years beginning prior to January 1, 2006, gap period earnings could be excluded in the discretion of the Plan Administrator. For calendar years beginning on or after January 1, 2008, gap period earnings must be excluded.

(ii) The earnings or losses for the calendar year in which the excess elective contributions were made shall be determined by multiplying:

(A) the net earnings or losses of the Trust Fund for such year allocable to the Participant’s Deferral Contributions Account, by

(B) a fraction, the numerator of which is the amount to be distributed under subsection (c) or subsection (d), and the denominator of which is the sum of (1) the amount allocated to such Participant’s Deferral Contributions Account as of the beginning of such calendar year and (2) the Participant’s Deferral Contributions for such calendar year.

(iii) The earnings or losses for the gap period shall be calculated by including in subsection (g)(ii)(A) the earnings or losses for the gap period and in subsection (g)(ii)(B)(2) the Participant’s Deferral Contributions for the gap period. However, at the discretion of the Plan Administrator, gap period earnings or losses may be deemed to be equal to ten percent (10%) of the earnings or losses calculated under subsection (g)(ii) for the preceding calendar year multiplied by the number of calendar months that have elapsed since the end of such year. If a distribution is made after the fifteenth (15th) day of a month, such month shall be treated as having elapsed for purposes of the preceding sentence. If a distribution is made on or before the fifteenth (15th) day of a month, such month shall be disregarded.

Section 4.6 (a) The aggregate amount of a Participant’s Catch-up Contributions under the Plan, catch-up contributions (as described in Section 414(v) of the Code) under any other plan maintained by a member of the Affiliated Group, and catch-up contributions (as described in Code Section 414(v)) under any plan maintained by an employer other than a member of the Affiliated Group, shall not exceed $6,000. For calendar years beginning after December 31, 2015, the $6,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Section 414(v)(2)(C) of the Code. Any such adjustments will be in multiples of $500.

(b) If the limitation set forth in subsection (a) is exceeded for any calendar year, such excess shall be treated as excess elective contributions and shall be subject to the provisions of Section 4.5.

Section 4.7 (a) Except as provided in this Article IV, amounts attributable to Deferral Contributions under Section 4.2, Catch-up Contributions under Section 4.3, and Safe Harbor Matching Contributions under Section 5.2(d)(i)(B) and Section 5.2(d)(i)(C) shall not be distributed from the Plan earlier than upon the occurrence of one of the following events:

(i) the retirement, death, disability or severance from employment with the Company of the Participant upon whose behalf such Deferral Contributions, Catch-up Contributions and Safe Harbor Matching Contributions were made;

(ii) the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan or a simplified employee pension);

(v) the attainment by the Participant of age fifty-nine and one-half (59-1/2);

(iv) subject to subsection (b), the hardship of the Participant; or

(v) the Participant’s call to active duty after September 11, 2001 because of the Participant’s status as a member of a reserve component for a period of at least one hundred eighty (180) days or for an indefinite period (a “qualified reservist distribution”).

(b) Notwithstanding subsection (a), income attributable to Deferral Contributions and Catch-up Contributions, amounts treated as elective contributions in order to satisfy the actual deferral percentage test or the actual contribution percentage test, and income attributable to such amounts may not be distributed on account of the Participant’s hardship unless allocated to the Participant’s Deferral Contributions Account as of a date no later than the last Plan Year ending before July 1, 1989. In addition, notwithstanding subsection (a), Safe Harbor Matching Contributions under Section 5.2(d)(i)(B) and Section 5.2(d)(i)(C) and income attributable to such contributions may not be distributed on account of a Participant’s hardship.

(c) Subsection (a)(ii) shall apply to a Participant only if such Participant receives a lump sum distribution (as defined in Code Section 402(e)(4)(D) without regard to Code Sections 402(e)(4)(D)(i)(I)-(IV)) by reason of the event described therein.

(d) Safe Harbor Matching Contributions under Section 5.2(d)(i)(B) and Section 5.2(d)(i)(C) that are attributable to Plan Years beginning on or after January 1, 2008 and prior to January 1, 2012 shall be subject to the two year cliff vesting provisions of Section 14.2(b)(i)(A) and shall be subject to the distribution limitations of this Section 4.7.

Matching Contributions under Section 5.2(a) and Section 5.2(d)(i)(A), and Matching Contributions under Section 5.2(d)(i)(D)(I) and Section 5.2(d)(i)(D)(II)(2) that are attributable to Participants who were first hired or rehired during the Plan Year beginning on January 1, 2007, shall be subject to the two year cliff vesting provisions of Section 14.2(b)(i)(A).

With respect to Employees whose Employment Commencement Date is on or after September 1, 2004, Matching Contributions made under Section 5.2(d)(i)(D)(II)(1), Section 5.2(d)(i)(D)(III) and Section 5.2(d)(i)(E) shall be subject to the three year cliff vesting provisions of Section 14.2(b)(i)(B)(II).

With respect to Employees whose Employment Commencement Date was prior to September 1, 2004, Matching Contributions made under Section 5.2(d)(i)(D)(II)(1), Section 5.2(d)(i)(D)(III), Section 5.2(d)(i)(E) and Section 5.2(d)(i)(F) shall be immediately nonforfeitable in accordance with the provisions of Section 14.2(b)(i)(B)(I).

(e) The restrictions imposed by subsection (a) shall continue to apply to Deferral Contributions (including amounts treated as elective contributions), Catch-up Contributions under Section 4.3, and Safe Harbor Matching Contributions under Section 5.2(d)(i)(B) and Section 5.2(d)(i)(C) after their transfer to another qualified plan, unless such contributions could have been distributed at the time of such transfer and such transfer is an elective transfer.

A R T I C L E  V

Company Contributions

Section 5.1 The Plan Administrator shall maintain an Account in the name of each Participant. In addition, as of each Anniversary Date, the Plan Administrator shall compile a list of all Participants for the Plan Year, which shall include the amount of such Participants’ Compensation for such Plan Year. The Plan Administrator shall allocate to the Account of each Participant the Company contributions determined under this Article V, subject to the limits of Article IX.

Section 5.2(a) Subject to the provisions of the Plan and the Trust Agreement, the Company shall make Matching Contributions on behalf of each Participant who makes Deferral Contributions under Article IV. Such Matching Contributions shall equal one hundred percent (100%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions do not exceed two percent (2%) of Compensation, plus fifty percent (50%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions exceed two percent (2%) but do not exceed eight percent (8%) of Compensation.

(b) The Plan Administrator shall allocate the Matching Contributions as of each pay date to the Matching Contributions Accounts of each Participant who makes Deferral Contributions, based on the Participant’s Deferral Contributions and Compensation for the pay period attributable to such pay date. The Company shall pay the Matching Contributions to the Trustee within a reasonable period of time following each pay date.

As of the last day of each Plan Year (or within an administratively reasonable period of time thereafter), the Company shall pay to the Trustee a “true-up” Matching Contribution for each Participant in an amount equal to the excess (if any) of (i) the Matching Contributions calculated on the basis of the Participant’s total Deferral Contributions and Compensation for the Plan Year; over (ii) the aggregate Matching Contributions that were actually paid to the Trustee with respect to the Participant for each pay date during the Plan Year.

(c) Matching Contributions made under this Section 5.2 shall be subject to the vesting provisions of Section 14.2(b)(i); provided, however, that, as of the last day of each Plan Year any portion of the Matching Contributions made for such Plan Year that is attributable to Deferral Contributions distributed under Section 4.5(c), Section 4.5(d) or Article VIII shall be forfeited and applied in accordance with Section 5.6.

(d) Notwithstanding anything in subsection (a), subsection (b) or subsection (c) to the contrary:

(i) Prior to February 1, 2012, the Company made the following Matching Contributions on behalf of each Participant who made Deferral Contributions under Article IV:

(A) for the period on and after January 1, 2012 and prior to February 1, 2012, such Matching Contributions equaled one hundred percent (100%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions did not exceed five percent (5%) of Compensation;

(B) for the period on and after March 1, 2009 and prior to January 1, 2012, such Matching Contributions equaled one hundred percent (100%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions did not exceed five percent (5%) of Compensation;

(C) for the period on and after January 1, 2008 and prior to March 1, 2009, such Matching Contributions equaled: (I) one hundred percent (100%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions did not exceed two percent (2%) of the Participant’s Compensation; plus (B) fifty percent (50%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions exceeded two percent (2%) but did not exceed six percent (6%) of the Participant’s Compensation;

(D) for the period on and after January 1, 2007 and prior to January 1, 2008, such Matching Contributions equaled:

(I) for Participants who were first employed by the Company on or after January 1, 2007: (1) one hundred percent (100%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions did not exceed two percent (2%) of the Participant’s Compensation; plus (2) fifty percent (50%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions exceeded two percent (2%) but did not exceed six percent (6%) of the Participant’s Compensation; and

(II) for Participants who were reemployed by the Company on or after January 1, 2007 and prior to January 1, 2008:

(1) for the period from January 1, 2007 through March 31, 2007: (a) one hundred percent (100%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions did not exceed two percent (2%) of the Participant’s Compensation; plus (b) fifty percent (50%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions exceeded two percent (2%) but did not exceed eight percent (8%) of the Participant’s Compensation; and

(2) for the period from April 1, 2007 through December 31, 2007: (a) one hundred percent (100%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions did not exceed two percent (2%) of the Participant’s

Compensation; plus (b) fifty percent (50%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions exceeded two percent (2%) but did not exceed six percent (6%) of the Participant’s Compensation; and

(III) for all other Participants: (1) one hundred percent (100%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions did not exceed two percent (2%) of the Participant’s Compensation; plus (2) fifty percent (50%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions exceeded two percent (2%) but did not exceed eight percent (8%) of the Participant’s Compensation;

(E) for the period on and after September 1, 2004 and prior to January 1, 2007, such Matching Contributions equaled: (I) one hundred percent (100%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions did not exceed two percent (2%) of the Participant’s Compensation; plus (II) fifty percent (50%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions exceeded two percent (2%) but did not exceed eight percent (8%) of the Participant’s Compensation; and

(F) for the period prior to September 1, 2004, such Matching Contributions equaled fifty percent (50%) of each Participant’s Deferral Contributions to the extent such Deferral Contributions did not exceed six percent (6%) of the Participant’s Compensation.

(ii) For Plan Years beginning on or after January 1, 2008 and prior to January 1, 2012, the Plan Administrator provided a safe harbor notice to each Participant not less than thirty (30) nor more than ninety (90) days prior to the beginning of each Plan Year (or, in the case of a newly-eligible Participant, not more than ninety (90) days before the Participant’s Eligibility Date and not later than the Participant’s Eligibility Date). The safe harbor notice was sufficiently accurate and comprehensive to inform the Participant of the Participant’s rights and obligations under the Plan, and was written in a manner calculated to be understood by the average Participant. The notice described: (A) the safe harbor contributions to be made to the Plan; (B) any other contributions to the Plan or another plan on account of the Participant’s elective contributions or employee contributions to the Plan; (C) the type and amount of compensation that could be deferred under the Plan; (D) how to make elective contributions to the Plan, including any administrative requirements that applied to such elections; (E) the periods during which a Participant could elect to make elective contributions; (F) the Plan’s withdrawal and vesting provisions; and (G) information about how to obtain additional information concerning the Plan.

(iii) The true-up provisions of subsection (b) are effective for Plan Years ending on or after December 31, 2004.

Section 5.3 (a) The Company shall not make Nonelective Contributions to any Participants.

(b) Notwithstanding anything in subsection (a) to the contrary:

(i) For the period on and after January 1, 2008 and prior to March 1, 2009, the Company made Nonelective Contributions for each eligible Participant in an amount equal to two percent (2%) of such Participant’s Compensation.

(ii) For the Plan Year beginning on January 1, 2007, the Company made Nonelective Contributions for each eligible Participant who was first employed by the Company on or after January 1, 2007 in an amount equal to two percent (2%) of such Participant’s Compensation.

(iii) For the Plan Year beginning on January 1, 2007, the Company made Nonelective Contributions for those eligible Participants who were reemployed by the Company on or after January 1, 2007 in an amount equal to two percent (2%) of such Participant’s Compensation; provided, however, that such Nonelective Contributions did not commence prior to April 1, 2007 and were not based on Compensation earned prior to April 1, 2007.

(iv) Nonelective Contributions were allocated as of each pay date based on the Participant’s Compensation for the pay period attributable to such pay date, and were paid to the Trustee within a reasonable period of time following such pay date. A Participant was eligible to receive an allocation of Nonelective Contributions as of a pay date whether or not he or she made Deferral Contributions for the pay period attributable to such pay date.

Section 5.4 (a) The Company shall make Transition Contributions for those eligible Participants who were employed by the Company on the close of business on December 31, 2006 and who were active participants in the Webster Bank Pension Plan on December 31, 2007. Only a Participant who was employed by the Company on the close of business on December 31, 2006 and who was an active participant in the Webster Bank Pension Plan on December 31, 2007 are eligible to receive an allocation of Transition Contributions under this Section 5.4. Any Employee who is first employed by the Company (or is reemployed by the Company) on or after January 1, 2007 is not eligible to receive an allocation of Transition Contributions under this Section 5.4.

(b) As of each pay date, the Plan Administrator shall allocate to the Transition Contributions Account of each eligible Participant described in subsection (a) Transition Contributions equal to the following percentage of such Participant’s Compensation for the pay period attributable to such pay date:

Age as of January 1, 2008	Percentage of Compensation
Less than 35	0%
35, but less than 40	1%
40, but less than 45	2%
45, but less than 50	4%
50, but less than 55	5%
55 or greater	6%

(c) Transition Contributions shall be allocated as of each pay date based on the Participant’s Compensation for the pay period attributable to such pay date, and shall be paid to the Trustee within a reasonable period of time following such pay date. A Participant is eligible to receive an allocation of Transition Contributions as of a pay date whether or not he or she makes Deferral Contributions for the pay period attributable to such pay date.

(d) Notwithstanding anything in subsection (a), subsection (b) or subsection (c) to the contrary, Transition Contributions shall be made only with respect to Plan Years beginning on or after January 1, 2008. No Transition Contributions were made for any Plan Years beginning prior to January 1, 2008.

Section 5.5 (a) For any Plan Year, the Company may make such Profit Sharing Contributions as the board of directors of the Company may direct, in addition to any Matching Contributions made under Section 5.2, Nonelective Contributions made under Section 5.3, and Transition Contributions made under Section 5.4.

(b) The Participants eligible for an allocation of the Company’s Profit Sharing Contributions under subsection (a) shall be:

(i) each Participant who completes at least 1,000 Hours of Service during the Plan Year, who has Employment Status on the Anniversary Date, and who is employed on the Anniversary Date in a position that is below the level of senior vice president; and

(ii) each Participant who has died or become a Retired Participant or Disabled Participant during the Plan Year and who is employed on the date of his or her termination of employment in a position that is below the level of senior vice president.

(c) As of each Anniversary Date, the Plan Administrator shall allocate the Company’s Profit Sharing Contributions under subsection (a) (if any) to the Profit Sharing Contributions Account of each eligible Participant described in subsection (b) proportionately in accordance with the ratio which the Compensation of each such Participant bears to the aggregate Compensation of all such Participants.

(d) Profit Sharing Contributions may be made as of the applicable Anniversary Date, and shall be paid to the Trustee within the time allowed by the Code for tax deductible contributions. The Company may make such Profit Sharing Contributions during any Plan Year in advance of the Anniversary Date. Such advance contributions shall be held in the Suspense Account and shall be invested by the Trustee in accordance with the Trust Agreement. When such Profit Sharing Contributions for the particular Plan Year are allocated, such advance contributions, and the net earnings or losses thereon, shall be allocated under subsection (b) and subsection (c).

Section 5.6 The Matching Contributions required by Section 5.2 shall be reduced as soon as possible by amounts forfeited from a Matching Contributions Account, a Nonelective Contributions Account, a Transition Contributions Account, or a Profit Sharing Contributions Account under the Plan.

Section 5.7 In addition to contributions made under this Article V, the Company shall make any contributions necessary to restore to a Participant’s Accounts any amount previously forfeited by an individual described in Section 14.6 or Section 15.9. Contributions made under this Section 5.7 are taken into account in applying the limits on deductions set forth in Section 404 of the Code.

Section 5.8 (a) Company contributions made under this Article V are subject to the limits on deductions set forth in Section 404 of the Code. Subject to the requirements contained in Section 404 of the Code, the deductible amount of the Company’s contributions made under this Article V cannot exceed: (i) twenty-five percent (25%) of the aggregate annual gross compensation paid or accrued by the Company, for the fiscal year for which the contributions are made, to or for all Participants and all participants under any other qualified defined contribution and defined benefit retirement plans for which a deduction is allowed under Section 404 of the Code (including all payments reportable for federal income tax purposes); less (ii) the Company’s contributions to such other qualified plans.

(b) The annual gross compensation taken into account under subsection (a) for any Participant shall not exceed $265,000, as adjusted under Section 401(a)(17) of the Code for calendar years beginning after December 31, 2015.

(c) The annual gross compensation taken into account under subsection (a) for any Participant shall include amounts treated as “earnings”, as defined in Section 9.1(b).

(d) Elective deferrals (as defined in Section 402(g)(3) of the Code) shall not be subject to the limitation set forth in subsection (a), and shall not be treated as Company contributions for purposes of applying such limitation to any other contributions.

Section 5.9 (a) If, for any Plan Year, the Plan would fail to satisfy the requirements of the ratio percentage test under Code Section 410(b)(1)(A) or (B), notwithstanding this Article V, an additional allocation shall be made to such number of individuals described in subsection (b) as may be necessary to satisfy the ratio percentage test under Code Section 410(b)(1)(A) or (B) for such Plan Year.

(b) The individuals described in this subsection (b) are those individuals not otherwise entitled to an allocation under Article V who are either: (i) Participants; or (ii) Terminated Participants with Employment Status on any day during the Plan Year; provided, however, that the individuals eligible to share in the additional allocation shall include only the minimum number of such Participants as are necessary to satisfy the requirements of the ratio percentage test under Code Section 410(b).

(c) The additional allocation under subsection (a) will be calculated as of the last day of the Plan Year, and the Participants described in subsection (b) who will receive an allocation under subsection (a) will be determined in the following order:

(i) first, to Participants, beginning with the Participant with the largest number of Hours of Service during the Plan Year and continuing in descending order until the requirements of the ratio percentage test under Code Section 410(b) are met or all such Participants have received an allocation; and then

(ii) to Terminated Participants, beginning with the Terminated Participant with the largest number of Hours of Service during the Plan Year and continuing in descending order until the requirements of the ratio percentage test under Code Section 410(b) are met or all such Participants have received an allocation.

(d) The Company shall make any contribution to the Trust Fund that is required in order to make the additional allocation described in this Section 5.9 no later than the fifteenth day of the tenth month following the close of the Plan Year.

A R T I C L E  VI

Rollover Contributions and Voluntary Contributions

Section 6.1 (a) Under such rules and procedures as the Plan Administrator may establish, any individual employed by the Company may make Rollover Contributions of the following amounts to this Plan:

(i) All or a portion of the money or property received in an eligible rollover distribution (as defined in Code Section 402(c)(4)) from a qualified plan described in Section 401(a) or Section 403(a) of the Code; provided, however, that any portion of the eligible rollover distribution that is not includible in the individual’s gross income may not be contributed to the Plan as Rollover Contributions;

(ii) All or a portion of the money or property received in an eligible rollover distribution (as defined in Code Section 403(b)(8)(A)) from an annuity contract described in Section 403(b) of the Code; provided, however, that any portion of the eligible rollover distribution that is not includible in the individual’s gross income may not be contributed to the Plan as Rollover Contributions;

(iii) All or a portion of the money or property received in an eligible rollover distribution (as defined in Code Section 457(e)(16)(A)) from an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

(iv) All or a portion of the money or property received as a distribution from an individual retirement account or annuity which contains only amounts described in subsection (a)(i), subsection (a)(ii) or subsection (a)(iii).

The amount of any Rollover Contributions made under this subsection (a) which include proceeds from the sale of property received in a plan distribution may not be greater than the fair market value of the property at the time of sale.

Rollover Contributions made under this subsection (a) must be received by the Trustee on or before the sixtieth (60th) day after the day on which the individual received the distribution.

(b) Under such rules and procedures as the Plan Administrator may establish, any individual employed by the Company may direct the Trustee to accept as Rollover Contributions a direct rollover to this Plan of the following amounts:

(i) An eligible rollover distribution (as defined in Code Section 402(c)(4)) from a qualified plan described in Section 401(a) or Section 403(a) of the Code; provided, however, that any portion of the eligible rollover distribution that is not includible in the individual’s gross income may not be contributed to the Plan in a direct rollover;

(ii) An eligible rollover distribution (as defined in Code Section 403(b)(8)(A)) from an annuity contract described in Section 403(b) of the Code; provided, however, that any portion of the eligible rollover distribution that is not includible in the individual’s gross income may not be contributed to the Plan in a direct rollover; or

(iii) An eligible rollover distribution (as defined in Code Section 457(e)(16)(A)) from an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(c) Rollover Contributions under subsection (a) or subsection (b) may not include any amounts received by the employee in a distribution attributable to the death of an individual with respect to whom the employee is the beneficiary, unless the employee is the Surviving Spouse of such individual.

No Rollover Contributions under subsection (a) or subsection (b) shall be accepted from any plan subject to the requirements of Section 401(a)(11) and Section 417 of the Code (or subject to such provisions with respect to the individual on whose behalf such Rollover Contributions are made) unless such individual shall have provided, in such manner as the Plan Administrator shall specify, proof that his or her Spouse has consented to the distribution described in subsection (a) or subsection (b).

Before accepting any Rollover Contributions, the Plan Administrator shall determine to its satisfaction that such Rollover Contributions do not contain amounts from sources other than those permitted by subsection (a) or subsection (b).

(d) An individual employed by the Company may make Rollover Contributions described in subsection (a) or subsection (b) prior to the date on which the individual becomes eligible to participate in the Plan.

(e) Amounts contributed under subsection (a) or subsection (b) shall be held in a Rollover Account.

Section 6.2 The Trustee shall not accept after-tax, voluntary contributions from any Participant.

A R T I C L E  VII

Participant Accounts

Section 7.1 The Trustee shall maintain separate Accounts for each Participant which shall reflect the amount of each Participant’s interest in the Trust Fund attributable to the Participant’s and the Company’s contributions. All contributions made by the Participant and by the Company on his or her behalf shall be held and invested by the Trustee as provided herein and in the Trust Agreement.

Section 7.2 (a) As of each Valuation Date, the Trustee shall notify the Plan Administrator of the amount of the net earnings or losses of the Trust Fund for the period since the preceding Valuation Date. Such notification shall include separate statements of the net earnings or losses of any Accounts, or portion thereof, invested at the direction of a Participant in accordance with Section 7.4 or subject to an outstanding plan loan under Article X. “Net earnings or losses” means gross earnings less all expenses and taxes, and shall include any increase or decrease in the market value of the investments of the Trust Fund during such period.

(b) The Plan Administrator shall allocate the net earnings or losses of the Trust Fund among those individuals for whom a balance was held in the Trust Fund as of the Valuation Date. Such net earnings or losses shall be credited or debited to each individual’s Accounts in the ratio that the value of such Accounts as of the preceding Valuation Date bears to the aggregate value of all Accounts as of the preceding Valuation Date. However, the net earnings or losses of each individual’s Accounts attributable to an investment option selected at the direction of a Participant in accordance with Section 7.4 or subject to an outstanding plan loan under Article X shall be allocated directly to such Accounts. The net earnings or losses of an individual’s Accounts attributable to an investment option shall be that portion of the Trust Fund’s net earnings or losses attributable to such investment option which is the same proportion of such net earnings or losses of the Trust Fund as the amount of such Accounts so invested as of the preceding Valuation Date is of the total amount of the Trust Fund so invested as of such Valuation Date. The net earnings or losses of each Separate Account shall be allocated by the Plan Administrator directly to such Separate Account.

(c) For purposes of this Section 7.2, in the case of investments in a common trust fund or similar investment media, the most recent valuation of such investments shall be used.

Section 7.3 The Plan Administrator shall, within a reasonable time after the end of each Plan Year (or such other date or dates selected by the Plan Administrator), notify each Participant of the amount of net earnings or losses credited to or charged against such Participant’s Accounts, the amount of annual contributions and forfeitures allocated to such Accounts, and the total value of such Accounts.

Section 7.4 (a) A Participant may, by means of written instructions to the Plan Administrator, specify the percentage of any contributions made by or on behalf of the Participant and the percentage of the Accounts held on behalf of the Participant that will be invested in any investment option available under the Plan.

The Plan Administrator shall have the sole discretion to determine the investment options available under the Plan; provided, however, that one of the investment options available under the Plan in which a Participant may direct the investment of all or a portion of his or her contributions and Accounts shall be a fund consisting primarily of shares of Webster Financial Corporation common stock. Upon receipt of a Participant’s written instructions, the Plan Administrator shall direct the Trustee and any investment manager appointed under the Trust Agreement, in writing, to make the investment therein specified. A Participant’s investment instructions shall remain in effect until the Trustee or any investment manager receives from the Plan Administrator a further direction changing or revoking the direction then in effect with respect to such Participant. To the extent a Participant does not direct the investment of any portion of the Participant’s contributions or any portion of the Participant’s Accounts, either by failing to file written instructions with the Plan Administrator or by revoking any such instructions then in effect, such portion shall be invested by the Trustee or the investment manager in accordance with the Trust Agreement. Any expense incurred in connection with an investment option shall be charged against the Participant’s Accounts.

(b) An individual who had directed the investment of his or her Accounts prior to separating from service with the Company may continue to give investment instructions after separating from service with the Company, but only with respect to the percentage of such Accounts with respect to which investment instructions had been in effect while the individual had Employment Status.

(c) The Plan Administrator is the fiduciary designated under the Plan for receiving investment instructions from individuals and, upon the request of any individual who has provided an investment instruction under this Section 7.4, shall provide a written confirmation of the investment instruction to such individual. The Plan Administrator may from time to time establish rules and procedures for the proper administration of the investment options available under the Plan and for the direction of investments under this Section 7.4. The Plan Administrator shall not be liable for investments made in accordance with a Participant’s written instructions and shall be under no duty or obligation to review such investments.

(d) The Plan Administrator shall not be required to comply with any investment instruction if, in its opinion, compliance: (i) would result in a prohibited transaction (as defined in Section 406 of the Act or Code Section 4975); (ii) would result in income taxable to the Plan; (iii) would jeopardize the Plan’s tax qualified status under the Code; (iv) would result in a loss greater than the value of the individual’s Accounts; or (v) would result, directly or indirectly, in a transaction described in Section 2550.404(c)-1(d)(2)(ii)(E) of the Department of Labor regulations.

(e) If one of the investment options available under the Plan consists of investments in employer securities, a Participant who is eligible to receive a distribution or withdrawal from the Plan may elect to receive an in-kind distribution of all (and not less than all) of the employer securities credited to his or her Accounts, with the balance of such distribution or withdrawal being paid in cash; provided, however, that if the value of the employer securities credited to a Participant’s Accounts exceeds the amount of any such distribution or withdrawal, the Participant may elect to receive such distribution or withdrawal either totally as an in-kind distribution of employer securities or totally in cash.

(f) Effective for Plan Years beginning on or after January 1, 2007, the Plan shall provide “applicable individuals” (as defined in subsection (f)(i) and subsection (f)(ii)) with the right to divest from their Accounts employer securities (as defined in Section 407(d)(1) of the Act) and to reinvest those amounts in certain diversified investments.

(i) In the case of the portion of an applicable individual’s Accounts attributable to Deferral Contributions and after-tax employee contributions which is invested in employer securities, the Plan shall provide the applicable individual the right to direct the Plan to divest any such securities and to reinvest an equivalent amount in other investment options meeting the requirements of subsection (f)(iii). For purposes of this subsection (f)(i), an applicable individual includes a Participant, an alternate payee who has an Account under the Plan, and a Beneficiary of a deceased Participant.

(ii) In the case of the portion of the Accounts attributable to Company contributions other than Deferral Contributions which is invested in employer securities, an applicable individual may elect to direct the Plan to divest any such securities and to reinvest an equivalent amount in other investment options meeting the requirements of subsection (f)(iii). For purposes of this subsection (f)(ii), an applicable individual is a Participant who has completed at least three (3) years of Vesting Service, an alternate payee who has an Account under the Plan with respect to a Participant who has completed at least three years of Vesting Service, or a Beneficiary of such a deceased Participant.

(iii) The Plan shall offer not less than three (3) investment options, other than employer securities, to which an applicable individual may direct the proceeds from the divestment of employer securities, each of which is diversified and has materially different risk and return characteristics.

The Plan shall permit an election to divest or reinvest no less frequently than quarterly.

The Plan shall not meet the requirements of this subsection (f)(iii) if the Plan imposes restrictions or conditions with respect to the investment of employer securities which are not imposed on the investment of other assets of the Plan. Notwithstanding the above, any restrictions or conditions imposed by reason of the application of the securities laws shall apply.

(iv) In the case of the portion of an Account to which subsection (f)(ii) applies and which consists of employer securities acquired in a Plan Year beginning before January 1, 2007, subsection (f)(ii) shall apply only to the “applicable percentage” of such securities. This subsection (f)(iv) shall be applied separately with respect to each class of securities. For purposes of this subsection (f)(iv), the “applicable percentage” shall be determined as follows:

Plan Year to which subsection (f)(ii) applies:	The applicable percentage is:
Plan Year beginning January 1, 2007	33%
Plan Year beginning January 1, 2008	66%
Plan Years beginning on or after January 1, 2009	100%

Notwithstanding the above, however, subsection (f)(ii) shall apply to the entire Account of a Participant who attained age fifty-five (55) and completed at least three (3) years of Vesting Service before the first Plan Year beginning after December 31, 2005.

(v) For Plan Years beginning prior to January 1, 2007, if a Participant was not one hundred percent (100%) vested in his or her Profit Sharing Contributions Account, the Participant was not permitted to direct the investment of any portion of his or her Profit Sharing Contributions Account, and the Participant’s Profit Sharing Contributions Account was invested in a fund consisting primarily of shares of Webster Financial Corporation common stock.

Section 7.5 For purposes of this Article VII, the term “Participant” shall include a Retired Participant, a Disabled Participant, a Terminated Participant, and the Beneficiary of any of the foregoing.

A R T I C L E  VIII

Limitations on Contributions

Effective for the Plan Year beginning January 1, 2008, the Plan was intended to constitute a qualified automatic contribution arrangement for purposes of Code Section 401(k)(13) and Code Section 401(m)(12). As a result, the Plan was treated as meeting the requirements of Code Section 401(k)(3)(A)(ii) and Code Section 401(m)(2) for the Plan Year beginning on January 1, 2008, and the remainder of this Article VIII of the Plan did not apply to the Plan for such Plan Year.

Effective for Plan Years beginning on or after January 1, 2009 and prior to January 1, 2012, the Plan was disaggregated into two plans – the portion of the Plan that benefited those employees who had not reached age twenty-one (21) and completed one Year of Eligibility Service (“otherwise excludable employees”), and the remaining portion of the Plan that benefited those employees who were not otherwise excludable employees.

(a) The remainder of this Article VIII applied to the portion of the Plan that benefited those employees who were otherwise excludable employees.

(b) The portion of the Plan that benefited those employees who were not otherwise excludable employees was intended to constitute a qualified automatic contribution arrangement for purposes of Code Section 401(k)(13) and Code Section 401(m)(12). As a result, this portion of the Plan was treated as meeting the requirements of Code Section 401(k)(3)(A)(ii) and Code Section 401(m)(2) for Plan Years beginning on or after January 1, 2009 and prior to January 1, 2012, and the remainder of this Article VIII of the Plan did not apply to such portion of the Plan for such Plan Years.

For all other Plan Years, the remainder of this Article VIII of the Plan shall apply to the Plan.

Section 8.1 For purposes of this Article VIII, the following terms shall have the meanings set forth below:

(a) “Actual contribution ratio” means the following:

(i) Actual contribution ratio means a fraction, the numerator of which is the sum of a Participant’s employer matching contributions, a Participant’s after-tax voluntary employee contributions (if any), and amounts recharacterized as after-tax employee contributions (if any), and the denominator of which is the Participant’s compensation for the Plan Year. To the extent taken into account to satisfy the tests set forth in Section 8.2, qualified nonelective contributions and elective contributions meeting the requirements of Section 8.4 shall be included in the numerator of such fraction. Employer matching contributions that are treated as elective contributions and taken into account to satisfy the tests set forth in Section 8.3, or that are forfeited under the Plan, shall not be included in the numerator of such fraction. An actual contribution ratio shall be determined separately for each Participant for each Plan Year. Such ratio shall be expressed as a percentage and shall be calculated to the nearest one-hundredth of a percent.

(ii) In addition to amounts described in subsection (a)(i), the actual contribution ratio of a Highly Compensated Employee shall include employee contributions and employer matching contributions made by or on behalf of such individual under all qualified retirement plans of the Affiliated Group (to the extent such contributions have not been corrected in accordance with Section 1.401(m)-2(b) of the Regulations). If this Plan and one or more other qualified plans are treated as a single plan for purposes of satisfying Section 410(b) of the Code, amounts described in subsection (a)(i) shall be aggregated with employee contributions and employer matching contributions under all such other plans to determine an actual contribution ratio for each participant in this Plan and each such other plan, and such actual contribution ratios shall be used to determine the actual contribution percentages for this Plan.

(iii) The actual contribution ratio for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have matching contributions or employee contributions, if applicable (and qualified nonelective contributions or elective contributions, or both, if treated as matching contributions or employee contributions for purposes of the actual contribution test), allocated to his or her accounts under two or more arrangements described in Code Section 401(m) that are maintained by the Company or a member of the Affiliated Group shall be determined as if such matching contributions or employee contributions, if applicable (and, if applicable, such qualified nonelective contributions or elective contributions, or both), were made under a single arrangement. If a Highly Compensated Employee participates in two or more arrangements of the Company or a member of the Affiliated Group that have different plan years, all matching contributions or employee contributions, if applicable, made during the Plan Year under all such arrangements shall be aggregated (determined using only the compensation paid during the plan year of the plan being tested using the compensation definition for the plan being tested). For Plan Years beginning before 2006, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code Section 401(m).

(b) “Actual contribution percentage” means the following:

(i) Actual contribution percentage means the average of all actual contribution ratios determined separately for all Participants in the group of Highly Compensated Employees and in the group consisting of all other Participants, including in the case of each such group participants in other plans who are required to be taken into account by reason of the last sentence of subsection (a)(ii). For purposes of calculating actual contribution percentages under this subsection (b), the term “Participant” or “participant” shall include an individual who is an eligible employee under any plan taken into account in such calculation.

(ii) For purposes of subsection (b)(i), the following shall apply: (A) if the employees of two or more employers that are not members of the same Affiliated Group participate in the Plan, the eligible employees included in the group of Highly Compensated Employees and in the group consisting of all other Participants shall be determined separately for each such Affiliated Group and, in the case of any employer that is not a member of an Affiliated Group, separately for such employer; and (B) an actual contribution percentage shall be determined for each such separate group of eligible employees.

(c) “Actual deferral ratio” means the following:

(i) Actual deferral ratio means a fraction, the numerator of which is a Participant’s Deferral Contributions and the denominator of which is the Participant’s compensation for the Plan Year. To the extent taken into account to satisfy the tests set forth in Section 8.3, qualified nonelective contributions and qualified matching contributions shall be included in the numerator of such fraction. To the extent they are treated as employer matching contributions and taken into account to satisfy the tests set forth in Section 8.2, elective contributions shall not be included in the numerator of such fraction. An actual deferral ratio shall be determined separately for each Participant for each Plan Year. Such ratio shall be expressed as a percentage and shall be calculated to the nearest one-hundredth of a percent.

(ii) In addition to amounts described in subsection (c)(i), the actual deferral ratio of a Highly Compensated Employee shall include elective contributions made on behalf of such individual under all qualified retirement plans maintained by a member of the Affiliated Group (to the extent such contributions have not been corrected in accordance with Section 1.401(k)-2(b) of the Regulations). If this Plan and one or more other qualified plans are treated as a single plan for purposes of satisfying Section 410(b) of the Code, Deferral Contributions and elective contributions under all such other plans shall be aggregated to determine an actual deferral ratio for each participant in this Plan and each such other plan, and such actual deferral ratios shall be used to determine the actual deferral percentages for this Plan.

(iii) In the case of a Highly Compensated Employee, Deferral Contributions in excess of the limitation set forth in Section 4.5 shall be included in the numerator of the fraction described in subsection (c)(i), whether or not distributed under Section 4.5. In the case of a Participant other than a Highly Compensated Employee, contributions in excess of such limitation shall not be included in such numerator to the extent made under a plan or plans maintained by a member of the Affiliated Group.

(iv) The actual deferral ratio for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective contributions (and qualified nonelective contributions or qualified matching contributions, or both, if treated as elective contributions for purposes of the actual deferral percentage test) allocated to his or her accounts under two or more arrangements described in Code Section 401(k) that are maintained by the Company or a member of the Affiliated Group shall be determined as if such elective contributions (and, if applicable, such qualified nonelective contributions or qualified matching contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements (CODAs) of the Company or a member of the Affiliated Group that have different plan years, all elective contributions made during the Plan Year under all such arrangements shall be aggregated (determined using only the compensation paid during the plan year of the plan being tested using the compensation definition for the plan being tested). For Plan Years beginning before 2006, all such CODAs ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code Section 401(k).

(d) “Actual deferral percentage” means the following:

(i) Actual deferral percentage means the average of all actual deferral ratios determined separately for all Participants in the group of Highly Compensated Employees and in the group consisting of all other Participants, including in the case of each such group participants in other plans who are required to be taken into account by reason of the last sentence of subsection (c)(ii). For purposes of calculating actual deferral percentages under this subsection (d), the term “Participant” or “participant” shall include an individual who is an eligible employee under any plan taken into account in such calculation.

(ii) For purposes of subsection (d)(i), the following shall apply: (A) if the employees of two or more employers that are not members of the same Affiliated Group participate in the Plan, the eligible employees included in the group of Highly Compensated Employees and in the group consisting of all other Participants shall be determined separately for each such Affiliated Group and, in the case of any employer that is not a member of an Affiliated Group, separately for such employer; and (B) an actual deferral percentage shall be determined for each such separate group of eligible employees.

(e) “Compensation” means, for purposes of determining a Participant’s actual contribution ratio or actual deferral ratio, the Participant’s Code Section 414(s) compensation received from the Company, and such compensation shall be limited in the same manner as in subsection (b) of the definition of Compensation in Article II. In the case of an eligible employee who is not a Participant, such definition shall be applied by substituting “an eligible employee” for “a Participant” wherever the latter appears.

(f) “Elective contributions” means Deferral Contributions made under Article IV (other than Deferral Contributions distributed under Section 9.5) and any other contributions made by a member of the Affiliated Group as a result of a Participant’s election pursuant to an arrangement under which the Participant may elect to have the employer contribute an amount to a qualified retirement plan or to receive an amount in cash or in the form of some other taxable benefit.

(g) “Eligible employee” means an employee who is eligible to receive an allocation of employer matching contributions or to have elective contributions made on his or her behalf under any qualified retirement plan maintained by a member of the Affiliated Group, including an employee who is suspended from participation in, or ineligible by reason of Code Section 415 to receive additional annual additions under, any such plan.

(h) “Employee contributions” means contributions under a qualified retirement plan maintained by a member of the Affiliated Group that are designated or treated at the time of deferral or contribution as after-tax employee contributions and are allocated to a separate account. Such term includes any elective contributions that are recharacterized as employee contributions.

(i) “Employer matching contributions” means any Matching Contributions made on behalf of a Participant under Article V and any employer contributions made under a qualified retirement plan maintained by a member of the Affiliated Group on account of employee contributions or elective contributions made under such plan, and any forfeiture allocated on the basis of employee contributions, employer matching contributions or elective contributions, except for employer contributions under any such plan that are treated as elective contributions for purposes of Code Section 401(k)(3). Anything herein to the contrary notwithstanding, effective January 1, 2006, Employer matching contributions for a Participant who is not a Highly Compensated Employee shall not be taken into account under this Article VIII to the extent the contributions exceed the greatest of: (i) five percent (5%) of compensation; (ii) the amount of the Participant’s elective contributions and/or employee contributions (whichever contributions are matched); or (iii) the product of two times the “representative matching rate” and the Participant’s elective contributions and/or employee contributions (whichever is matched). For purposes of this subsection (i), the Plan’s “representative matching rate” is the lowest “matching rate” of a Participant who is included among a group that consists of one-half of the Participants who are not Highly Compensated Employees and who make elective contributions and/or employee contributions (whichever is matched) for the Plan Year (or, if greater, the lowest matching rate of all eligible Participants who are employed on the last day of the Plan Year, are not Highly Compensated Employees, and make elective contributions and/or employee contributions (whichever is matched) for the Plan Year). For purposes of this subsection (i), the “matching rate” means the matching contributions made for a Participant, divided by his or her elective contributions and/or employee contributions (whichever is matched); provided, however, if the matching rate is not the same for all such levels of matched contributions, the matching rate is determined assuming that the Participant’s elective contributions and/or employee contributions (whichever is matched) equal six percent (6%) of compensation.

(j) “Excess contribution” means the amount of contributions made during a Plan Year on behalf of a Highly Compensated Employee in excess of the amount of contributions permitted with respect to such individual, taking into account any reduction in the actual contribution ratio or the actual deferral ratio required by Section 8.5(b).

(k) “Nonelective contributions” means Company contributions made on behalf of a Participant under Article V or this Article VIII, and any other employer contributions made under another qualified plan maintained by a member of the Affiliated Group with respect to which the Participant may not elect to receive the contribution in the form of cash or another benefit instead of having the contribution made to the plan.

(l) “Qualified matching contributions” means employer matching contributions that are immediately nonforfeitable and meet the distribution requirements set forth in Section 4.7. Qualified matching contributions may be used to satisfy the tests of Section 8.3.

(m) “Qualified nonelective contributions” means nonelective contributions, other than employer matching contributions, that are immediately nonforfeitable and meet the distribution requirements set forth in Section 4.7. Qualified nonelective contributions may be used to satisfy the tests of Section 8.2 or Section 8.3.

Section 8.2 (a) The actual contribution percentages described in Section 8.1(b) must satisfy one of the following tests for each Plan Year:

(i) The actual contribution percentage of Highly Compensated Employees for the Plan Year does not exceed the actual contribution percentage of all other Participants for the Plan Year multiplied by 1.25; or

(ii) The actual contribution percentage of Highly Compensated Employees for the Plan Year does not exceed twice the actual contribution percentage of all other Participants for the Plan Year and the actual contribution percentage of Highly Compensated Employees for the Plan Year is not more than two percentage points higher than the actual contribution percentage of all other Participants for the Plan Year.

(b) The Company has not used the prior year testing method for any Plan Years, and has used the current year testing method for all Plan Years.

(i) The “current year testing method” means the tests described in Section 8.2(a) where the Company uses the current year data for determining the actual contribution percentage for both Highly Compensated Employees and non-Highly Compensated Employees.

(ii) The “prior year testing method” means the tests described in Section 8.2(a) where the Company compares the current year’s actual contribution percentage for Highly Compensated Employees to the prior year’s actual contribution percentage for non-Highly Compensated Employees.

(c) For Plan Years beginning on or after December 31, 2001, the Company may amend the Plan to change the actual contribution percentage testing method in those situations in which such a change is permitted in Regulation Section 1.401(m)-2(c).

Section 8.3 (a) The actual deferral percentages described in Section 8.1(d) must satisfy one of the following tests for each Plan Year:

(i) The actual deferral percentage of Highly Compensated Employees for the Plan Year does not exceed the actual deferral percentage of all other Participants for the Plan Year multiplied by 1.25; or

(ii) The actual deferral percentage of Highly Compensated Employees for the Plan Year does not exceed twice the actual deferral percentage of all other Participants for the Plan Year and the actual deferral percentage of Highly Compensated Employees for the Plan Year is not more than two percentage points higher than the actual deferral percentage of all other Participants for the Plan Year.

(b) The Company has not used the prior year testing method for any Plan Years, and has used the current year testing method for all Plan Years.

(i) The “current year testing method” means the tests described in Section 8.3(a) where the Company uses the current year data for determining the actual deferral percentage for both Highly Compensated Employees and non-Highly Compensated Employees.

(ii) The “prior year testing method” means the tests described in Section 8.3(a) where the Company compares the current year’s actual deferral percentage for Highly Compensated Employees to the prior year’s actual deferral percentage for non-Highly Compensated Employees.

(c) For Plan Years beginning on or after December 31, 2001, the Company may amend the Plan to change the actual deferral percentage testing method in those situations in which such a change is permitted in Regulation Section 1.401(k)-2(c).

Section 8.4 (a) Subject to the requirements of subsection (b), qualified nonelective contributions and qualified matching contributions may be taken into account to satisfy the tests of Section 8.3 and, subject to the requirements of subsection (c), qualified nonelective contributions and elective contributions may be taken into account to satisfy the tests of Section 8.2.

(b) For purposes of satisfying the tests of Section 8.3, qualified nonelective contributions and qualified matching contributions may be treated as elective contributions, subject to the following rules:

(i) Nonelective contributions, including qualified nonelective contributions treated as elective contributions for purposes of Section 8.3, must not discriminate in favor of Highly Compensated Employees in accordance with Code Section 401(a)(4).

(ii) Nonelective contributions, excluding qualified nonelective contributions treated as elective contributions for purposes of Section 8.3 or as employer matching contributions for purposes of Section 8.2, must not so discriminate.

(iii) Qualified nonelective contributions and qualified matching contributions may not be treated as elective contributions under this subsection (b) for a Plan Year unless allocated as of a date within such Plan Year and paid to the applicable trust no later than twelve (12) months after the end of such Plan Year.

(iv) Qualified nonelective contributions and qualified matching contributions made to another plan may be treated as elective contributions under this subsection (b) only if such other plan and this Plan could be treated as a single plan for purposes of Code Section 410(b).

(v) Qualified nonelective contributions may not be taken into account for a Plan Year for a non-Highly Compensated Employee to the extent such contributions exceed the product of the non-Highly Compensated Employee’s compensation and the greater of five percent (5%) or two times the Plan’s “representative contribution rate”. Any qualified nonelective contribution taken into account under Section 8.2 (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)) is not permitted to be taken into account for purposes of this subsection (b) (including the determination of the “representative contribution rate”). For purposes of this subsection (b)(v), the Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible non-Highly Compensated Employee among a group of eligible non-Highly Compensated Employees that consists of one-half of all eligible non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible non-Highly Compensated Employee who is in the group of all eligible non-Highly Compensated Employees for the Plan Year and who is employed by the Company on the last day of the Plan Year). For purposes of this subsection (b)(v), the “applicable contribution rate” for an eligible non-Highly Compensated Employee is the sum of the qualified matching contributions taken into account under this subsection (b) for the eligible non-Highly Compensated Employee for the Plan Year and the qualified nonelective contributions made for the eligible non-Highly Compensated Employee for the Plan Year, divided by the eligible non-Highly Compensated Employee’s compensation for the same period. Notwithstanding the first sentence of this subsection (b)(v), qualified nonelective contributions that are made in connection with an employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation may be taken into account for a Plan Year for a non-Highly Compensated Employee to the extent such contributions do not exceed ten percent (10%) of the non-Highly Compensated Employee’s compensation.

(c) For purposes of satisfying the tests of Section 8.2, qualified nonelective contributions and elective contributions may be treated as employer matching contributions, subject to the following rules:

(i) Nonelective contributions, including qualified nonelective contributions treated as employer matching contributions for purposes of Section 8.2, must not discriminate in favor of Highly Compensated Employees in accordance with Code Section 401(a)(4).

(ii) Nonelective contributions, excluding qualified nonelective contributions treated as employer matching contributions for purposes of Section 8.2 and qualified nonelective contributions treated as elective contributions for purposes of Section 8.3, must not so discriminate.

(iii) Elective contributions, including those treated as employer matching contributions under this subsection (c), must satisfy the tests of Section 8.3.

(iv) Elective contributions, excluding those treated as employer matching contributions under this subsection (c), must satisfy the tests of Section 8.3.

(v) Qualified nonelective contributions may not be treated as employer matching contributions for a Plan Year unless they are allocated to the Participant’s Accounts as of a date within such Plan Year.

(vi) Elective contributions may not be treated as employer matching contributions under this subsection (c) for a Plan Year unless they meet the requirements of subsection (b)(iii) and relate to compensation that (but for an election to defer) would have been received no later than two and one-half (2-1/2) months after the end of such Plan Year.

(vii) Qualified nonelective contributions and elective contributions made to another plan may be treated as employer matching contributions under this subsection (c) only if such other plan and this Plan could be treated as a single plan for purposes of Code Section 410(b).

(viii) Qualified nonelective contributions may not be taken into account for a Plan Year for a non-Highly Compensated Employee to the extent such contributions exceed the product of the non-Highly Compensated Employee’s compensation and the greater of five percent (5%) or two times the Plan’s “representative contribution rate”. Any qualified nonelective contribution taken into account under Section 8.3 (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this subsection (c) (including the determination of the “representative contribution rate”). For purposes of this subsection (c)(viii), the Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible non-Highly Compensated Employee among a group of eligible non-Highly Compensated Employees that consists of one-half of all eligible non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible non-Highly Compensated Employee who is in the group of all eligible non-Highly Compensated Employees for the Plan Year and who is employed by the Company on the last day of the

Plan Year). For purposes of this subsection (c)(viii), the “applicable contribution rate” for an eligible non-Highly Compensated Employee is the sum of the qualified matching contributions taken into account under this subsection (c) for the eligible non-Highly Compensated Employee for the Plan Year and the qualified nonelective contributions made for the eligible non-Highly Compensated Employee for the Plan Year, divided by the eligible non-Highly Compensated Employee’s compensation for the same period. Notwithstanding the first sentence of this subsection (c)(viii), qualified nonelective contributions that are made in connection with an employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation may be taken into account for a Plan Year for a non-Highly Compensated Employee to the extent such contributions do not exceed ten percent (10%) of the non-Highly Compensated Employee’s compensation.

(d) The Plan Administrator shall maintain records identifying the contributions used to satisfy the tests of Section 8.2 and Section 8.3.

(e) Notwithstanding anything else herein to the contrary, qualified nonelective contributions and qualified matching contributions cannot be used to satisfy the actual contribution percentage test or the actual deferral percentage test if the prior year testing method, as described in Section 8.2(b) and Section 8.3(b), is being used for the Plan Year.

Section 8.5 (a) The Plan Administrator shall determine the actual deferral percentages and the actual contribution percentages for each Plan Year. In determining such percentages, contributions meeting the requirements of Section 8.4 shall be taken into account. The Plan Administrator shall first determine the actual deferral percentages for the Plan Year and, if required, reduce such percentages under subsection (b) to comply with Section 8.3. The Plan Administrator shall then determine the actual contribution percentages, taking into account any elective contributions recharacterized as employee contributions under any plan maintained by the Company or a member of the Affiliated Group and, if required, reduce such percentages under subsection (b) to comply with Section 8.2. Excess contributions created by the reductions required by subsection (b), together with the earnings or losses thereon computed under subsection (c), shall be disposed of in the manner set forth in Section 8.6.

(b) If the actual contribution percentage or the actual deferral percentage of the Highly Compensated Employees exceeds the limits set forth in Section 8.2 or Section 8.3 respectively, the Plan Administrator shall reduce such actual contribution percentage or such actual deferral percentage, as the case may be, to the extent necessary to comply with Section 8.2 or Section 8.3. Such reduction shall be effected by reducing the actual contribution ratio or the actual deferral ratio, as the case may be, of each Highly Compensated Employee, beginning with the Highly Compensated Employee with the largest such ratio, and continuing in descending order, until the actual contribution percentage or the actual deferral percentage complies with Section 8.2 or Section 8.3.

(c) (i) Earnings or losses attributable to excess contributions shall be the amount determined under subsection (c)(ii) or subsection (c)(iii), as appropriate.

(ii) With respect to excess contributions attributable to contributions in excess of the limits of Section 8.3, the Plan Administrator shall determine the earnings or losses for the Plan Year in which such contribution was made in accordance with Section 4.5(g), but substituting “Plan Year” for “calendar year”, “excess contributions” for “excess elective contributions”, “elective contributions” for “Deferral Contributions”, and “elective contributions account” for “Deferral Contributions Account”.

(iii) With respect to excess contributions attributable to contributions in excess of the limits of Section 8.2, the Plan Administrator shall determine the earnings or losses for the Plan Year in which such contribution was made in accordance with Section 4.5(g), but substituting “Plan Year” for “calendar year”, “excess contributions” for “excess elective contributions”, “matching contributions and employee contributions” for “Deferral Contributions”, and “matching contributions account and employee contributions account” for “Deferral Contributions Account”.

Section 8.6 (a) If, but for this subsection (a), contributions for a Plan Year would not satisfy the tests of Section 8.2 or Section 8.3, the Company may make such additional contributions as the board of directors of the Company shall direct until the actual deferral percentage or the actual contribution percentage of the Highly Compensated Employees satisfies Section 8.2 or Section 8.3. Contributions under this subsection (a) shall be immediately nonforfeitable and shall be subject to the restrictions on distribution set forth in Section 4.7, except that Section 4.7(a)(iv) shall not apply to such contributions. Contributions under this subsection (a) shall be allocated among the Participants who are not Highly Compensated Employees so that the largest contribution, calculated as a percentage of compensation, is allocated to the Participant who is not a Highly Compensated Employee and who has the highest compensation, and any additional allocations are made (to the extent necessary, until the pertinent test is satisfied) in descending order based on compensation to Participants who are not Highly Compensated Employees, starting with the Participant who is not a Highly Compensated Employee and who has compensation that is closest to the compensation of the Participant who is not a Highly Compensated Employee and who has the highest compensation; provided, however, that in no event may such contributions exceed the amount of qualified nonelective contributions that may be taken into account under Section 8.4(b)(v) and Section 8.4(c)(viii).

(b) (i) If, but for this subsection (b), contributions for a Plan Year would not satisfy the tests of Section 8.2, the Plan Administrator, in its discretion and to the extent necessary to cause such tests to be satisfied, may cause to be forfeited the nonvested portion of the Matching Contributions allocated for such Plan Year to the Matching Contributions Account of the Highly Compensated Employee on whose behalf the excess contribution was made. There shall be forfeited with the Matching Contributions forfeited under this subsection (b) the earnings or losses allocable thereto, computed under Section 8.5(c).

(ii) Amounts forfeited under this subsection (b) shall be applied in accordance with Article V.

(c) (i) If the tests of Section 8.2 or Section 8.3 are not satisfied after any steps taken under subsection (a) or subsection (b), the Plan Administrator shall direct the Trustee to distribute the excess contributions in accordance with subsection (c)(ii) and subsection (c)(iii).

(ii) The excess contributions determined under Section 8.5(b) shall be distributed to the Highly Compensated Employees, beginning first with the Highly Compensated Employee with the largest contributions and continuing in descending order until the excess contributions shall be distributed. Such distributions shall be made after the end of the Plan Year in which such excess contributions were made, but no later than the end of the Plan Year following such Plan Year. The amount so distributed shall include earnings or losses on such excess contributions, computed under Section 8.5(c).

(iii) In the case of a Participant whose actual contribution ratio or actual deferral ratio has been determined by taking into account contributions made to another qualified plan, the amount to be distributed under subsection (c)(ii) by this Plan for any Plan Year shall be coordinated with such other plans, but shall not exceed the amount of contributions made on behalf of such Participant to this Plan for such Plan Year.

(iv) The amount of an excess contribution attributable to Deferral Contributions to be distributed under this Section 8.6 for a Plan Year with respect to any Participant shall be reduced by any excess elective contributions previously distributed to such Participant under Section 4.5 for the calendar year ending with or within such Plan Year.

(v) Excess contributions attributable to any employee contributions or employer matching contributions shall be distributed in the following order:

(A) from vested employer matching contributions;

(B) from unmatched employee contributions; and

(C) from both employee contributions and the vested employer matching contributions attributable to such contributions.

(vi) If vested employer matching contributions are distributed under this subsection (d) and there are nonvested employer matching contributions that were made for the same Plan Year, there shall be forfeited a portion of such nonvested employer matching contributions. The amount of employer matching contributions to be forfeited and the amount to be distributed shall be in the same proportion as the Participant’s vested and nonvested interests in all employer matching contributions. There shall be forfeited with employer matching contributions forfeited under this subsection (d) the earnings or losses allocable thereto, computed under Section 8.5(c).

(vii) (A) For purposes of this subsection (c), the contributions for a Highly Compensated Employee who is an eligible employee in more than one plan of the

Company or a member of the Affiliated Group to which matching contributions or employee contributions are made is determined by taking into account all such contributions otherwise taken into account in determining the actual contribution ratio of the Highly Compensated Employee under Section 8.1(a)(iii). However, the amount of excess contributions apportioned for a Plan Year with respect to a Highly Compensated Employee must not exceed the amount of contributions taken into account under this subsection (c) that were actually made on behalf of the Highly Compensated Employee to the Plan for the Plan Year. Thus, in the case of a Highly Compensated Employee who is an eligible employee in more than one plan of the Company or a member of the Affiliated Group to which employee contributions or matching contributions are made and whose actual contribution ratio is calculated in accordance with Section 8.1(a)(iii), the amount distributed under this subsection (c) will not exceed the contributions actually contributed to the Plan and taken into account under this subsection (c) for the Plan Year.

(B) For purposes of this subsection (c), the contributions for a Highly Compensated Employee who is an eligible employee in more than one plan of the Company or a member of the Affiliated Group to which elective contributions are made is determined by taking into account all such contributions otherwise taken into account in determining the actual deferral ratio of the Highly Compensated Employee under Section 8.1(c)(iv). However, the amount of excess contributions apportioned for a Plan Year with respect to a Highly Compensated Employee must not exceed the amount of contributions taken into account under this subsection (c) that were actually made by the Highly Compensated Employee to the Plan for the Plan Year. Thus, in the case of a Highly Compensated Employee who is an eligible employee in more than one plan of the Company or a member of the Affiliated Group to which elective contributions are made and whose actual deferral ratio is calculated in accordance with Section 8.1(c)(iv), the amount distributed under this subsection (c) will not exceed the contributions actually contributed to the Plan and taken into account under this subsection (c) for the Plan Year.

(d) If the Trustee fails to correct an excess contribution within two and one-half (2-1/2) months after the end of the Plan Year in which such excess contribution was made, the Company may be subject to a ten percent (10%) excise tax with respect to such excess contribution.

A R T I C L E  IX

Limitations on Annual Additions

Section 9.1 The following definitions shall apply for purposes of this Article IX:

(a) “Annual additions” means the following:

(i) Annual additions mean, for each limitation year, the sum of:

(A) the contributions by the Company or any other member of the Affiliated Group to this Plan or any other qualified defined contribution retirement plan;

(B) any forfeitures allocated to a Participant under such a plan;

(C) any contribution to such a plan by the Participant;

(D) any contribution by the Company or any other member of the Affiliated Group allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, established for a Participant under any pension or annuity plan;

(E) in the case of an individual who is or was at any time a key employee as defined in Section 24.1(e), any contribution by the Company or any other member of the Affiliated Group paid or accrued to a separate account in a funded welfare benefit plan, as defined in Section 419(e) of the Code, established for the purpose of providing post-retirement medical benefits; and

(F) Any allocations under a simplified employee pension.

(ii) The term “annual additions” shall not include any Deferral Contributions distributed under Section 4.5, any catch-up contributions under Section 414(v) of the Code, any investment earnings allocable to a Participant, any amounts recontributed to this Plan under Article XIV, any rollover contributions described in Article VI (including any amounts received by a trustee of a plan of the Affiliated Group in a direct transfer from another qualified plan), or any payments of principal and interest on any loan made to a Participant.

(iii) The term “annual additions” shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under the Act or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under the Act are not restorative payments and generally constitute contributions that are considered annual additions.

(b) “Earnings” means wages, as defined in Section 3401(a) of the Code received by a Participant during a limitation year, and all other payments of compensation received by a Participant during a limitation year which are reported in Box 1 on IRS Form W-2 (Wage and Tax Statement) for the calendar year in which such limitation year falls. Earnings shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages on the basis of the nature or location of the employment or the services performed.

Earnings also includes the following with respect to a Participant during a limitation year:

(i) amounts contributed at the election of the Participant to a cafeteria plan described in Code Section 125, to a qualified transportation fringe benefit plan described in Code Section 132(f)(4), to a cash or deferred arrangement described in Code Section 401(k), to an annuity contract described in Code Section 403(b), to a simplified employee pension described in Code Section 408(k)(6), or to a simple retirement account described in Code Section 408(p); or

(ii) amounts deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b).

Amounts contributed at the election of a Participant under an arrangement described in Code Section 125 shall include any amounts that are not available to a Participant in cash in lieu of group health insurance coverage because the Participant is unable to certify that he or she has other health coverage, but only if the Company does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

Amounts that a Participant receives following severance from employment are not considered to be earnings, unless the amounts are received by the later of two and one-half months (2-1/2 months) following the Participant’s severance from employment or the end of the Plan Year that includes the date of the Participant’s severance from employment, and such amounts: (i) would have been payable to the Participant if employment had not terminated and are either regular compensation for services during the Participant’s regular working hours, compensation for services outside of the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation; or (ii) represent payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

Furthermore, anything herein to the contrary notwithstanding, earnings for a limitation year include amounts earned during the limitation year but not paid during the limitation year solely because of the timing of pay periods and pay dates if: (i) the amounts are paid during the first few weeks of the next limitation year; (ii) the amounts are included on a uniform and consistent basis with respect to all similarly situated Participants; and (iii) no amounts are included in more than one limitation year.

(c) “Excess amount” means the amount allocated or credited to a Participant in excess of the limits applicable under Section 9.2 and Section 9.3.

(d) “Limitation year” means the calendar year unless otherwise designated by resolution of the board of directors of the Principal Company. All qualified plans maintained by the Company shall use the same limitation year. If the limitation year is amended to a different twelve consecutive month period, the new limitation year shall begin on a date within the limitation year in which the amendment is adopted.

If a short limitation year is created because of an amendment changing the limitation year to a different consecutive twelve month period, the maximum annual addition will not exceed the defined contribution dollar limitation, multiplied by a fraction: (i) the numerator of which is the number of months (including any fractional parts of a month) in the short limitation year; and (ii) the denominator of which is twelve (12).

If the Plan is terminated as of a date other than the last day of the limitation year, the Plan shall be treated as if the Plan was amended to change the limitation year and create a short limitation year ending on the date the Plan is terminated.

If there is a short limitation year, the limitation on earnings applied pursuant to Code Section 401(a)(17) shall be prorated in the same manner as the defined contribution dollar limitation described above for purposes of applying the limitation on annual additions.

(e) “Minimum accrued benefit” means the sum of the annual retirement benefits accrued by a Participant under all qualified defined benefit retirement plans of the Company or any other member of the Affiliated Group that were in effect on May 6, 1986, as of the end of the last limitation year of such plans beginning before 1987, computed without regard to any changes in the provisions of such plans after May 5, 1986. The preceding sentence shall apply only if the plans described therein individually and collectively satisfied the requirements of Code Section 415 for all limitation years beginning before 1987.

(f) “Projected annual retirement benefit” means the annual benefit to which a Participant would be entitled under any qualified defined benefit retirement plan maintained by the Company or any member of the Affiliated Group, based on the assumptions that employment continues until normal retirement age, that earnings continue until normal retirement age at the same rate as in effect in the limitation year under consideration, and that all other relevant factors used to determine benefits under the plan as of the current limitation year remain constant for all future limitation years.

(g) “Social Security retirement age” means a Participant’s retirement age under Section 216(l) of the Social Security Act determined without regard to the age increase factor under such section as if the early retirement age under paragraph (2) thereof were sixty-two (62).

Section 9.2 (a) The maximum annual additions credited to any Participant for any limitation year under this Plan and all other qualified defined contribution retirement plans maintained by the Company or any other member of the Affiliated Group shall not exceed the lesser of: (i) one hundred percent (100%) of the Participant’s earnings for the limitation year; or (ii) $53,000, adjusted for limitation years beginning after December 31, 2015 in accordance with Regulations for increases in the cost of living.

(b) For purposes of the limitation set forth in subsection (a)(i), any contribution described in Section 9.1(a)(i)(D) or Section 9.1(a)(i)(E) shall not be taken into account.

Section 9.3 The provisions of this Section 9.3 shall not apply with respect to any individual who is credited with an Hour of Service on or after the first day of the first limitation year beginning after December 31, 1999.

(a) In the case of a Participant who is covered at any time by a qualified defined benefit retirement plan maintained by the Company or any other member of the Affiliated Group, the sum of the defined contribution fraction described in subsection (b) and the defined benefit fraction described in subsection (c) shall not exceed 1.0.

(b) The defined contribution fraction is determined as follows:

(i) The defined contribution fraction is a fraction:

(A) the numerator of which is the sum of the annual additions for the current and all prior limitation years, determined with respect to each such year under the rules governing the crediting of annual additions for such year and computed as of the end of such year:

(1) credited to the Participant under any qualified defined contribution retirement plan of the Company or any other member of the Affiliated Group, whether or not terminated;

(2) attributable to nondeductible employee contributions to any defined benefit retirement plan of the Company or any other member of the Affiliated Group, whether or not terminated;

(3) attributable to any welfare benefit plan, as defined in Code Section 419(e), of the Company or any other member of the Affiliated Group; and

(4) attributable to any individual medical account, as defined in Code Section 415(l)(2), maintained by the Company or any other member of the Affiliated Group; and

(B) the denominator of which is the sum of the lesser of the following amounts, computed for each limitation year as of the end of such year and including limitation years when the individual was not a Participant as a result of ineligibility to participate or because the Company did not maintain a defined contribution plan:

(1) one hundred twenty-five percent (125%) of the defined contribution dollar limitation in effect for such limitation year; or

(2) thirty-five percent (35%) of the Participant’s earnings for the limitation year.

(ii) In the case of an individual who was a participant as of the end of the first day of the first limitation year beginning after 1986 in any qualified defined contribution plan of the Company or any other member of the Affiliated Group that was in effect on May 6, 1986, if the sum of the fraction described in this subsection (b) and the fraction described in subsection (c) would otherwise exceed 1.0, the numerator of the fraction described in this subsection (b) shall be adjusted by permanently subtracting therefrom an amount equal to the product of (A) the excess of the sum of such fractions over 1.0, and (B) the denominator of the fraction described in this subsection (b). For purposes of the adjustment described in the preceding sentence, the applicable fractions shall be computed as of the end of the last limitation year beginning before 1987, but using the limitation under Code Section 415 applicable to the first limitation year beginning after 1986, and without regard to any change made after May 5, 1986 in the provisions of the plans taken into account under this subsection (b)(ii).

(iii) At the election of the Plan Administrator, with respect to any limitation year ending after 1982, the denominator of the defined contribution fraction of each Participant for all limitation years ending before 1983 shall be an amount equal to the product of:

(A) the denominator of the defined contribution fraction for the limitation year ending in 1982 (computed under Code Section 415(e)(3)(B) as in effect for such year), and

(B) a fraction, the numerator of which is the lesser of $51,875 or thirty-five percent (35%) of the earnings of the Participant for the limitation year ending in 1981, and the denominator of which is the lesser of $41,500 or twenty-five (25%) of the earnings of the Participant for the limitation year ending in 1981.

(iv) For purposes of subsection (c)(i), the annual additions for any limitation year beginning before 1987 shall not be recomputed to treat all employee contributions as annual additions.

(c) The defined benefit fraction is determined as follows:

(i) Subject to subsection (c)(ii), the defined benefit fraction is a fraction:

(A) the numerator of which is the sum of the Participant’s projected annual retirement benefits under each qualified defined benefit retirement plan of the Company or any other member of the Affiliated Group, whether or not terminated, determined as of the end of the limitation year; and

(B) the denominator of which is the lesser of:

(1) one hundred twenty-five percent (125%) of $90,000 (or, in the case of benefits commencing before or after the Social Security retirement age, the actuarial equivalent of such amount), as adjusted for increases in the cost of living; or

(2) one hundred forty percent (140%) of the Participant’s average earnings for the highest three consecutive limitation years, as adjusted based on increases in the dollar limitation.

(ii) If a Participant was a participant as of the first day of the first limitation year beginning after 1986 in any qualified defined benefit retirement plan of the Company or any other member of the Affiliated Group that was in effect on May 6, 1986, the denominator of the defined benefit fraction shall not be less than one hundred twenty-five percent (125%) of such Participant’s minimum accrued benefit.

(iii) If the Company or any other member of the Affiliated Group maintains a qualified defined benefit retirement plan providing any post-retirement ancillary benefits (other than a qualified joint and survivor annuity with the Participant’s Spouse), the denominator of the defined benefit fraction shall be adjusted in accordance with Regulations.

Section 9.4 (a) For purposes of applying the limitations of Code Section 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Company (or a “predecessor employer”) under which the Participant receives annual additions are treated as one defined contribution plan. The “Company” means the Company that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Company (within the meaning of Code Section 414(b), (c), (m) or (o)), except that for purposes of this Section 9.4, the determination shall be made by applying Code

Section 415(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(1). For purposes of this Section 9.4:

(i) A former employer is a “predecessor employer” with respect to a Participant in a plan maintained by the Company if the Company maintains a plan under which the Participant had accrued a benefit while performing services for the former employer, but only if that benefit is provided under the plan maintained by the Company. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Company and the predecessor employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gave rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(ii) With respect to the Company, a former entity that precedes the Company is a “predecessor employer” with respect to a Participant if, under the facts and circumstances, the Company constitutes a continuation of all or a portion of the trade or business of the former entity.

(b) For purposes of aggregating plans for Code Section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code Section 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this subsection (b), a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this subsection (b), a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(c) Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the limitation year merely because they are aggregated later in that limitation year, provided that no plan amendments increasing benefits with respect to the Participant under either plan are made after the occurrence of the event causing the plan to be aggregated.

Section 9.5 (a) For limitation years beginning on or after July 1, 2007, notwithstanding any provision of the Plan to the contrary, if an excess amount is determined for any Participant for any limitation year, the Plan may correct such excess amount only in accordance with the Employee Plans Compliance Resolution System (“EPCRS”) as set forth in Revenue Procedure 2013-12 (or any superseding guidance), including, but not limited to, the preamble of the Code Section 415 final regulations.

(b) For limitation years beginning prior to July 1, 2007, if an excess amount is determined for any Participant for any limitation year, and if such excess is due to the allocation of forfeitures, a reasonable error in estimating a Participant’s annual earnings, the determination of the amount of elective deferrals (as defined in Code Section 402(g)(3)) that may be made with respect to the Participant under the limits of Code Section 415, or such other limited facts and circumstances as the Commissioner of Internal Revenue finds justifiable, such excess amount shall be treated as follows:

(i) Any non-deductible voluntary contributions made to this Plan or any other qualified retirement plan maintained by the Company or any other member of the Affiliated Group shall be returned to the Participant and any elective deferrals shall be distributed to the Participant, to the extent such return or distribution would reduce the excess amount.

(ii) Any remaining excess amount shall be attributed to, and treated in accordance with the provisions of, the qualified retirement plan or plans maintained by the Company or any other member of the Affiliated Group in which the Participant participates, in the following order:

(A) any qualified defined benefit pension plan;

(B) this Plan;

(C) any other qualified 401(k) plan;

(D) any qualified profit sharing plan;

(E) any qualified stock bonus plan;

(F) any qualified target benefit pension plan; and

(G) any qualified money purchase pension plan.

(iii) Any excess amount which is attributed to this Plan shall be treated as follows:

(I) If the Company’s contribution for the limitation year has not been made, the amount that would otherwise be contributed to the Plan shall be reduced by such excess amount.

(II) If the Company’s contribution for the limitation year has been made, any remaining excess amount which is contributed under conditions described in Article XX shall be returned to the Company in accordance with

Article XX. Any excess amount that remains attributed to this Plan after the return of contributions to the Company shall be credited to a suspense account. The amount credited to the suspense account and any earnings or losses thereon shall be allocated to all Participants for the next limitation year (and for each succeeding limitation year, as necessary) by reducing future Company contributions (including allocations of any forfeitures) that would otherwise be allocated to the accounts of such Participants.

A R T I C L E  X

Plan Loans

Section 10.1 Loans shall be made available under the Plan in accordance with this Article X.

Section 10.2 For purposes of this Article X, the following terms have the meanings set forth below:

(a) “Eligible borrower” means a Participant, Retired Participant, Terminated Participant, Disabled Participant, Beneficiary of a deceased Participant, or an alternate payee (as defined in Code Section 414(p)(8)) who is also a party in interest. An Owner-Employee (and a member of the family, within the meaning of Code Section 267(c)(4), of an Owner-Employee) shall be an eligible borrower. A shareholder-employee and a member of the family, within the meaning of Code Section 267(c)(4), of a shareholder-employee shall be an eligible borrower. A shareholder-employee is an employee or officer who owns, or is considered as owning by reason of Code Section 318(a)(1), more than two percent (2%) of the outstanding stock of the Company on any day of a taxable year during which the Company is an electing small business corporation under Subchapter S of the Code.

(b) “Loan administrator” means the Plan Administrator, unless another individual or entity is so designated in writing by the Principal Company.

(c) “Party in interest” means:

(i) any fiduciary (including, but not limited to, any administrator, officer, trustee or custodian), counsel or employee of the Plan;

(ii) a person providing services to the Plan;

(iii) an employer any of whose employees are covered by the Plan;

(iv) an employee organization any of whose members are covered by the Plan;

(v) an owner, direct or indirect, of fifty percent (50%) or more of:

(A) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation;

(B) the capital interest or the profits interest of a partnership; or

(C) the beneficial interest of a trust or unincorporated enterprise,

which is an employer or an employee organization described in subsection (c)(iii) or subsection (c)(iv);

(vi) a Spouse, ancestor, lineal descendant or Spouse of a lineal descendant of any individual described in subsection (c)(i), subsection (c)(ii), subsection (c)(iii) or subsection (c)(v);

(vii) a corporation, partnership, or trust or estate of which (or in which) fifty percent (50%) or more of:

(A) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of such corporation;

(B) the capital interest or profits interest of such partnership; or

(C) the beneficial interest of such trust or estate;

is owned directly or indirectly, or held, by persons described in subsection (c)(i), subsection (c)(ii), subsection (c)(iii), subsection (c)(iv) or subsection (c)(v);

(viii) an employee, officer, director (or an individual having powers or responsibilities similar to those of officers or directors), or a ten percent (10%) or more shareholder directly or indirectly, of a person described in subsection (c)(ii), subsection (c)(iii), subsection (c)(iv), subsection (c)(v) or subsection (c)(vii), or of the Plan; or

(ix) a ten percent (10%) or more (directly or indirectly in capital or profits) partner or joint venturer of a person described in subsection (c)(ii), subsection (c)(iii), subsection (c)(iv), subsection (c)(v) or subsection (c)(vii).

Section 10.3 Loans shall be made available under the Plan, and loan applications shall be approved or denied, on the basis of the following criteria:

(a) Loans will be available to an eligible borrower without regard to race, color, religion, sex, age, national origin or status as a Highly Compensated Employee, officer or shareholder, and will not be unreasonably withheld from any eligible borrower.

(b) The Plan will not make a loan if the loan will result in a failure to invest the Plan’s assets prudently.

(c) Loans will be made available to Highly Compensated Employees only if sufficient funds are available for loans to eligible borrowers who are not Highly Compensated Employees.

(d) The Plan will make a loan only if the terms of the loan, including the rate of interest, are not less favorable to the Plan than another investment involving a similar degree of risk.

(e) If the rate of interest required by subsection (d) exceeds the rate allowed under applicable law, no loans will be made from the Plan.

(f) A loan will be made only to an applicant who is determined by the loan administrator to be creditworthy, and who satisfies such additional criteria as would be considered in a normal commercial setting by an entity in the business of making similar types of loans.

(g) No loan will be made in an amount less than $1,000.

(h) A borrower may have no more than one loan outstanding at any time.

(i) A loan may not be obtained from a Participant’s Profit Sharing Contributions Account unless the Participant is one hundred percent (100%) vested in his or her Profit Sharing Contributions Account as of the first day of the Plan Year in which the loan would occur.

Section 10.4 An individual may obtain a loan from the Plan if:

(a) the individual is an eligible borrower when the loan is made; and

(b) the borrowed amount does not exceed fifty percent (50%) of the value of the vested portion of the individual’s Accounts (disregarding any portion thereof which is subject to a qualified domestic relations order or has been taken into account in determining the security for any loan outstanding to the eligible borrower from the Plan).

Section 10.5 (a) An eligible borrower may apply for a loan on an application form provided by the loan administrator. The application form shall specify the amount of the proposed loan, and shall contain such financial information concerning the applicant as the loan administrator may reasonably require. If the purpose of a proposed loan is relevant to the availability or term of the loan, the application form must describe the applicant’s reason for borrowing.

(b) The loan administrator shall notify the applicant in writing, within a reasonable period of time following receipt of a properly completed loan application, whether the loan request has been approved or denied.

(c) A reasonable fee may be charged by the loan administrator for processing an individual’s loan application. Such fee shall be deducted from the individual’s Accounts after the loan is made. In addition, an annual administrative fee may be charged against the Accounts of an individual while he or she has a loan outstanding from the Plan.

(d) If the Plan permits a life annuity option with respect to any portion of the borrower’s Accounts, the Spouse of the eligible borrower must consent in writing to the use of the Accounts as security for the loan within the one hundred eighty (180) day period (the ninety (90) day period for Plan Years beginning prior to January 1, 2007) preceding the date of the loan.

Such consent must acknowledge the effect of the loan on the Accounts, and must be witnessed by the loan administrator or a notary public. If the Spouse cannot be located or if the borrower is not married, a notarized affidavit to that effect is required in lieu of spousal consent.

(e) Notwithstanding any other provision of the Plan, the vested portion of a borrower’s Accounts shall be reduced by any loan balance that is outstanding at the time of the borrower’s death or at the time the borrower becomes entitled to a distribution under the Plan (or, if later, at the end of any grace period that the loan administrator establishes for the repayment of the loan). Any such reduction shall be treated as a repayment of the loan, and shall be allocated to the Accounts of the borrower in the proportion that the portion of each of the Accounts given as security for the loan bore at the time of such loan to the total security given for such loan. If less than one hundred percent (100%) of the vested portion of the borrower’s Accounts, determined before the foregoing reduction, is payable to the Surviving Spouse, the amount payable to such Surviving Spouse shall be determined after such reduction.

Section 10.6 (a) A loan shall be evidenced by a written promissory note (the “note”) providing for repayment of the loan over a stated period of time commencing on the date of the loan.

(b) All loans shall be secured by a pledge of the vested portion of the borrower’s Accounts with a value not less than the amount of the loan. Such pledge shall create a first lien on such Accounts. In no event may the security exceed fifty percent (50%) of the value of the vested portion of the borrower’s Accounts. If the loan administrator determines that the amount pledged is not sufficient to assure full repayment of principal and payment of accrued interest, and to meet the cost of enforcement of the loan in the event of a default, additional security will be required. The additional assets pledged as security must be assets that may be readily foreclosed upon, sold or otherwise disposed.

(c) The note shall bear a reasonable rate of interest. A reasonable rate of interest is one that will provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans made under similar circumstances. The loan administrator shall consider the rates of interest that would be charged by commercial lenders for a fully secured personal loan of the same amount and duration, and with a similar repayment mechanism.

(d) The note shall provide for the following events of default:

(i) failure by the borrower to pay the full amount of any payment on the due date;

(ii) any other note of the borrower to the Plan becomes due and payable prior to its maturity;

(iii) failure to provide additional security requested by the loan administrator within ten days after such request;

(iv) the insolvency or bankruptcy of the borrower; the appointment of a receiver, trustee, custodian or similar fiduciary; an assignment for the benefit of creditors; the commencement of any proceeding under any insolvency or bankruptcy laws by or against the borrower and the continuation of such proceeding for more than thirty days; or the making of any offer of settlement, extension or composition by the borrower to the borrower’s unsecured creditors;

(v) the borrower dies or becomes entitled to a distribution under the Plan (other than an in-service withdrawal);

(vi) any spousal consent required by Section 10.5(d) becomes ineffective; and

(vii) payroll withholding ceases with respect to a loan being repaid by such method.

(e) (i) Upon the occurrence of an event of default (and the expiration of any applicable grace period), the loan administrator, in accordance with a uniform and nondiscriminatory policy, may declare that all amounts outstanding under the note are immediately due and payable in full without the necessity of further notice. Upon the occurrence of an event of default (and the expiration of any applicable grace period), the loan administrator or the Trustee may commence legal proceedings against the borrower for all or any portion of the unpaid balance of the note, plus accrued interest. The loan administrator may also foreclose upon any asset pledged as security for the loan, as it deems necessary to protect the Plan, but such action shall not be taken with respect to any Accounts of the borrower (or portion thereof) pledged as security until the occurrence of a distributable event under the Plan with respect to such Accounts (or portion). Once such a distributable event has occurred, the loan administrator may foreclose upon the applicable Accounts (or portion) without presentment, demand, protest, notice of protest or other notice of dishonor of any kind.

(ii) If the proceeds of sale of assets pledged as security for the loan are insufficient to pay all principal, accrued interest and costs and expenses of sale, including reasonable attorneys’ fees, the loan administrator shall commence legal proceedings against the borrower to collect the balance, unless to do so would not, in the judgment of the loan administrator, be beneficial to the Plan. The proceeds of any sale shall be applied in the following order: to all reasonable costs and expenses of sale; to the payment of the principal balance of the loan and accrued interest; and to the interest of the borrower, either by crediting the borrower’s Accounts in the amount of any surplus or by paying such amount to the borrower.

Section 10.7 (a) There shall be treated as a distribution made by the Plan:

(i) any loan not providing for substantially level payments of principal and interest, with payments to be made not less frequently than quarterly;

(ii) any loan with respect to which the period referred to in Section 10.6(a) exceeds: (A) five years; or (B) a reasonable period of time not in excess of fifteen (15) years, where the borrower has certified in writing on the application form that the loan proceeds are to be used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant from whose Accounts such loan is made; or

(iii) if the aggregate principal amount of loans to a borrower under the Plan and any other qualified plan maintained by any member of the Affiliated Group exceeds the amount described in subsection (b), the amount of such excess.

(b) The amount described in this subsection (b) is the lesser of: (i) fifty percent (50%) of the aggregate value of the vested portion as of the date of a loan of the borrower’s Accounts and nonforfeitable accrued benefits under any other qualified plan maintained by any member of the Affiliated Group; or (ii) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans to the borrower under all such plans during the one year period ending on the day before the loan is made over the outstanding balance of such loans.

(c) The obligation of any borrower who is also an Employee (but not of any other borrower) to pay interest on, or to repay the principal amount of, any Participant loan shall be suspended during a period when such Employee is performing service in the uniformed services of the United States, to the extent and under the conditions that such suspension is permitted under Code Section 414(u)(4) and Regulations promulgated in connection therewith.

A R T I C L E  XI

Participant Withdrawals

Section 11.1 (a) Subject to the requirements of this Article XI, a Participant with Employment Status who has not attained age fifty-nine and one-half (59-1/2) may make a withdrawal from such Participant’s Deferral Contributions Account, Matching Contributions Account and Profit Sharing Contributions Account; provided, however, that a Participant may not make such a withdrawal from the portion of his or her Matching Contributions Account that is attributable to Safe Harbor Matching Contributions under Section 5.2(d)(i)(B) and Section 5.2(d)(i)(C); and provided further, that the Participant may make such a withdrawal from his or her Matching Contributions Account or Profit Sharing Contributions Account only if he or she is one hundred percent (100%) vested in such Account.

Notwithstanding the above, withdrawals from a Participant’s Deferral Contributions Account under this Section 11.1 may not exceed the sum of: (i) the Deferral Contributions allocated to the Participant’s Deferral Contributions Account, taking into account any prior hardship withdrawals; and (ii) the net earnings attributable thereto as of the last day of the Plan Year ending prior to July 1, 1989 (or, if less than such sum, the value of the Participant’s Deferral Contributions Account, determined as of the Valuation Date). No other funds may be withdrawn from a Participant’s Deferral Contributions Account under this Section 11.1.

(b) The Plan Administrator shall approve a request for a withdrawal under this Section 11.1 only if the withdrawal is for:

(i) expenses for (or necessary to obtain) medical care for the Participant or his or her Spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), Code Section 152(b)(2) and Code Section 152(d)(1)(B)) that would be deductible by the Participant under Code Section 213(d), or (effective for the period on and after August 17, 2006) expenses for (or necessary to obtain) medical care for the Participant’s primary Beneficiary that would be deductible by the Participant under Code Section 213(d) if the expenses were incurred by the Participant’s Spouse or dependents, with deductibility in each case determined without regard to whether the expenses exceed the applicable adjusted gross income threshold;

(ii) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

(iii) payment of tuition, related educational fees, and room and board expenses for up to the next twelve (12) months of post-secondary education for the Participant or his or her Spouse, children, dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), Code Section 152(b)(2) and Code Section 152(d)(1)(B)) or (effective for the period on and after August 17, 2006) primary Beneficiary;

(iv) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that residence;

(v) payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children, dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), Code Section 152(b)(2) or Code Section 152(d)(1)(B)) or (effective for the period on and after August 17, 2006) primary Beneficiary;

(vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds the applicable adjusted gross income threshold); or

(vii) any other deemed immediate and heavy financial needs which the Internal Revenue Service may prescribe in additional guidance of general applicability.

(c) A withdrawal may be made under this Section 11.1 only if all of the following requirements are satisfied:

(i) The amount of the withdrawal may not exceed the sum of the applicable expense described in subsection (b) and any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

(ii) Before receiving the withdrawal, the Participant shall have received all distributions, other than hardship withdrawals, and all nontaxable loans available under all qualified retirement plans of the Affiliated Group (other than, for purposes of subsection (b)(ii), a loan that would disqualify the Participant from obtaining other necessary financing).

(iii) Upon receiving a withdrawal under this Section 11.1, the Participant shall be suspended for six months from making elective contributions and employee contributions (other than mandatory employee contributions to a defined benefit plan) under this Plan and under any other qualified or nonqualified deferred compensation plan of the Affiliated Group.

Section 11.2 A Participant with Employment Status who has attained age fifty-nine and one-half (59-1/2) may withdraw from the Participant’s Deferral Contributions Account, Matching Contributions Account and Profit Sharing Contributions Account the entire vested value or a portion of the vested value of such Accounts determined as of the Valuation Date; provided, however, that a Participant may make a withdrawal from his or her Matching Contributions Account or Profit Sharing Contributions Account only if he or she is one hundred percent (100%) vested in such Account.

Section 11.3 A Participant with Employment Status may withdraw from the Participant’s Rollover Account the entire value or a portion of the value of such Rollover Account, determined as of the Valuation Date.

Section 11.4 Withdrawals under this Article XI may only be made as of a Valuation Date coinciding with or following the Plan Administrator’s receipt of a request for a withdrawal. A Participant’s written request for a withdrawal must be filed with the Plan Administrator in accordance with Article XV. Withdrawals under this Article XI are subject to the requirements of Article XII and Section 17.6. The Plan Administrator shall notify the Trustee of the amount to be withdrawn, and the Trustee shall disburse such amount directly to the Participant.

Section 11.5 No amount withdrawn under this Article XI may be recontributed to the Plan.

Section 11.6 Amounts withdrawn under this Article XI may, in addition to applicable income taxes, be subject to the tax on early distributions imposed by Section 72(t) of the Code.

A R T I C L E  XII

Payment of Benefits

Section 12.1 (a) A Participant who has Employment Status upon attaining Normal Retirement Date shall have a nonforfeitable right to one hundred percent (100%) of the Accounts held on behalf of such Participant. Subject to Section 12.2(b), if the Participant continues in the service of the Company after attaining Normal Retirement Date, payment of benefits hereunder shall be deferred until the date on which the Participant separates from service with the Company, unless the Participant elects to obtain a withdrawal prior to severance from employment pursuant to Article XI. The amount to which the Participant is entitled shall be paid as provided in this Article XII.

(b) A Disabled Participant shall be one hundred percent (100%) vested in the Accounts held on behalf of such Participant. Payment of benefits hereunder shall commence as soon as practical after the approval of the Application for Benefits required by Article XV. The amount to which the Disabled Participant is entitled shall be paid as provided in this Article XII.

(c) Notwithstanding the above, a Retired Participant or a Disabled Participant may elect to defer the commencement of benefits under the Plan, but not beyond the date specified in Section 12.2(b). Any such election to defer shall be made in writing and shall be filed with the Plan Administrator. Such election shall specify the date on which benefits are to commence and shall identify the benefits to which it relates.

Section 12.2 (a) Unless an election under Section 12.1(c) is in effect, payment of benefits under Section 12.1 shall commence no later than the earlier of: (i) sixty (60) days after the end of the Plan Year in which occurs the latest of the Participant’s Normal Retirement Date, the Participant’s termination of service with the Company, or the tenth (10th) anniversary of the date on which the Participant commenced participation in the Plan; or (ii) the date specified in subsection (b).

(b) (i) Except as otherwise provided in subsection (b)(ii), payment of benefits hereunder shall commence no later than April 1 of the calendar year next following the later of the calendar year in which an individual attains age seventy and one-half (70-1/2) or the calendar year in which the individual retires from the Affiliated Group.

(ii) Payment of benefits to an individual who is a five percent (5%) owner shall commence no later than April 1 of the calendar year next following the calendar year in which the individual attains age seventy and one-half (70-1/2).

(iii) For purposes of subsection (b)(ii), “five percent (5%) owner” means an individual who, at any time during the Plan Year ending in the calendar year in which the individual attains age seventy and one-half (70-1/2), is described in Section 24.1(e)(i)(B).

Section 12.3 (a) Subject to Section 12.4, benefits shall be paid in one of the following forms, as selected by the Participant on an Application for Benefits filed under Article XV:

(i) a single lump sum payment; or

(ii) payment in equal annual or more frequent installments, provided that the survival of the Participant, the Participant’s Spouse or the Beneficiary shall not be a condition for payment.

Benefits payable to a Participant who has a severance from employment with the Company after attaining Normal Retirement Date and fails to select a form of payment shall be paid in a single lump sum.

(b) Amounts attributable to contributions made after benefits have commenced shall be distributed in accordance with the form of payment in effect for the Participant on whose behalf such contributions were made.

Section 12.4 (a) For purposes of this Section 12.4, the following terms shall have the meanings set forth below:

(i) “Designated beneficiary” means the individual who is the Participant’s designated beneficiary pursuant to Section 13.4(a)(i).

(ii) “Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii) “Life expectancy” means life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9, Q&A-1.

(iv) “Participant’s account balance” means the Participant’s account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (the “valuation calendar year”), increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant’s account balance as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v) “Required beginning date” means the date specified in Section 12.2(b) of the Plan.

(b) Distributions under the Plan shall be subject to the rules set forth in this Section 12.4. All distributions required under this Section 12.4 will be determined and made in accordance with Regulations under Section 401(a)(9) of the Code and the minimum distribution incidental benefit requirements of Section 401(a)(9)(G) of the Code. The rules set forth herein shall be applied as of the time when distributions are required under Section 12.2(b) to commence and shall not govern distributions made prior to such time; provided, however, that distributions commencing prior to such time which will not satisfy the requirements of this Section 12.4 as of such time and thereafter shall be treated as failing to satisfy such requirements when they commence.

(c) The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsection (d) and subsection (e). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and Regulations.

(d) During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, Q&A-2, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, Q&A-3, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined under this subsection (d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(e) (i) If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the

Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Participant’s Surviving Spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(iii) The designated beneficiary shall receive benefit payments under a method of distribution which is at least as rapid as the method under which the Participant was receiving benefit payments prior to death.

(f) (i) Notwithstanding the required minimum distribution provisions of this Section 12.4:

(A) If the first distribution calendar year of a Participant occurred prior to 2008 and the Participant received a required minimum distribution from the Plan for a distribution calendar year prior to 2008, the Participant did not receive his or her required minimum distribution for the 2009 distribution calendar year (if any) by December 31, 2009 unless the Participant elected to receive such distribution. Such a Participant was given the opportunity to elect whether or not to receive the distribution described in the preceding sentence.

(B) If the first distribution calendar year of a Participant was 2008 and the Participant reached his or her required beginning date on April 1, 2009, the

Participant received his or her required minimum distribution for the 2008 distribution calendar year by April 1, 2009. In addition, such a Participant did not receive his or her required minimum distribution for the 2009 second distribution calendar year (if any) by December 31, 2009 unless the Participant elected to receive such distribution. Such a Participant was given the opportunity to elect whether or not to receive the distribution described in the preceding sentence.

(C) If the first distribution calendar year of a Participant was 2009, the Participant did not receive his or her required minimum distribution for the 2009 distribution calendar year by April 1, 2010 unless the Participant elected to receive such distribution. Such a Participant was given the opportunity to elect whether or not to receive the distribution described in the preceding sentence. In addition, such a Participant received his or her required minimum distribution for the 2010 second distribution calendar year (if any) by December 31, 2010.

(ii) A distribution for the 2009 distribution calendar year (or any portion of such distribution) described in subsection (f)(i) will be treated as an eligible rollover distribution for purposes of the direct rollover provisions in Section 17.6 of the Plan. However, if all or any portion of a distribution for the 2009 distribution calendar year is treated as an eligible rollover distribution but would not be so treated if the required minimum distribution provisions of the Plan had applied during 2009, such distribution shall not be treated as an eligible rollover distribution for purposes of the mandatory withholding requirements of Code Section 3405(c) or the rollover notice requirements of Code Section 402(f).

(iii) For calendar years after 2009, the required beginning date of a Participant shall be determined without regard to this subsection (f). In addition, the five year period described in Code Section 401(a)(9)(B)(ii) shall be determined without regard to the 2009 calendar year.

(iv) The requirements of this subsection (f) are effective for the 2009 distribution calendar year. Notwithstanding the foregoing, this subsection (f) shall not apply to any required minimum distribution for the 2008 distribution calendar year that was permitted to be made in 2009 by reason of an individual’s required beginning date being April 1, 2009.

Section 12.5 (a) If a benefit is to be paid in installments, the Plan Administrator may direct the Trustee to set aside the value of such benefit in a Separate Account. At the discretion of the Plan Administrator, each Separate Account may be: (i) invested in fixed income mutual funds or common trust funds, U.S. Bonds, certificates of deposit, commercial paper, Treasury bills or similar investments; (ii) deposited in a savings account with payments made therefrom; or (iii) invested in mutual funds or any other type of equity investment which provides for periodic withdrawals. Net earnings or losses shall be credited or debited to such Separate Account in accordance with Section 7.2. If no Separate Account is established, the Participant’s Accounts shall remain invested in accordance with the provisions of the Plan applicable to the Participant’s Accounts.

(b) Installment payments shall be made from a Participant’s Accounts or Separate Account. Before installment payments commence, the Participant may elect to have the amount of each installment adjusted annually to reflect the earnings, losses and expenses credited to the Participant’s Accounts or Separate Account. If no such election is made, installments shall continue as a fixed amount regardless of such earnings, losses and expenses. In either event, subject to Section 12.4, installment payments shall continue until the available funds have been exhausted.

(c) As of any Anniversary Date subsequent to retirement, in lieu of such installments, the Plan Administrator may direct that the value of a Participant’s Separate Account be: (i) applied to the purchase of a nontransferable installment annuity Contract; or (ii) with the Participant’s consent, paid to the Participant in a lump sum. The value of a Participant’s Separate Account shall be determined as of the Valuation Date. If benefits are to be paid in installments to a Participant from the Participant’s Accounts, the Trustee shall, at the beginning of each Plan Year, transfer from the Participant’s Accounts to a Separate Account an amount sufficient to pay the installments for such Plan Year.

Section 12.6 Notwithstanding Section 12.1 through Section 12.5, if the benefit payable under this Article XII does not exceed $1,000 (the “maximum cash-out amount”), the Plan Administrator shall direct the Trustee to distribute the entire amount of such benefit in a lump sum payment. For purposes of this Section 12.6, a Participant’s Accounts shall be valued as of the Valuation Date coinciding with or next following the date on which severance from employment with the Company occurs.

For the period prior to January 1, 1998, the maximum cash-out amount was $3,500. For the period on and after January 1, 1998 and prior to March 28, 2005, the maximum cash-out amount was $5,000.

For the period prior to March 22, 1999, if the value of a Participant’s Accounts exceeded the maximum cash-out amount at the time of any distribution under the Plan, the value of the benefit payable under this Article XII was deemed to exceed the maximum cash-out amount at all times thereafter. For the period on and after March 22, 1999 and prior to October 17, 2000, if a Participant began to receive distributions in a form of payment under which at least one scheduled periodic distribution had not yet been made and the value of the Participant’s Accounts exceeded the maximum cash-out amount at the time of the first distribution under such form of payment, the value of the benefit payable under this Article XII was deemed to exceed the maximum cash-out amount at all times thereafter.

For distributions occurring after December 31, 2001 and prior to March 28, 2005 with respect to participants who incurred a severance from employment at any time, the value of a Participant’s Accounts for purposes of this Section 12.6 was determined without regard to the Participant’s Rollover Account.

Section 12.7 Subject to Section 12.2 and Section 12.6, the Accounts of a Retired Participant or a Disabled Participant shall be valued as of the Valuation Date coinciding with or next following the date on which the Plan Administrator receives an Application for Benefits filed under Article XV, and shall be distributed as soon as practical thereafter.

Section 12.8 For purposes of this Article XII, other than Section 12.1, the term “Participant” shall include a Retired Participant, a Terminated Participant and a Disabled Participant.

Section 12.9 (a) Notwithstanding Section 12.4, the distribution of benefits on behalf of a Participant, including a five percent (5%) owner as defined for purposes of Section 12.2(b), shall be made in accordance with the terms of the Plan as in effect on December 31, 1983, if the following requirements are satisfied:

(i) such distribution would not have caused the Plan to be disqualified under Section 401(a)(9) of the Code as in effect on December 31, 1984;

(ii) such distribution is made in the manner elected by the Participant or, if the Participant has died, in the manner elected by such Participant’s Beneficiary;

(iii) the election is in writing and was signed before 1984;

(iv) the Participant had an accrued benefit under the Plan as of December 31, 1983; and

(v) the method of distribution elected specifies the time at which the distribution will commence, the period over which the distribution will be made and, for distributions made upon the Participant’s death, the Beneficiaries in order of priority.

(b) This Section 12.9 shall not apply to distributions upon death unless the election lists the Beneficiaries in order of priority with respect to distributions upon the Participant’s death.

(c) With respect to any distribution commencing before 1984 and continuing after 1983, the Participant or Beneficiary receiving such distribution shall be presumed to have elected the manner of distribution under which the distribution is being made if such manner of distribution was specified in writing and satisfies the requirements of subsection (a)(i) and subsection (a)(v).

(d) (i) Distributions under the Plan made after an election described in this Section 12.9 has been revoked shall be subject to the requirements of Section 12.4 and shall be made in accordance with Section 401(a)(9) of the Code and Regulations thereunder. For purposes of the preceding sentence, any change in the election, other than the substitution or addition of a Beneficiary that does not directly or indirectly change the period over which distributions are to be made under the election, shall be treated as a revocation of the election.

(ii) If a revocation occurs after the date distributions are required under Section 12.2(b) to commence, all amounts remaining in the Plan that would have been required to have been distributed under Section 12.4 but for this Section 12.9 shall be distributed no later than the end of the calendar year following the calendar year in which the revocation occurs.

(iii) In the case of a transfer or rollover to or from this Plan, the rules of Q-14 and Q-15 of Regulation Section 1.401(a)(9)-8 shall apply.

A R T I C L E  XIII

Death Benefits

Section 13.1 Upon the death of a Participant with Employment Status before the Annuity Starting Date, or of a Retired Participant or Disabled Participant, the death benefit shall be the value of the Participant’s Accounts. Upon the death of a Participant who does not have Employment Status before the Annuity Starting Date, the death benefit shall be the vested value of the Participant’s Accounts.

Section 13.2 (a) Subject to subsection (b), a Participant may designate a Beneficiary by completing a Beneficiary designation form pursuant to Article XV.

(b) The Beneficiary of a Participant who dies before the Annuity Starting Date and who was married on the date of death shall be the Surviving Spouse of the Participant, unless the Participant designated a Beneficiary other than the Participant’s Spouse and the Participant’s Spouse consented to the designation of the Beneficiary. Such consent must be made in writing, acknowledge the effect of the designation, and be witnessed by a Plan representative or a notary public. Spousal consent shall not be required if it is established to the satisfaction of the Plan Administrator that it cannot be obtained because there is no Spouse or the Spouse cannot be located, or under such other circumstances as may be prescribed by Regulations.

(c) A Participant may revoke a Beneficiary designation in writing at any time before the Annuity Starting Date without spousal consent.

(d) If there is no Surviving Spouse or designated Beneficiary, the Participant’s Beneficiary shall be the Participant’s estate, and the death benefit payable under Section 13.1 shall be paid to the Participant’s estate in a lump sum.

Section 13.3 (a) The death benefit payable under Section 13.1 shall be paid to the Beneficiary in one of the following forms of payment, as selected by the Participant on a Beneficiary designation form:

(i) a single lump sum payment; or

(ii) payments in equal annual or more frequent installments, provided that the survival of the Beneficiary shall not be a condition for payment.

If the deceased Participant has not selected a form of payment, the death benefit shall be paid in a form set forth in this subsection (a), as selected by the Beneficiary on an Application for Benefits. Any such election by a Beneficiary must be made no later than the earlier of: (i) the last day of the calendar year in which distributions are required under Section 13.4 to commence; or (ii) the last day of the calendar year in which occurs the fifth anniversary of the date of death of the Participant.

(b) In the event the Company’s contribution for the Plan Year in which a Participant died is allocated after payment in full of the death benefit, the deceased Participant’s share of such contribution shall be paid to the Beneficiary in a single lump sum as soon as practical.

(c) Payment of death benefits shall commence as soon as practical following receipt by the Plan Administrator of the Application for Benefits required by Section 15.3. The Accounts of the deceased Participant shall be valued as of the Valuation Date coinciding with or next following the date on which the Plan Administrator receives such Application for Benefits.

(d) If a Participant dies after the Annuity Starting Date, the death benefit, if any, payable to the Beneficiary shall depend upon the form of benefit payment in effect for such Participant at the time of death.

Section 13.4 (a) For purposes of this Section 13.4, the following terms shall have the meanings set forth below:

(i) “Designated beneficiary” means the individual who is designated as the Participant’s Beneficiary pursuant to Section 13.2 and who satisfies the requirements for being a designated beneficiary under Code Section 401(a)(9) and Regulation Section 1.401(a)(9)-4. The Participant’s designated beneficiary will be determined based on the beneficiaries designated as of the Participant’s date of death who remain beneficiaries as of September 30 of the calendar year following the calendar year of the Participant’s death; provided, however, if the Participant’s Spouse is the Participant’s sole designated beneficiary as of September 30 of the calendar year following the calendar year of the Participant’s death and the Surviving Spouse dies after the Participant and before the date on which distributions would have begun to the Surviving Spouse under this Section 13.4, then this Section 13.4 will apply as if the Surviving Spouse were the Participant; and provided further, if an individual is designated as the Participant’s beneficiary as of the Participant’s date of death and the individual dies prior to September 30 of the calendar year following the calendar year of the Participant’s death without disclaiming, then the individual will continue to be treated as a beneficiary of the Participant as of September 30 of the calendar year following the calendar year of the Participant’s death for purposes of determining the Participant’s designated beneficiary.

Only an individual may be a designated beneficiary. If a person other than an individual is designated as the Participant’s Beneficiary, the Participant will be treated as having no designated beneficiary; provided, however, that the individual beneficiaries of a trust will be treated as the Participant’s beneficiaries if the trust meets the following requirements:

(A) the trust is a valid trust under state law (or would be a valid trust but for the fact that there is no corpus);

(B) the trust is irrevocable or will, by its terms, become irrevocable upon the death of the Participant;

(C) the beneficiaries of the trust who are beneficiaries with respect to the trust’s interest in the death benefit payable under the Plan are identifiable from the trust instrument; and

(D) the documentation required by Regulation Section 1.401(a)(9)-4, Q-6 is provided to the Plan Administrator.

If more than one individual is designated as a Participant’s Beneficiaries, the individual with the shortest life expectancy will be considered the Participant’s designated beneficiary.

(ii) “Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (b), and the required minimum distribution for each distribution calendar year will be made on or before December 31 of that distribution calendar year.

(iii) “Life expectancy” means life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9, Q&A-1.

(iv) “Participant’s account balance” means the Participant’s account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (the “valuation calendar year”), increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant’s account balance as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v) “Required beginning date” means the date specified in Section 12.2(b) of the Plan.

(b) If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2) (if later).

(ii) If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this subsection (b), other than subsection (b)(i), will apply as if the Surviving Spouse were the Participant.

(c) (i) Except as provided in subsection (e), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 12.4(e).

(ii) If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under subsection (b)(i), this subsection (c) will apply as if the Surviving Spouse were the Participant.

(d) For purposes of subsection (b) and subsection (c), unless subsection (b)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If subsection (b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subsection (b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under subsection (b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(e) Notwithstanding the provisions of subsection (b) and subsection (c), Participants or beneficiaries may elect on an individual basis whether distributions after the death of a Participant who has a designated beneficiary either will begin by the date required by subsection (b) (the “life expectancy rule”), or will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death (the “five year rule”). The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subsection (b), or September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, Surviving Spouse’s) death. If neither the Participant nor beneficiary makes an election under this subsection (e), distributions will be made in accordance with the life expectancy rule.

(f) Until December 31, 2003, a designated beneficiary who was receiving his or her entire interest by December 31 of the calendar year containing the fifth anniversary of the Participant’s death (the “five year rule”) could make a new election to receive payments over the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 12.4(e) (the “life expectancy rule”); provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 were distributed by the earlier of December 31, 2003 or the end of the five year period.

(g) (i) Notwithstanding the required minimum distribution provisions of Section 12.4(e) and this Section 13.4:

(A) If the first distribution calendar year of the designated beneficiary of a deceased Participant occurred prior to 2008, and if the beneficiary received a required minimum distribution from the Plan for a distribution calendar year prior to 2008, the beneficiary did not receive his or her required minimum distribution for the 2009 distribution calendar year (if any) by December 31, 2009 unless the beneficiary elected to receive such distribution. Such a beneficiary was given the opportunity to elect whether or not to receive the distribution described in the preceding sentence.

(B) If the first distribution calendar year of the designated beneficiary of a deceased Participant was 2008 and the beneficiary reached his or her required beginning date on December 31, 2008, the beneficiary received his or her required minimum distribution for the 2008 distribution calendar year by December 31, 2008. In addition, such a beneficiary did not receive his or her required minimum distribution for the 2009 second distribution calendar year (if any) by December 31, 2009 unless the beneficiary elected to receive such distribution. Such a beneficiary was given the opportunity to elect whether or not to receive the distribution described in the preceding sentence.

(C) If the first distribution calendar year of the designated beneficiary of a deceased Participant was 2009, the beneficiary did not receive his or her required minimum distribution for the 2009 distribution calendar year by December 31, 2009 unless the beneficiary elected to receive such distribution. Such a beneficiary was given the opportunity to elect whether or not to receive the distribution described in the preceding sentence. In addition, such a beneficiary received his or her required minimum distribution for the 2010 second distribution calendar year (if any) by December 31, 2010.

(ii) A distribution for the 2009 distribution calendar year (or any portion of such distribution) described in subsection (g)(i) will be treated as an eligible rollover distribution for purposes of the direct rollover provisions in Section 17.6 of the Plan.

However, if all or any portion of a distribution for the 2009 distribution calendar year is treated as an eligible rollover distribution but would not be so treated if the required minimum distribution provisions of the Plan had applied during 2009, such distribution shall not be treated as an eligible rollover distribution for purposes of the mandatory withholding requirements of Code Section 3405(c) or the rollover notice requirements of Code Section 402(f).

(iii) For calendar years after 2009, the required beginning date of a designated beneficiary shall be determined without regard to this subsection (g). In addition, the five year period described in Code Section 401(a)(9)(B)(ii) shall be determined without regard to the 2009 calendar year.

(iv) The requirements of this subsection (g) are effective for the 2009 distribution calendar year.

Section 13.5 The designation of a Beneficiary and the selection of a form of payment of death benefits shall be made on a form furnished by and filed with the Plan Administrator, and may be changed in a like manner.

Section 13.6 If the death benefit payable under this Article XIII does not exceed $1,000 (the “maximum cash-out amount”), the Plan Administrator shall direct the Trustee to distribute the entire amount of such benefit in a lump sum payment. For purposes of this Section 13.6, a Participant’s Accounts shall be valued as of the Valuation Date coinciding with or next following the date of the Participant’s death.

For the period prior to January 1, 1998, the maximum cash-out amount was $3,500. For the period on and after January 1, 1998 and prior to March 28, 2005, the maximum cash-out amount was $5,000.

For the period prior to March 22, 1999, if the value of a Participant’s Accounts exceeded the maximum cash-out amount at the time of any distribution under the Plan, the value of the benefit payable under this Article XIII was deemed to exceed the maximum cash-out amount at all times thereafter. For the period on and after March 22, 1999 and prior to October 17, 2000, if a Participant began to receive distributions in a form of payment under which at least one scheduled periodic distribution had not yet been made and the value of the Participant’s Accounts exceeded the maximum cash-out amount at the time of the first distribution under such form of payment, the value of the benefit payable under this Article XIII was deemed to exceed the maximum cash-out amount at all times thereafter.

For distributions occurring after December 31, 2001 and prior to March 28, 2005 with respect to participants who incurred a severance from employment at any time, the value of a Participant’s Accounts for purposes of this Section 13.6 was determined without regard to the Participant’s Rollover Account.

Section 13.7 For purposes of this Article XIII, other than Section 13.1, the term “Participant” includes a Retired Participant, a Terminated Participant and a Disabled Participant.

Section 13.8 (a) Notwithstanding Section 13.4, the distribution of benefits on behalf of a Participant, including a five percent (5%) owner as defined for purposes of Section 12.2(b), shall be made in accordance with the terms of the Plan as in effect on December 31, 1983, if the following requirements are satisfied:

(i) such distribution would not have caused the Plan to be disqualified under Section 401(a)(9) of the Code as in effect on December 31, 1984;

(ii) such distribution is made in the manner elected by the Participant or, if the Participant has died, in the manner elected by such Participant’s Beneficiary;

(iii) the election is in writing and was signed before 1984;

(iv) the Participant had an accrued benefit under the Plan as of December 31, 1983; and

(v) the method of distribution elected specifies the time at which the distribution will commence, the period over which the distribution will be made and, for distributions made upon the Participant’s death, the Beneficiaries in order of priority.

(b) This Section 13.8 shall not apply to distributions upon death unless the election lists the Beneficiaries in order of priority with respect to distributions upon the Participant’s death.

(c) With respect to any distribution commencing before 1984 and continuing after 1983, the Participant or Beneficiary receiving such distribution shall be presumed to have elected the manner of distribution under which the distribution is being made if such manner of distribution was specified in writing and satisfies the requirements of subsection (a)(i) and subsection (a)(v).

(d) (i) Distributions under the Plan made after an election described in this Section 13.8 has been revoked shall be subject to the requirements of Section 13.4 and shall be made in accordance with Section 401(a)(9) of the Code and Regulations thereunder. For purposes of the preceding sentence, any change in the election, other than the substitution or addition of a Beneficiary that does not directly or indirectly change the period over which distributions are to be made under the election, shall be treated as a revocation of the election.

(ii) If a revocation occurs after the date distributions are required under Section 12.2(b) to commence, all amounts remaining in the Plan that would have been required to have been distributed under Section 13.4 but for this Section 13.8 shall be distributed no later than the end of the calendar year following the calendar year in which the revocation occurs.

(iii) In the case of a transfer or rollover to or from this Plan, the rules of Q-14 and Q-15 of Regulation Section 1.401(a)(9)-8 shall apply.

A R T I C L E  XIV

Termination of Participation, Loss of

Employment Status and Vesting

Section 14.1 The eligibility of a Participant or of a Terminated Participant who has a severance from employment with the Company to receive a distribution of benefits before Normal Retirement Date shall be determined under this Article XIV.

Section 14.2 (a) A Participant or a Terminated Participant shall be 100% vested in any Deferral Contributions Account, Rollover Account, or Vested Account, held on behalf of such individual.

(b) The vested portion of a Participant’s or a Terminated Participant’s Matching Contributions Account, Nonelective Contributions Account, Transition Contributions Account, and Profit Sharing Contributions Account shall be a percentage of the value thereof, determined as follows:

(i) With respect to a Participant’s Matching Contributions Account:

(A) The portion of a Participant’s Matching Contributions Account that is attributable to Matching Contributions made under Section 5.2(a), Section 5.2(d)(i)(A), Section 5.2(d)(i)(D)(I) and Section 5.2(d)(i)(D)(II)(2), and Safe Harbor Matching Contributions made under Section 5.2(d)(i)(B) and Section 5.2(d)(i)(C), shall be subject to the following vesting schedule:

Less than 2 Vesting Years	0%
2 or more Vesting Years	100%

(B) The portion of a Participant’s Matching Contributions Account that is attributable to Matching Contributions made under Section 5.2(d)(i)(D)(II)(1), Section 5.2(d)(i)(D)(III), Section 5.2(d)(i)(E) or Section 5.2(d)(i)(F) shall be subject to the following vesting schedule:

(I) If the Employment Commencement Date of the Participant or Terminated Participant was prior to September 1, 2004, one hundred percent (100%) vesting; and

(II) If the Employment Commencement Date of the Participant or Terminated Participant was on or after September 1, 2004:

Less than 3 Vesting Years	0%
3 or more Vesting Years	100%

The provisions of this subsection (b)(i)(B)(II) shall also apply to each Participant or Terminated Participant who terminated employment prior to September 1, 2004, who did not become a Participant in the Plan prior to his or her termination of employment, and who becomes an Employee again on or after September 1, 2004.

(ii) A Participant’s Nonelective Contributions Account shall be subject to the following vesting schedule:

Less than 2 Vesting Years	0%
2 or more Vesting Years	100%

(iii) A Participant’s Transition Contributions Account shall be subject to the following vesting schedule:

Less than 2 Vesting Years	0%
2 or more Vesting Years	100%

(iv) A Participant’s Profit Sharing Contributions Account shall be subject to the following vesting schedule:

Less than 2 Vesting Years	0%
At least 2 Vesting Years	33-1/3%
At least 3 Vesting Years	66-2/3%
At least 4 Vesting Years	100%

Notwithstanding the preceding provisions of this subsection (b)(iv), any Participant who had three or more Vesting Years on December 30, 2002 shall be one hundred percent (100%) vested in his or her Profit Sharing Contributions Account. In addition, notwithstanding the preceding provisions of this subsection (b)(iv), prior to January 1, 2003 each Participant was 100% vested in his or her Profit Sharing Contributions Account.

(c) A Participant or Terminated Participant who has Employment Status on or after Normal Retirement Date shall have a nonforfeitable interest in one hundred percent (100%) of the Accounts held on behalf of such individual.

(d) A Terminated Participant whose Matching Contributions Account, Nonelective Contributions Account, Transition Contributions Account or Profit Sharing Contributions Account is not one hundred percent (100%) vested shall forfeit the nonvested portion of such Account at the time of a distribution or deemed distribution under this Article XIV or upon the occurrence of five consecutive one year Severance Periods (whichever occurs first). Such forfeited amount shall be applied in accordance with Article V.

(e) The vested percentage of the Matching Contributions Account, Nonelective Contributions Account, Transition Contributions Account or Profit Sharing Contributions

Account of a Terminated Participant who again becomes an Employee after a Severance Period, excluding any amounts that were previously forfeited under this Article XIV, shall be determined in accordance with the following provisions:

(i) If the Terminated Participant had a vested balance in his or her Matching Contributions Account, Nonelective Contributions Account, Transition Contributions Account or Profit Sharing Contributions Account prior to the Severance Period, then all Vesting Years shall be aggregated for purposes of this Article XIV.

(ii) If the Terminated Participant did not have a vested balance in his or her Matching Contributions Account, Nonelective Contributions Account, Transition Contributions Account or Profit Sharing Contributions Account prior to the Severance Period, and if the number of consecutive one year Severance Periods is less than either: (A) five; or (B) the aggregate number of Vesting Years prior to such Severance Period, then all Vesting Years shall be aggregated for purposes of this Article XIV.

(iii) If the Terminated Participant did not have a vested balance in his or her Matching Contributions Account, Nonelective Contributions Account, Transition Contributions Account or Profit Sharing Contributions Account prior to the Severance Period, and if the number of consecutive one year Severance Periods equals or exceeds both: (A) five; and (B) the aggregate number of Vesting Years prior to such Severance Period, then all Vesting Years prior to such Severance Period shall be disregarded for purposes of this Article XIV.

In the case of a Terminated Participant described in subsection (e)(i) who was less than one hundred percent (100%) vested in any Account and who becomes an Employee after incurring five consecutive one year Severance Periods, any vested amounts attributable to Company contributions made before such one year Severance Periods that are held under this Article XIV shall be allocated to a Vested Account when the individual again becomes an Employee.

(f) In determining the value of the vested portion of a Participant’s or Terminated Participant’s Matching Contributions Account, Nonelective Contributions Account, Transition Contributions Account or Profit Sharing Contributions Account, the amount of any prior distribution or withdrawal under Article XI to such individual shall be taken into account if: (i) such Account was less than one hundred percent (100%) vested at the time of such event; and (ii) the vested percentage of such Account, determined at the time of such event, could increase. The amount to which the Participant or Terminated Participant is entitled (“X”) shall be determined by the formula X = P(AB + D) – D, where AB is the value of the Account at the time of determination, D is the amount of the distribution or withdrawal under Article XI, and P is the vested percentage at the time of determination.

Section 14.3 In the event the Company shall adopt an amendment changing the vesting provisions of the Plan, or any other amendment that directly or indirectly affects the computation of the vested percentage of any Account, a Participant who has at least three Vesting Years may elect to have the vested percentage determined in accordance with the vesting schedule in effect immediately before the effective date of the amendment, unless the individual’s vested percentage under the Plan, as amended, cannot at any time be less than such percentage determined without regard to such amendment. Such election shall be made in writing and be filed with the Plan Administrator by the latest of: (a) sixty (60) days after the amendment is adopted; (b) sixty (60) days after the amendment becomes effective; or (c) sixty (60) days after written notice of the amendment is issued to the Participant by the Plan Administrator. The Participant must have completed the required three Vesting Years by the latest date on which an election may be filed hereunder. A Participant’s or Terminated Participant’s vested percentage shall not be less than the percentage to which the individual would have been entitled in the event of severance from employment immediately before the date on which such amendment is adopted or the effective date of such amendment, whichever is later.

Section 14.4 (a) A Participant or Terminated Participant who has incurred a severance from employment with the Company may elect to receive a distribution of the vested portion of the Accounts held on behalf of such individual in accordance with Article XII. Such vested portion of the individual’s Accounts shall be valued as of the Valuation Date coinciding with or next following the date on which the Plan Administrator receives an Application for Benefits filed under Article XV, and shall be distributed as soon as practical thereafter.

(b) An individual who incurs a severance from employment with the Company without any percentage of vesting under Section 14.2 shall be deemed to have elected to receive a lump sum distribution under this Section 14.4 in the amount of $0. Such distribution shall be deemed to have occurred on the Valuation Date coinciding with or next following the date on which such individual incurs a severance from employment with the Company.

(c) The vested portion of an individual’s Accounts that is not otherwise subject to a distribution or deemed distribution under this Article XIV shall be held by the Trustee until the date specified in Section 12.2(b), and shall then be distributed in accordance with Article XII.

Section 14.5 If the benefit payable under this Article XIV does not exceed $1,000 (the “maximum cash-out amount”), the Plan Administrator shall direct the Trustee to distribute the entire amount of such benefit in a lump sum payment. For purposes of this Section 14.5, a Participant’s Accounts shall be valued as of the Valuation Date coinciding with or next following the date on which the Participant incurs a severance from employment with the Company.

For the period prior to January 1, 1998, the maximum cash-out amount was $3,500. For the period on and after January 1, 1998 and prior to March 28, 2005, the maximum cash-out amount was $5,000.

For the period prior to March 22, 1999, if the value of a Participant’s Accounts exceeded the maximum cash-out amount at the time of any distribution under the Plan, the value of the benefit payable under this Article XIV was deemed to exceed the maximum cash-out amount at all times thereafter. For the period on and after March 22, 1999 and prior to October 17, 2000, if a Participant began to receive distributions in a form of payment under which at least one scheduled periodic distribution had not yet been made and the value of the Participant’s Accounts exceeded the maximum cash-out amount at the time of the first distribution under such form of payment, the value of the benefit payable under this Article XIV was deemed to exceed the maximum cash-out amount at all times thereafter.

For distributions occurring after December 31, 2001 and prior to March 28, 2005 with respect to participants who incurred a severance from employment at any time, the value of a Participant’s Accounts for purposes of this Section 14.5 was determined without regard to the Participant’s Rollover Account.

Section 14.6 (a) If a Terminated Participant received a lump sum distribution under this Article XIV that included less than the entire value of his or her Matching Contributions Account, Nonelective Contributions Account, Transition Contributions Account and Profit Sharing Contributions Account at the time of such distribution, and if the individual is again employed by the Company in a classification of employees eligible to participate in the Plan, then the individual shall be entitled, during the period commencing on the date of reemployment and ending on the earlier of the fifth anniversary of such date or the occurrence of five consecutive one year Severance Periods commencing after the lump sum distribution, to recontribute to the Plan the full amount of the distribution attributable to the individual’s Matching Contributions Account, Nonelective Contributions Account, Transition Contributions Account and Profit Sharing Contributions Account. Upon the recontribution of such amount to the Plan, the Matching Contributions Account, Nonelective Contributions Account, Transition Contributions Account and Profit Sharing Contributions Account of such individual shall be reinstated in an amount equal to the value of such Accounts immediately before such distribution.

(b) If a Terminated Participant who is deemed to have received a distribution of $0 under Section 14.4(b) is again employed by the Company in a classification of employees eligible to participate in the Plan before incurring five consecutive one year Severance Periods commencing after such deemed distribution, the Matching Contributions Account, Nonelective Contributions Account, Transition Contributions Account and Profit Sharing Contributions Account of such individual shall be reinstated in an amount equal to the value of such Accounts immediately before such deemed distribution.

(c) Amounts recontributed to the Plan under subsection (a) or restored to an individual’s Account under subsection (a) or subsection (b) shall not be considered an annual addition for purposes of Article IX or a rollover contribution or voluntary contribution for purposes of Article VI.

A R T I C L E  XV

Applications for Benefits and other Distribution Procedures

Section 15.1 (a) Benefits under the Plan shall be paid in the manner and at the time selected in an Application for Benefits filed by an individual in accordance with this Article XV after receipt of the written description required by subsection (b)(ii) and subsection (b)(iii) and as soon as reasonably practicable after the Annuity Starting Date.

(b) Not less than thirty (30) days and not more than one hundred eighty (180) days (ninety (90) days for Plan Years beginning prior to January 1, 2007) before an individual’s Annuity Starting Date, the Plan Administrator shall:

(i) provide the individual with an Application for Benefits;

(ii) provide the individual with a general description of the material features of, and an explanation of the relative values of, the optional forms of payment available under the Plan; and

(iii) inform the individual of any right to defer receipt of the distribution, and that failure to file an Application for Benefits within the time permitted by the Plan Administrator will be treated as an election to defer.

(c) If an individual’s Annuity Starting Date will occur more than one hundred eighty (180) days (more than ninety (90) days for Plan Years beginning prior to January 1, 2007) after the date on which such individual received the information required by subsection (b)(ii) and subsection (b)(iii), except as otherwise permitted by Regulations, the Plan Administrator shall again furnish such individual with the written information required by subsection (b)(ii) and subsection (b)(iii) so that such information is received no more than one hundred eighty (180) days (ninety (90) days for Plan Years beginning prior to January 1, 2007) before the Annuity Starting Date.

(d) (i) Subject to subsection (d)(ii), an individual’s Annuity Starting Date shall be not less than thirty (30) days and not more than one hundred eighty (180) days (ninety (90) days for Plan Years beginning prior to January 1, 2007) after the date on which the individual has received the written information required by subsection (b)(ii) and subsection (b)(iii).

(ii) Payment of benefits may commence less than thirty (30) days after an individual’s receipt of the information required by subsection (b)(ii) and subsection (b)(iii) if:

(A) the Plan Administrator has informed the individual that he or she is entitled, for a period of at least thirty (30) days after receiving such information, to consider whether to elect a distribution (and, if applicable, a particular form of payment); and

(B) the individual, after receiving the information, elects to receive a distribution before the end of such thirty (30) day period.

Section 15.2 The Application for Benefits required for the payment of disability benefits under Article XII must be filed no later than one year following an individual’s severance from employment with the Company. Proof of disability in the form of a written certification by a licensed physician approved by the Plan Administrator must be filed with the Application for Benefits.

Section 15.3 The Application for Benefits required for the payment of death benefits under Article XIII must be filed by the Beneficiary of a deceased individual or the legal representative of the individual’s estate, and must be accompanied by a death certificate.

Section 15.4 If payment of an individual’s benefits is to commence on or after Normal Retirement Date and the individual fails to file an Application for Benefits within a reasonable time following receipt of such application and the written information required by Section 15.1(b)(ii) and Section 15.1(b)(iii), the amount to which such individual is entitled shall be paid as provided in Article XII.

Section 15.5 An Application for Benefits filed by a Participant or Beneficiary may be revised by filing a new Application for Benefits prior to the Annuity Starting Date.

Section 15.6 (a) The Plan Administrator shall promptly process each Application for Benefits received by it and shall notify the claimant in writing of the action taken regarding the Application for Benefits within a reasonable period of time, but not later than ninety (90) days (forty-five (45) days in the case of a claim for disability benefits) following its receipt. This period may be extended by the Plan for up to ninety (90) days (for up to two thirty (30) day periods in the case of a claim for disability benefits), provided that the notice of the extension of time (including an explanation of the circumstances requiring the determination and the date by which a benefit determination is expected) is furnished to the claimant prior to the beginning of the extension period. In the event of an extension of time to consider a claim for disability benefits, the notice of extension shall explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve issues, and the claimant shall be afforded at least forty-five (45) days within which to provide the requested information.

(b) In the event of a denial of benefits, the Plan Administrator shall furnish the claimant with a written notification which shall include: (i) the reasons for the denial; (ii) specific references to the Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the Application for Benefits, including an explanation of why such material or information is necessary; and (iv) an explanation of the review procedure set forth in Section 15.7 (including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Act within one year following an adverse benefit determination on review). Anything herein to the contrary notwithstanding, for purposes of Section 15.6 and Section 15.7, if a claimant has clearly designated an authorized representative to act and receive notices on his or her behalf with respect to an Application for Benefits filed by the claimant, the Plan Administrator shall, in the absence of a contrary direction from the claimant, direct all information and notices to which the claimant is otherwise entitled to such authorized representative with respect to such Application for Benefits.

In the event of a denial of a disability benefit claim, the Plan Administrator shall also furnish the claimant a copy of any guideline, protocol or other similar criterion relied upon (or a statement that a copy of the guideline, protocol or other similar criterion will be provided free of charge upon request), and an explanation of the scientific or clinical judgment on which the denial was based (or a statement that the explanation will be provided free of charge upon request).

(c) Notwithstanding anything herein to the contrary, any claim shall be handled in a manner consistent with applicable Department of Labor regulations. For purposes of this Section 15.6 and Section 15.7, a benefit is a “disability benefit” if the claimant is required to provide proof of his or her eligibility for a disability benefit as a condition for obtaining the benefit. A benefit is not a disability benefit if a finding of benefit eligibility is determined under another program by an independent party, such as the Social Security Administration.

(d) In the event that a period of time for review is extended under subsection (a) due to the claimant’s failure to submit information necessary to decide a claim, the period of time for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

Section 15.7 (a) A claimant who has received a written denial of an Application for Benefits and wants to contest the denial must appeal by filing with the Plan Administrator a written request for review. Such request must be made within sixty (60) days (one hundred eighty (180) days in the case of a claim for disability benefits) following the receipt of the written denial. In connection with any request for review, the claimant may at any time review all documents, records, and other information relevant to the claim free of charge, and request a review that takes into account all comments, documents, records and other information submitted without regard to whether such information was submitted or considered in the initial benefit determination. A claimant must file an appeal with the Plan Administrator to review a denial of a benefit claim before initiating a claim in a state or federal court.

(b) In connection with any request for review of a disability benefit claim, in addition to the requirements of subsection (a), the Plan Administrator shall provide for a review that: (i) does not afford deference to the initial adverse benefit determination; (ii) is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal nor the subordinate of such individual; (iii) in the case of an adverse benefit determination based on a medical judgment, provides that the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; (iv) provides for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan, without regard to whether the advice was relied upon in making the benefit determination; and (v) provides that the health care professional engaged is an individual who is neither the individual who made the adverse benefit determination nor the subordinate of such individual.

(c) The Plan Administrator shall notify the claimant of its determination on review within sixty (60) days (forty-five (45) days in the case of a claim for disability benefits) following receipt of the request for review. This period may be extended by the Plan for up to sixty (60) days (forty-five (45) days in the case of a claim for disability benefits), provided that the Plan Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. Written notice of the extension shall be furnished to the claimant prior to the beginning of the extension period. The extension notice must indicate the special circumstances requiring the extension and the date as of which the Plan expects to render a decision.

(d) In the event that a period of time is extended as permitted under subsection (c) due to the claimant’s failure to submit information necessary to decide a claim, the period of time for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(e) In the event of a denial of an Application for Benefits on review, the Plan Administrator shall furnish the claimant with a written notification which shall include: (i) the reason or reasons for the denial; (ii) specific references to the Plan provisions on which the denial is based; (iii) a statement that the claimant may receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information related to the claimant’s claim for benefits; and (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of the Act within one year following an adverse benefit determination on review. In the event of a denial of a claim for disability benefits on review, in addition to the notification requirements set forth above in this subsection (e), the Plan Administrator shall furnish the claimant a copy of any internal rule, guideline, protocol, or other similar criterion that was relied upon in making the adverse determination (or, in the alternative, a statement that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request). Moreover, if there is a denial of a claim for disability benefits on review, the following statement will be provided to the claimant: ‘You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency’.”

Section 15.8 An individual for whom benefits are being held by the Trustee shall keep the Plan Administrator notified of a current mailing address. The Plan Administrator and the Company shall be discharged from any liability resulting from a failure to pay benefits as they become due if reasonable effort has been made to contact the individual at the last address on record.

Section 15.9 Accounts maintained under the Plan for an individual who cannot be found shall be forfeited and used to reduce the Company’s contribution hereunder as soon as possible. Prior to the forfeiture, the Plan Administrator shall conduct a diligent search for the individual. If the individual is located after the forfeiture, the vested portion of the individual’s Accounts shall be reinstated and distributed in accordance with the terms of the Plan.

Section 15.10 Distributions under Article XII and Article XIV of the Plan may, in addition to applicable income taxes, be subject to the tax on early distributions imposed by Section 72(t) of the Code.

A R T I C L E  XVI

Leave of Absence

Section 16.1 (a) This Section 16.1 shall apply only to a Participant who is absent from his or her position of employment with the Company by reason of a period of military service and who, upon reemployment with the Company, is entitled to the benefits of the Uniformed Services Employment and Reemployment Rights Act of 1994 with respect to such service (“qualified military service”). Upon such reemployment with the Company, the individual shall be treated as having been on a leave of absence and the following requirements shall apply:

(i) The individual shall be deemed not to have incurred a Severance Period by reason of such qualified military service, and the period of such service shall constitute service with the Company for purposes of determining the individual’s vesting service.

(ii) The individual may, during the period described in subsection (b), make additional Deferral Contributions up to the maximum amount the individual would have been permitted to make under Article IV if he or she had remained continuously employed by the Company and received compensation as determined in subsection (c) during the period of qualified military service, reduced by any Deferral Contributions actually made by such individual during the period of qualified military service.

(iii) To the extent that an individual makes Deferral Contributions permitted under subsection (b)(ii), the Company shall make any Matching Contributions which would have been required had such Deferral Contributions actually been made by such individual during the period of qualified military service.

(iv) The Company shall make any Company contributions other than Matching Contributions that would have been allocated to the individual under Article V if he or she had remained continuously employed by the Company and received compensation as determined in subsection (c) during the period of qualified military service, reduced by any Company contributions other than Matching Contributions that the Company actually made under Article V and that were allocated to such individual for the period of such qualified military service.

(v) Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

(b) The period during which the contributions permitted by subsection (a) may be made to the Plan shall begin on the individual’s date of reemployment following the period of qualified military service and shall end upon the expiration of a period equal to three times the period of qualified military service, not to exceed five years from the date of such reemployment.

(c) For purposes of subsection (a) and Section 9.1(b), an individual shall be treated as having received compensation from the Company during the period of qualified military service equal to the compensation that would have been paid to the individual by the Company during such period determined at the rate of pay he or she would have received but for such period of service or, if such rate of pay is not reasonably ascertainable, the individual’s average rate of compensation during the twelve consecutive month period preceding the qualified military service (or the entire period of employment preceding the military service, if less than twelve consecutive months).

(d) For the period on or after January 1, 2007, if a Participant dies while performing qualified military service, the survivors of the Participant are entitled to any additional death benefits that would have been payable under the Plan if the Participant had resumed employment and then terminated employment on account of death. As a result, such a Participant’s death benefits under the Plan shall be determined by treating the Participant as if he or she were an active employee at the time of his or her death.

(e) Effective as of January 1, 2009, if the Company provides differential military pay to a Participant who is performing qualified military service, the Participant shall be treated as an employee of the Company and the differential military pay shall be treated as compensation paid by the Company for purposes of Section 9.1(b) of the Plan. Differential military pay means any amounts that the Company pays to a Participant who is performing qualified military service to the extent such amounts do not exceed the excess of the compensation that the Participant would have received if he or she had remained employed by the Company during the period of his or her qualified military service, over the amount of the Participant’s military pay.

(f) Nothing in this Section 16.1 shall be construed as requiring the crediting of investment earnings to an individual’s Accounts before any contribution permitted or required by subsection (a) is actually made, or the allocation of any forfeiture with respect to the period of qualified military service.

(g) Contributions made under subsection (a) shall be allocated promptly to the individual’s Accounts. Such contributions shall not be subject to any otherwise applicable limitation under Articles IV, V, VIII or IX with respect to the year in which such contributions are made. In accordance with Regulations, contributions made under subsection (a) shall be subject to such limitations with respect to the year to which the contributions relate.

Section 16.2 An individual employed by the Company who is not performing services for the Company or is on a reduced work schedule for a reason designated by the Company as qualifying under the Family and Medical Leave Act of 1993 shall be treated as on a leave of absence for the period of such absence or reduced work schedule.

Section 16.3 A leave of absence under Section 16.1 or Section 16.2 may not be canceled by the Company, and an Employee deemed to be on such a leave shall not incur a Severance Period during the leave of absence.

A R T I C L E  XVII

Rights of Participant

Section 17.1 The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company and any individual. This Plan shall not affect the right of the Company to deal with individuals employed by it in all respects, including their hiring, discharge, compensation and conditions of employment.

Section 17.2 The sole rights of a Participant, Retired Participant, Disabled Participant Terminated Participant, or Beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits the individual may be entitled to hereunder, and to name the Beneficiary to receive any death benefits payable hereunder.

Section 17.3 (a) The Trust Fund is established for the purpose of providing for the support of the Participants upon their retirement and for the support of their families. Except as provided in Section 17.5 and Article X of the Plan permitting plan loans, no right or interest of any Participant in any part of the Trust Fund shall be transferable or assignable by the Participant or be subject to alienation, anticipation or encumbrance by the Participant, and no such right or interest shall be subject to garnishment, attachment, execution or levy of any kind.

(b) Subsection (a) shall not apply to an offset to a Participant’s Accounts against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, in accordance with Code Sections 401(a)(13)(C) and (D). In a case in which the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a Spouse at the time at which the offset is made:

(i) either such Spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code Section 417(a)(2)(B)), or an election to waive the right of the Spouse to either a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity is in effect in accordance with the requirements of Code Section 417(a);

(ii) such Spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of fiduciary duties; or

(iii) in such judgment, order, decree or settlement, such Spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code Section 401(a)(11)(A)(i) and under a qualified pre-retirement survivor annuity provided pursuant to Code Section 401(a)(11)(A)(ii).

Section 17.4 No Participant shall be discharged, fired, suspended, expelled, disciplined or discriminated against for exercising any right under this Plan, or for giving information or testimony in any inquiry or proceeding relating to the administration of this Plan.

Section 17.5 (a) Section 17.3 shall not apply to a qualified domestic relations order. The Plan Administrator shall abide by the terms of any qualified domestic relations order. A “qualified domestic relations order”” means any judgment, decree or order (including approval of a property settlement agreement) that creates or recognizes the existence of an alternate payee’s right to receive all or a portion of the benefits payable to a Participant hereunder pursuant to a state’s domestic relations law relating to the provision of child support, alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of the Participant, which specifically states:

(i) The name and last known mailing address of the Participant and of each alternate payee covered by such order;

(ii) The amount or percentage of the Participant’s benefits to be paid by the Plan to each alternate payee or the manner in which such amount or percentage is to be determined;

(iii) The number of payments or the period to which such order applies; and

(iv) The name of each plan to which such order applies.

(b) The Plan Administrator shall establish reasonable written procedures to determine the qualified status of domestic relations orders and to administer distributions made thereunder consistent with the following:

(i) The Plan Administrator shall promptly notify the Participant and any named alternate payee of the receipt of a domestic relations order and the procedures used for determining whether such order is qualified under Section 414(p) of the Code.

(ii) The Plan Administrator shall, within a reasonable time following receipt, determine whether such order is qualified and notify the Participant and each alternate payee of such determination.

(iii) During the period beginning upon receipt of the order and ending on the earlier of the date of determination of its qualified status or the expiration of eighteen (18) months, the Plan Administrator shall separately account for the amounts which will be payable to the alternate payee if the domestic relations order is determined to be qualified.

(iv) If, within eighteen (18) months of receipt, the order is determined to be qualified, the Plan Administrator shall pay the amounts described in subsection (b)(iii) to the alternate payee pursuant to the terms of the order. If, within eighteen (18) months of receipt, the order is determined not to be qualified, or the order’s status is unresolved, the Plan Administrator shall pay the amounts described in subsection (b)(iii) to the person or persons entitled to such amounts under the terms of the Plan as if no order had been received.

(v) A determination that a domestic relations order is qualified made later than eighteen (18) months after the receipt of such order shall operate prospectively only.

(c) Payments made under this Section 17.5 shall completely discharge the Plan of its obligations with respect to the Participant and each alternate payee to the extent of any such payments.

(d) To the extent authorized by a qualified domestic relations order, a distribution under the Plan may be made to an alternate payee before the Participant whose benefits are subject to such order attains the earliest retirement age (as defined in Section 414(p)(4)(B) of the Code).

Section 17.6 (a) For purposes of this Section 17.6, the following terms shall have the meanings set forth below:

(i) “Direct rollover” means, in the case of an eligible rollover distribution under the Plan, a payment to one or more eligible retirement plans specified by the distributee.

(ii) “Distributee” means an employee or former employee; the Surviving Spouse of an employee or former employee; and the Spouse or former Spouse of an employee or former employee who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.

(iii) “Eligible retirement plan” means any of the following that will accept a distributee’s eligible rollover distribution: (i) an individual retirement account and an individual retirement annuity described in Section 408 of the Code or (effective for distributions occurring on or after January 1, 2008) a Roth individual retirement account described in Section 408A of the Code; (ii) a qualified plan described in Section 401(a) of the Code; (iii) an annuity plan described in Section 403(a) of the Code and an annuity contract described in Section 403(b) of the Code; and (iv) an eligible plan described in Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for any eligible rollover distributions transferred into such plan. Notwithstanding the above, if any portion of an eligible rollover distribution is not includible in gross income, such portion of the distribution may be transferred only to the following eligible retirement plans: (i) an individual retirement account and an individual retirement annuity described in Section 408 of the Code or (effective for distributions occurring on or after January 1, 2008) a Roth individual retirement account described in Section 408A of the Code; and (ii) a qualified plan described in Section 401(a) of the Code or an annuity contract described in Section 403(b) of the Code that receives such portion of the distribution in a direct rollover pursuant to subsection (a)(i), that agrees to separately account for the amounts so transferred (including separately accounting for the portion of the distribution which is includible in gross income and the portion of the distribution which is not includible in gross income), and (for the period prior to January 1, 2007) that is a defined contribution plan.

(iv) “Eligible rollover distribution” means the distribution of all or a portion of the balance to the credit of a distributee, other than: (A) one or more distributions to be made during a taxable year of the distributee which in the aggregate are reasonably expected to be less than $200; (B) a distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the distributee or the joint lives or joint life expectancy of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (C) the portion of any distribution that is required to be made under Section 401(a)(9) of the Code; and (D) any distribution that is made due to the hardship of the distributee.

(b) Notwithstanding any other provision of the Plan, a distributee may elect, in accordance with procedures established by the Plan Administrator, that all or a portion of an eligible rollover distribution to be made to the distributee shall instead be distributed in a direct rollover. If a portion but not all of an eligible rollover distribution is to be distributed in a direct rollover, such portion may not be less than $500. In the case of an eligible rollover distribution not exceeding $500, any direct rollover must consist of the entire amount of the eligible rollover distribution.

(c) Effective for Plan Years beginning on or after January 1, 2010, if the designated beneficiary of a Participant (as defined in Section 13.4(a)(i)) is not the Surviving Spouse of the Participant and is eligible to receive a distribution from the Plan due to the death of the Participant, and if the distribution satisfies all of the requirements for constituting an eligible rollover distribution set forth in subsection (a)(iv) other than the requirement that the distribution be made to a distributee, then the distribution to the non-Spouse designated beneficiary shall be treated as an eligible rollover distribution and the non-Spouse designated beneficiary may elect that all or a portion of the distribution to be made to the non-Spouse designated beneficiary will instead be distributed in a direct rollover to an individual retirement account or an individual retirement annuity that is maintained for the benefit of the non-Spouse designated beneficiary and that is described in Code Section 402(c)(8)(B)(i) or Code Section 402(c)(8)(B)(ii). The individual retirement account or individual retirement annuity shall be treated as an inherited individual retirement account pursuant to Code Section 402(c)(11).

(d) Not less than thirty (30) days and not more than one hundred eighty (180) days (ninety (90) days for Plan Years beginning prior to January 1, 2007) before the Annuity Starting Date of a distributee or non-Spouse designated beneficiary who is entitled to receive an eligible rollover distribution, the Plan Administrator shall, in accordance with Section 402(f) of the Code, provide the distributee or non-Spouse designated beneficiary with a written explanation of the rules governing rollovers (including the right to make a direct rollover under subsection (b) or subsection (c)), and the mandatory federal income tax withholding on any eligible rollover distribution for which no election is made under subsection (b) or subsection (c). No later than the date on which the information required by this subsection (d) is provided to a distributee or non-Spouse designated beneficiary, the Administrator shall notify the distributee or non-Spouse designated beneficiary that he or she is entitled to consider, for a period of at least thirty (30) days following receipt of such information, whether or not to make an election under subsection (b) or subsection (c).

(e) Notwithstanding subsection (d) but subject to Section 15.1(d), a direct rollover or distribution may be made less than thirty (30) days after the distributee or non-Spouse designated beneficiary receives the information required by subsection (d), if the distributee or non-Spouse designated beneficiary affirmatively elects to receive a distribution or to make a direct rollover under subsection (b) or subsection (c).

(f) Any portion of an eligible rollover distribution that is not distributed in a direct rollover under subsection (b) or subsection (c) is ordinarily subject to mandatory federal income tax withholding.

A R T I C L E  XVIII

Plan Administrator

Section 18.1 The Plan Administrator shall supervise and control the operation of the Plan and shall have all powers necessary to accomplish such purpose, including the power to make rules and regulations pertaining to the administration of the Plan. The Plan Administrator shall establish a funding method and policy consistent with the objectives of the Plan, and shall determine the Plan’s short-term and long-term financial needs and communicate such requirements to the Trustee.

Section 18.2 The board of directors of the Principal Company shall have the power to designate the Plan Administrator. If no Plan Administrator has been designated, the Principal Company shall serve as the Plan Administrator.

Section 18.3 If more than one person is serving as the Plan Administrator, such persons may by written agreement allocate among themselves their responsibilities under the Plan. Except as otherwise provided by law, if responsibilities have been allocated among the persons serving as the Plan Administrator, only the person to whom a specific responsibility has been allocated shall be liable for acts or omissions occurring in the performance of such responsibility.

Section 18.4 The Plan Administrator may delegate to others all or part of its duties that do not involve management of Plan assets. The Plan Administrator shall not be liable for any act or omission of the persons to whom such duties have been delegated, provided that the Plan Administrator acted prudently and in the interests of the Participants and Beneficiaries in selecting and retaining such persons.

Section 18.5 The Plan Administrator shall not be authorized to offer investment advice to any Participant.

Section 18.6 The Plan Administrator shall file such reports with the Department of Labor and the Department of the Treasury as may be required by law.

Section 18.7 The Plan Administrator shall notify the Internal Revenue Service of the termination of the Plan, any change in the name of the Plan or the name and address of the Plan Administrator, and any merger or division of the Plan.

Section 18.8 The Plan Administrator shall provide each Participant and Beneficiary with a summary of the latest annual report of the Plan and summary plan descriptions in the form and within the time required by law.

Section 18.9 The Plan Administrator shall furnish individual statements of vested benefits to Terminated Participants and individual statements of vested and accrued benefits to each Participant or Beneficiary in the form and within the time required by law.

Section 18.10 The Plan Administrator shall make available to each Participant and Beneficiary of a deceased Participant during business hours at its principal office copies of the Plan and the Trust Agreement, the Plan’s summary plan description, the latest annual report and any other documents pertaining to the establishment and operation of the Plan. A Participant shall be furnished copies of any such documents upon written request and payment of any reasonable expense incurred in duplicating such documents.

Section 18.11 A Plan Administrator who is also a Participant hereunder shall not vote upon any question affecting his or her benefits under the Plan, and hereby agrees to be bound by the decision of the remaining persons serving as the Plan Administrator, or if they are unable to agree or if there is only one person serving as Plan Administrator, by the decision of the board of directors of the Principal Company.

Section 18.12 If more than one person is serving as the Plan Administrator, any act which the Plan authorizes or requires the Plan Administrator to do may be done by a majority of such persons. The action of such majority expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Plan Administrator.

Section 18.13 The Plan Administrator shall have the power to designate the Plan’s agent for service of legal process.

Section 18.14 The reasonable expenses of administering the Plan, including legal, accounting and investment advisory fees, shall be paid from the Trust Fund to the extent permitted under Section 403(c)(1) and Section 404(a)(1)(A) of the Act, unless the Company elects to pay such expenses. The Plan Administrator shall determine the manner in which any such expenses that are paid from the Trust Fund will be allocated to Participants’ Accounts. Nothing in this Section 18.14 shall be construed as authorizing the payment from the Trust Fund of expenses relating to settlor functions.

Section 18.15 The Plan Administrator shall have the discretionary authority to interpret the provisions of the Plan, to determine all questions relating to eligibility for benefits hereunder, to decide all disputes which may arise relative to the rights of Participants and their Beneficiaries under the terms of the Plan, to give instructions to the Trustee (other than investment instructions) as may be necessary, and, in general, to direct the administration of the Plan. Any such interpretation, determination, decision, instruction or direction adopted by the Plan Administrator in good faith shall be binding upon the Company and on all Participants and Beneficiaries (unless the Plan Administrator has acted in an arbitrary or capricious manner). The Plan Administrator, in exercising its discretion, shall do so in a uniform and nondiscriminatory manner, treating all individuals in similar circumstances alike.

A R T I C L E  XIX

The Trust Fund

Section 19.1 All assets of the Plan shall be held in trust by the Trustee under the Trust Agreement in accordance with Section 2550.403a-1 of the regulations of the Department of Labor; provided, however, that this requirement will not fail to be satisfied merely because securities of the Plan are held in the name of a nominee or in street name if such securities are held on behalf of the Plan by: (a) a bank or trust company that is subject to supervision by the United States or a state, or a nominee of such bank or trust company; or (b) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer; or (c) a clearing agency as defined in Section 3(a)(23) of the Securities Exchange Act of 1934, or its nominee.

Section 19.2 The Trustee shall have such powers as to investment, reinvestment, control and disbursement of the Trust Fund as are provided in the Plan and the Trust Agreement.

A R T I C L E  XX

Plan for Exclusive Benefit of Participants

Section 20.1 Except as provided in this Article XX and in Article XXIII, no assets of the Trust Fund shall ever revert to, or be used or enjoyed by, the Company or any successor of the Company, nor shall any such funds or assets ever be used other than for the benefit of Participants or their Beneficiaries.

Section 20.2 In the event the Plan Administrator determines that the Company has contributed any amount to the Trustee by mistake of fact, the Plan Administrator may direct the Trustee in writing to return to the Company, within one year after the payment of the contribution, the lesser of the amount actually contributed by such mistake of fact or its then current value.

Section 20.3 All contributions hereunder are made on the condition that the Plan and the Trust Agreement initially qualify under Section 401(a) and Section 501 of the Code. If the Internal Revenue Service shall determine that the Plan or the Trust Agreement does not initially qualify, the Plan Administrator, upon the written request of the Company, shall direct the Trustee to pay to the Participants the then current value of their Deferral Contributions under Article IV and to return to the Company the then current value of any Company contributions under Article V within one year following the denial of initial qualification. The preceding sentence shall apply only if an application for a determination letter with respect to the initial qualification of the Plan is made within the time prescribed by law for filing the Company’s federal income tax return for the taxable year in which the Plan is adopted or on or before such later date as the Secretary of the Treasury may prescribe.

Section 20.4 All contributions hereunder are made on the condition that they are deductible under Section 404 of the Code. If the Internal Revenue Service shall determine that any portion of the Deferral Contributions and/or the Company’s contributions for a Plan Year is not deductible, the Plan Administrator, upon the written request of the Company, shall direct the Trustee to return to the Company the lesser of such disallowed portion or its then current value within one year following the disallowance of the deduction.

A R T I C L E  XXI

Miscellaneous Provisions

Section 21.1 Any provision of the Plan or the Trust Agreement that is susceptible to more than one interpretation shall be interpreted in a manner that is consistent with the Plan and the Trust Agreement being an employee benefit plan and trust within the meaning of Section 401(a) and Section 501 of the Code.

Section 21.2 Each fiduciary of the Plan shall discharge his or her duties with respect to the Plan: (a) solely in the interest of Plan Participants and Beneficiaries; (b) for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying the reasonable expenses of administering the Plan; and (c) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 21.3 The Company, the Plan Administrator and the Trustee shall be discharged from liability in acting upon any representation by an individual of any fact affecting such individual’s status under the Plan or upon any notice, request, consent, letter, telegram or other document believed by them, or any of them, to be genuine and to have been signed or sent by the proper person.

Section 21.4 The Plan Administrator may establish uniform procedures permitting the Trustee to make a direct transfer (other than in a direct rollover, as defined in Section 17.6(a)(i)) of the Accounts of a Participant to another plan qualified under Section 401(a) or Section 403(a) of the Code. No transfer shall be made under this Section 21.4 unless the requirements of Section 411(d)(6) and Section 414(l) of the Code are satisfied.

Section 21.5 The Plan shall not merge or consolidate with another plan or transfer assets and liabilities to another trust, unless each Participant shall, in the event of plan termination immediately after the merger, consolidation or transfer, be entitled to a benefit at least equal to the benefit such Participant would have been entitled to receive if the Plan had terminated immediately prior to such merger, consolidation or transfer. In any transaction described in the preceding sentence, the Trust Fund shall be allocated in accordance with Code Section 414(l).

Section 21.6 The Plan shall be construed according to the laws of the state of Connecticut, except as such laws are superseded by federal law.

A R T I C L E  XXII

Amendment

Section 22.1 The Principal Company, by resolution of its board of directors, shall have the right to amend the Plan at any time and from time to time. To the extent permitted by law and subject to Section 22.3, any such amendment may be made retroactively effective.

Section 22.2 The Plan Administrator shall have the right to amend the Plan to meet the requirements of law or to protect the rights of the Participants if the Principal Company, by resolution of its board of directors, specifically delegates this right to the Plan Administrator. If a corporation is the Plan Administrator, an amendment under this Section 22.2 shall be made by resolution of its board of directors.

Section 22.3 Except to the extent required to qualify the Plan and the Trust Agreement under Section 401(a) and Section 501 of the Code, or as a condition of continued qualification thereunder, no amendment shall be made which would have any of the following effects:

(a) deprive any Beneficiary of a then deceased Participant of the right to receive the benefits to which the Beneficiary may be entitled hereunder;

(b) deprive any then Retired Participant or Disabled Participant of the benefits to which such individual is entitled hereunder;

(c) deprive any then Terminated Participant of the benefits to which such individual is entitled hereunder;

(d) decrease a Participant’s accrued benefit or deprive any Participant of any of the proportionate interest in the Trust Fund to which such individual would be entitled were such individual to incur a severance from employment on the date of such amendment;

(e) add any restrictions to any previously unrestricted benefits, except to the extent permitted by Code Section 411(d)(6) and the Regulations thereunder; or

(f) eliminate or reduce any early retirement benefit or eliminate any optional form of benefit with respect to any benefits accrued prior to the date of the amendment, except to the extent permitted by Code Section 411(d)(6) and the Regulations thereunder.

A R T I C L E  XXIII

Termination of Plan

Section 23.1 Although the Company expects to continue the Plan and the contributions to the Trust Fund indefinitely, the Principal Company may, by action of its board of directors, terminate the Plan in its entirety at any time.

Section 23.2 (a) The Plan Administrator shall notify the Trustee in writing of the termination of the Plan or the complete discontinuance of contributions to the Trust Fund. After the Plan has been terminated and after complying with all applicable laws and regulations, the Trustee shall, upon direction by the Principal Company, terminate the Trust Fund by distributing the assets thereof as soon as practicable in accordance with this Article XXIII. All of the provisions of the Plan and Trust Agreement shall remain in effect, other than any provision requiring contributions by the Company.

(b) Upon the termination of the Plan or the complete discontinuance of contributions to the Trust Fund, except as provided in Article XX, the rights of each Participant, Retired Participant, Disabled Participant, Terminated Participant, and each Beneficiary of a deceased Participant, to the amounts credited to such individual’s Accounts as of the date of such termination or discontinuance shall become nonforfeitable. Such amounts shall be held, administered and distributed by the Trustee and the Plan Administrator in the manner provided in this Article XXIII.

(c) Upon the partial termination of the Plan, the rights of each Participant affected by such partial termination, including a Retired Participant, a Disabled Participant or a Terminated Participant, and each Beneficiary of a deceased Participant, to the amounts credited to such individual’s Accounts as of the date of such partial termination shall be nonforfeitable. Such amounts shall be distributed in accordance with the provisions of the Plan.

(d) Any funds held in the Suspense Account at the time of the termination of the Plan or a complete discontinuance of contributions shall be used to pay Plan expenses to the extent permitted by Section 18.14, or shall be allocated among the Participants in a nondiscriminatory manner as additional Company contributions. Any allocation of the funds held in the Suspense Account as additional Company contributions shall be subject to Article IX.

(e) Upon Plan termination the amounts credited to the Accounts of each Participant, Retired Participant, Disabled Participant or Terminated Participant, and each Beneficiary of a deceased Participant shall be distributed to the individual free of trust, in a lump sum.

Section 23.3 The Trustee’s fees and expenses of administration of the Trust Fund and other expenses incident to the termination and distribution of the Trust Fund incurred after the termination of the Plan shall be paid from the Trust Fund, unless paid by the Company.

A R T I C L E  XXIV

Top-Heavy Plan Provisions

Section 24.1 For purposes of this Article XXIV:

(a) “Top-heavy plan” means the following:

(i) A top-heavy plan means this Plan for any Plan Year in which, as of the determination date:

(A) it is not included in an aggregation group and the sum of the account balances of key employees exceeds sixty percent (60%) of the sum of all account balances under the Plan; or

(B) it is required to be included in a top-heavy group.

(ii) Except as otherwise provided in subsection (a)(iii), subsection (a)(i)(A) shall be applied by taking into account distributions made to any employee or beneficiary during the one year period ending on the determination date and any amount distributed under a terminated plan which would have been required to be included in the aggregation group; provided, however, if the distribution was made for a reason other than severance from employment, death or disability, this subsection (a)(ii) shall be applied by substituting “five year period” for “one year period”.

(iii) Subsection (a)(i)(A) shall be applied by disregarding:

(A) deductible voluntary contributions;

(B) the account balance of a former key employee (or the beneficiary of a former key employee) for all Plan Years after ceasing to be a key employee;

(C) the account balance of an individual who has not performed services for the Affiliated Group at any time during the one year period ending on the determination date;

(D) any account balance attributable to employer contributions rolled over or transferred to an individual’s rollover account, which contributions were originally made to a qualified retirement plan maintained by an employer other than a member of the Affiliated Group or were otherwise rolled over or transferred into the Trust Fund at the discretion of the individual; and

(E) benefits paid on account of death, to the extent such benefits exceed the individual’s account balance existing immediately prior to death.

The account balance of an individual that has been disregarded under subsection (a)(iii)(C) shall be taken into account on the determination date next following the date on which such individual again performs services for the Affiliated Group.

(b) “Top-heavy group” means the aggregation group which, if viewed as a single plan, would be a top-heavy plan. For purposes of the preceding sentence, the determination of the present value of an accrued benefit shall be based only on the interest rate and mortality tables used by the defined benefit retirement plan under which such benefit accrued. In determining whether the aggregation group is top-heavy, the accrued benefits or the account balances of all plans shall be valued as of the determination dates for such plans that fall within the same calendar year. The accrued benefit of any non-key employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the aggregation group or, if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

(c) “Determination date” means, for the Plan and any other plan included in the aggregation group, the last day of such plan’s preceding plan year or, in the case of the first plan year of the plan, the last day of such plan year.

(d) “Aggregation group” means the following:

(i) An aggregation group means a required aggregation group or a permissive aggregation group.

(A) A required aggregation group means: (I) each qualified defined benefit and defined contribution retirement plan of the Affiliated Group in which a key employee is or was a participant within the period of five Plan Years ending on the determination date; and (II) each other qualified defined benefit and defined contribution retirement plan of the Affiliated Group that enables any plan described in subsection (d)(i)(A)(I) to meet the qualification requirements of Code Section 401(a)(4) or Code Section 410.

(B) A permissive aggregation group means: (I) each plan in the required aggregation group; and (II) all other qualified defined benefit or defined contribution retirement plans of the Affiliated Group elected by the Plan Administrator that do not cause the aggregation group to violate the qualification requirements of Code Section 401(a)(4) and Code Section 410.

(ii) For purposes of this subsection (d), a qualified retirement plan shall include frozen plans and any terminated plans which were maintained within the period of five Plan Years ending on the determination date.

(e) “Key employee” means the following:

(i) A key employee is an employee who, at any time during the Plan Year containing the determination date, was:

(A) An officer of any member of the Affiliated Group whose earnings exceed $170,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2015);

(B) An owner of more than a five percent (5%) interest in a member of the Affiliated Group; or

(C) An owner of more than a one percent (1%) interest in a member of the Affiliated Group whose earnings from the Affiliated Group exceed $150,000 for the Plan Year.

(ii) For purposes of this subsection (e), the term “employee” includes a terminated, retired, disabled, deceased or part-time employee, and a leased employee within the meaning of Code Section 414(n)(2). A beneficiary of an individual described in this subsection (e) shall be considered a key employee.

(iii) For purposes of subsection (e)(i)(A), no more than the greater of three employees or ten percent (10%) of all employees of the Affiliated Group (based on the highest number of employees within the five Plan Years preceding the determination date), up to a maximum of fifty (50) employees, shall be treated as officers. In determining the number of employees of the Affiliated Group for purposes of the preceding sentence, employees described in Section 414(q)(5) of the Code shall not be taken into account. Individuals performing executive functions for sole proprietorships, partnerships, associations and trusts that are members of the Affiliated Group shall be treated as officers.

(iv) In determining ownership, the constructive ownership provisions of Section 318 of the Code shall be applied by utilizing a five percent (5%) test in lieu of the fifty percent (50%) test set forth in Section 318(a)(2)(C) thereof. The aggregation rules of Section 414(b), (c), (m) and (o) of the Code shall not apply for purposes of determining ownership.

(f) “Non-key employee” means any employee who is not a key employee.

(g) “Earnings” means earnings as defined in Section 9.1(b). An individual’s earnings for any year shall not exceed $265,000, as adjusted under Section 401(a)(17) of the Code for Plan Years beginning after December 31, 2015; provided, however, that this limitation on Earnings shall not apply for purposes of determining if an Employee is a Key Employee as defined in subsection (e)(1)(A) or subsection (e)(i)(C).

(h) “Average earnings” means the average of a Participant’s earnings for the five consecutive years of service which produce the highest average. In determining average earnings, any year in the five consecutive year period in which a year of service was not earned shall not be counted. If a Participant has completed less than five years of service, the average of the earnings for all years of service shall be used. Earnings received for years of service beginning after the close of the last Plan Year in which the Plan is top-heavy shall be disregarded.

(i) “Defined benefit minimum” means an annual retirement benefit (expressed as a single life annuity beginning at normal retirement date with no ancillary benefits) derived from contributions from the Affiliated Group equal to two percent (2%) of a non-key employee’s average earnings multiplied by the number of years of service not in excess of ten. There shall be taken into account only those years of service during which the defined benefit retirement plan or plans in which such non-key employee participates are included in a top-heavy group.

(j) “Year(s) of service” means the period of service used to determine the vested percentage of a Participant’s benefits under a defined benefit or defined contribution retirement plan of any member of the Affiliated Group.

Section 24.2 Except where provided otherwise, the following sections of this Article XXIV shall apply for any Plan Year during which the Plan is a top-heavy plan.

Section 24.3 (a) Subject to subsection (b), the sum of the Company contributions and forfeitures allocated under Article V to the Accounts of each non-key employee who is a Participant in the Plan and who has not separated from service with the Company at the end of the Plan Year shall not be less than the lesser of: (i) three percent (3%) of such Participant’s earnings for the Plan Year; or (ii) the percentage amount of earnings allocated or required to be allocated to the key employee receiving the highest such percentage for the Plan Year under this and all other defined contribution retirement plans required to be included in an aggregation group. Subsection (a)(ii) shall not apply if the Plan and a defined benefit retirement plan are required to be included in an aggregation group and the Plan enables such other plan to meet the qualification requirements of the Code. Company contributions on behalf of key employees that are attributable to amounts deferred under an arrangement described in Section 401(k) of the Code shall be taken into account for purposes of determining the percentage amount described in subsection (a)(ii), but such contributions on behalf of non-key employees shall not be taken into account for purposes of satisfying the requirements of this subsection (a). Employer matching contributions allocated to a non-key employee that are used to satisfy the requirements of Section 401(k) or Section 401(m) of the Code shall be treated as Company contributions for purposes of satisfying the requirements of this subsection (a).

(b) If a non-key employee participates in two or more top-heavy defined contribution retirement plans of the Affiliated Group, the minimum contribution requirements of subsection (a) may be satisfied by combining the contributions provided under such plans. A non-key employee who during any Plan Year participates in one or more top-heavy defined benefit retirement plans and one or more top-heavy defined contribution retirement plans of the Affiliated Group shall receive, in lieu of the amount required by subsection (a), allocations under such defined contribution retirement plan or plans equal to at least five percent (5%) of earnings.

Section 24.4 The provisions of this Section 24.4 shall not apply with respect to any individual who is credited with an Hour of Service on or after the first day of the first limitation year beginning after December 31, 1999.

(a) If the requirements of subsection (b) are not satisfied, the dollar limitations described in Section 9.3(b)(i)(B) and Section 9.3(c)(i)(B) shall not be multiplied by one hundred twenty-five percent (125%) but shall be multiplied by one hundred percent (100%), and the dollar limitation in the numerator of the fraction described in Section 9.3(b)(iii)(B) shall be $41,500.

(b) The requirements of this subsection (b) are satisfied if:

(i) a Participant who participates in one or more top-heavy defined benefit retirement plans and one or more top-heavy defined contribution retirement plans of the aggregation group does not accrue a benefit or receive an annual addition under such plans for any limitation year beginning or ending within the Plan Year for which such plans are top-heavy; or

(ii) (A) the aggregate present value of the accrued benefits and account balances for key employees under all qualified retirement plans included in the aggregation group exceeds sixty percent (60%) but does not exceed ninety percent (90%) of the aggregate present value of the accrued benefits and account balances for all employees; and

(B) three percent (3%) is substituted for two percent (2%) in Section 24.1(i), four percent (4%) is substituted for three percent (3%) in Section 24.3(a)(i) and seven and one-half percent (7.5%) is substituted for five percent (5%) in Section 24.3(b).

Section 24.5 The eligibility of a non-key employee who is a Participant in the Plan for an allocation under Section 24.3 and Section 24.4(b)(ii)(B) shall be determined without regard to the following: (a) the completion of 1,000 Hours of Service during the applicable Plan Year; or (b) exclusion from participation or failure to accrue a benefit by reason of Compensation being less than a stated amount or failure to make mandatory contributions for such Plan Year.

Section 24.6 (a) If a Participant has at least one Hour of Service on or after the first day of a Plan Year during which this Plan is a top-heavy plan, and if the following schedule would result in faster vesting for the Participant, it shall be substituted for the vesting schedule set forth in Section 14.2:

Less than 3 Vesting Years	0%
At least 3 Vesting Years	100%

(b) The vesting schedule set forth in subsection (a) shall apply only to Plan Years in which the Plan is a top-heavy plan. When the vesting schedule set forth in subsection (a) ceases to apply by reason of the preceding sentence, Section 14.3 shall apply as if the Plan had been amended, effective immediately, on the first day of the Plan Year in which the Plan is no longer a top-heavy plan.

Dated this 29th day of December, 2015.

Witness:	WEBSTER BANK, NATIONAL ASSOCIATION

/s/ Renne P. Seefried	By	/s/ James C. Smith
	Title:	Chairman & CEO

APPENDIX A

Participating Companies

Webster Financial Corporation

Webster Investment Services, Inc.

Webster Capital Finance, Inc. (formerly known as Center Capital Corporation)

Webster Business Credit Corporation (formerly known as Whitehall Business Credit Corporation)

Webster Wealth Advisors, Inc. (formerly known as Fleming, Perry & Cox, Inc.)

APPENDIX B

Predecessor Employers

Shawmut Bank, N.A.

Shelton Savings Bank

Shoreline Bank and Trust Company

Bristol Savings Bank

Derby Savings Bank

People’s Savings Bank of New Britain

Sachem Trust National Association

Eagle Financial Corporation

Eagle Bank

MidConn Bank

Webster Insurance, Inc. (formerly known as Damman Associates, Inc.)

Independent Financial Marketing Group, Inc. (for employees of Webster Investment Services, Inc.)

Nowlending, LLC (formerly known as Access National Mortgage, L.L.C.)

Maritime Bank & Trust

Village Bank & Trust Company

New England Community Bancorp, Inc.

The Chase Manhattan Bank

The Levine Companies (Louis Levine Agency, Inc., Levine Financial Services, Inc. and Retirement Planning Associates, Inc.)

Mech Financial, Inc.

Fleet Boston Corporation and BankBoston, N.A.

Musante Reihl Associates, Inc.

Center Capital Corporation

Wolff Zackin & Associates, Inc.

Benefit Plans Design & Administration, Inc.

IBJ Whitehall Business Credit Corporation

The Mathog & Moniello Companies, Inc.

Budget Installment Corp.

LJF Insurance Services, Inc.

North American Bank & Trust Company

First Federal Savings Bank of America

First City Bank (provided, however, that Hours of Service with First City Bank shall not be taken into account in determining whether a Participant’s Employment Commencement Date was prior to September 1, 2004 for purposes of Section 14.2(b)(i)(B), or whether a Participant had three or more Vesting Years on December 30, 2002 for purposes of Section 14.2(b)(iv))

State Bank of Howards Grove, Wisconsin (provided, however, that Hours of Service with State Bank of Howards Grove, Wisconsin shall not be taken into account in determining whether a Participant’s Employment Commencement Date was prior to September 1, 2004 for purposes of Section 14.2(b)(i)(B), or whether a Participant had three or more Vesting Years on December 30, 2002 for purposes of Section 14.2(b)(iv))

J. Bush & Co., Incorporated (provided, however, that Hours of Service with J. Bush & Co., Incorporated shall not be taken into account in determining whether a Participant’s Employment Commencement Date was prior to September 1, 2004 for purposes of Section 14.2(b)(i)(B), or whether a Participant had three or more Vesting Years on December 30, 2002 for purposes of Section 14.2(b)(iv))

NewMil Bank, NewMil Bancorp, Inc. and any predecessor of NewMil Bank or NewMil Bancorp, Inc. (provided, however, that Hours of Service with any predecessor of NewMil Bank or NewMil Bancorp, Inc. shall be taken into account only to the extent that such service was credited for purposes of determining eligibility to participate and vesting under the NewMil Bank Savings and Protection Plan; and provided further, that Hours of Service with NewMil Bank, NewMil Bancorp, Inc. or any predecessor of NewMil Bank or NewMil Bancorp, Inc. shall not be taken into account in determining whether a Participant’s Employment Commencement Date was prior to September 1, 2004 for purposes of Section 14.2(b)(i)(B), or whether a Participant had three or more Vesting Years on December 30, 2002 for purposes of Section 14.2(b)(iv))

JPMorgan Chase Bank, N.A. (health savings account business only) (provided, however, that Hours of Service with JPMorgan Chase Bank, N.A. shall not be taken into account in determining whether a Participant’s Employment Commencement Date was prior to September 1, 2004 for purposes of Section 14.2(b)(i)(B), or whether a Participant had three or more Vesting Years on December 30, 2002 for purposes of Section 14.2(b)(iv))

APPENDIX C

Predecessor Plans’ Protected Benefits

Annex I

Special Provisions for Former Members of the

Derby Savings Bank Thrift Plan

The following special provisions shall apply to each former employee of Derby Savings Bank (“Derby”) who had an account balance under the Derby Savings Bank Thrift Plan (the “Derby 401(k) Plan”) as of March 31, 1997 and whose account balance was transferred to the Plan as of April 1, 1997 (the date of the merger of the Derby 401(k) Plan with and into the Plan).

(1) The portion of such a person’s Account which consists of the “Elective Deferrals” and “Qualified Nonelective Contributions” made on behalf of the person to the Derby 401(k) Plan (and the earnings thereon) shall be referred to as the person’s Derby Deferral Contributions Account. The portion of such a person’s Account which consists of the “Matching Contributions” made on behalf of the person to the Derby 401(k) Plan (and the earnings thereon) shall be referred to as the person’s Derby Matching Contributions Account. The portion of such a person’s Account which consists of the “Employer Profit Sharing Contributions” made on behalf of the person to the Derby 401(k) Plan (and the earnings thereon) shall be referred to as the person’s Derby Profit Sharing Contributions Account.

(2) Such a person whose period of participation in the Derby 401(k) Plan and the Plan totals five years or more may, prior to separating from service with the Company, elect to withdraw all or any part of his or her Derby Matching Contributions Account or Derby Profit Sharing Contributions Account. If such a person’s period of participation in the Derby 401(k) Plan and the Plan totals less than five years, he or she may elect to withdraw only that portion of his or her Derby Matching Contributions Account or Derby Profit Sharing Contributions Account which has been credited to the Derby 401(k) Plan and the Plan for at least two full Plan Years, measured from the date such amounts were first allocated to the Derby 401(k) Plan.

Annex II

Special Provisions for Former Members of the

Financial Institutions Thrift Plan as Adopted by

Eagle Financial Corporation

The following special provisions shall apply to each former employee of Eagle Financial Corporation or Eagle Bank (“Eagle”) who had an account balance under the Financial Institutions Thrift Plan as Adopted by Eagle Financial Corporation (the “Eagle Plan”) as of the date immediately prior to July 1, 1998 (the “Transfer Date”) and whose account balance was transferred to the Plan as of the Transfer Date.

(1) The portion of such a person’s Account which consists of such person’s “401(k) Account” under the Eagle Plan shall be referred to as the person’s Eagle Deferral Contributions Account. The portion of such a person’s Account which consists of such person’s “Profit Sharing Contributions Account” under the Eagle Plan shall be referred to as the person’s Eagle Profit Sharing Contributions Account. The portion of such a person’s Rollover Account which consists of such person’s “Rollover Account” under the Eagle Plan shall be referred to as the person’s Eagle Rollover Account.

(2) Such a person who has not attained age fifty-nine and one-half (59-1/2) may elect to receive a distribution of all or any portion of his Eagle Profit Sharing Contributions Account, provided that the amounts to be distributed have been invested in the Plan or the Eagle Plan for an aggregate period of at least twenty-four (24) months or such person has been a participant in the Plan or the Eagle Plan for an aggregate period of at least sixty (60) months. Only one such distribution may be obtained in any calendar year. In addition, no partial distribution from such a person’s Eagle Profit Sharing Contributions Account may be obtained unless it equals at least the lesser of $1,000 or the entire outstanding balance of such person’s Eagle Profit Sharing Contributions Account.

Annex III

Special Provisions for Former Employees

of

New England Community Bancorp, Inc.

The following provisions shall apply to each former employee of New England Community Bancorp, Inc. or a member of its controlled group who had an account balance under the New England Community Bancorp 401(k) Plan (the “NECB 401(k) Plan”) immediately prior to March 1, 2000 (the “Plan Merger Date”) and whose account balance was transferred to the Plan as of the Plan Merger Date.

(1) The portion of such an employee’s Account which is attributable to such employee’s “Elective Deferral Contributions Account” under the NECB 401(k) Plan shall be referred to as the employee’s NECB Deferral Contributions Account. The portion of such an employee’s Account which is attributable to such employee’s “Matching Contributions Account” under the NECB 401(k) Plan shall be referred to as the employee’s NECB Matching Contributions Account. The portion of such an employee’s Account which is attributable to such employee’s “Other Employer Contributions Account” under the NECB 401(k) Plan shall be referred to as the employee’s NECB Profit Sharing Contributions Account. The portion of such an employee’s Account which is attributable to such employee’s “Rollover Contributions Account” under the NECB 401(k) Plan shall be referred to as the employee’s NECB Rollover Account.

(2) This subsection (2) shall apply prior to the Elimination Date (as defined in Section E.2 of Appendix E).

In addition to the forms of retirement benefit available under the Plan, such an employee’s NECB Deferral Contributions Account, NECB Matching Contributions Account, NECB Profit Sharing Contributions Account and NECB Rollover Account may also be paid, at the election of such employee, in any one of the following forms:

(a)	A straight life annuity;

(b)	A single life annuity with certain periods of five, ten or fifteen years;

(c)	A single life annuity with installment refund;

(d)	Survivorship life annuities with installment refund and survivorship percentages of fifty percent (50%), sixty-six and two-thirds percent (66-2/3%) or one hundred percent (100%);

(e)	Fixed period annuities for any period of whole months which is not less than sixty (60) and does not exceed the life expectancy of such employee and his or her named beneficiary, where the life expectancy is not recalculated; or

(f)	A series of installments chosen by such employee with a minimum payment each year beginning with the year in which such employee reaches age seventy and one-half (70-1/2). The payment for the first year in which a minimum payment is required will be made by April 1 of the following calendar year. The payment for the second year and each successive year will be made by December 31 of that year. The minimum payment will be based on the joint and last survivor expectancy of such employee and his or her Spouse, if any, where the joint life and last survivor expectancy is recalculated.

(3) This subsection (3) shall apply prior to the Elimination Date (as defined in Section E.2 of Appendix E).

In addition to the forms of death benefit available under the Plan, such an employee’s NECB Deferral Contributions Account, NECB Matching Contributions Account, NECB Profit Sharing Contributions Account and NECB Rollover Account may also be paid upon the death of such employee in any annuity that is an optional form of retirement benefit. However, a series of installments shall not be available if the beneficiary is not the Spouse of such deceased employee.

Annex IV

Special Provisions for Former Employees

of

The Chase Manhattan Bank

The following provisions shall apply to each former employee of The Chase Manhattan Bank who transferred employment to a member of the Webster Bank controlled group as a result of Webster Bank’s acquisition of certain branches from The Chase Manhattan Bank (a “Transferred Chase Employee”), who had an account balance under The 401(k) Savings Plan of The Chase Manhattan Bank (the “Chase 401(k) Plan”) immediately prior to the date on which the assets and liabilities of the Chase 401(k) Plan relating to the Transferred Chase Employees were transferred to the Plan (the “Asset Transfer Date”), and whose account balance was transferred to the Plan as of the Asset Transfer Date.

(1) The portion of such an employee’s Account which is attributable to such employee’s “Pre-Tax Contributions” and “Qualified Non-Elective Contributions” and the earnings thereon under the Chase 401(k) Plan shall be referred to as the employee’s Chase Deferral Contributions Account. The portion of such an employee’s Account which is attributable to such employee’s “Matching Contributions” and the earnings thereon under the Chase 401(k) Plan shall be referred to as the employee’s Chase Matching Contributions Account. The portion of such an employee’s Account which is attributable to such employee’s “After-Tax Contributions” and the earnings thereon under the Chase 401(k) Plan shall be referred to as the employee’s Chase Voluntary Account. The portion of such an employee’s Rollover Account which is attributable to such employee’s “Rollover Contributions” under the Chase 401(k) Plan shall be referred to as the employee’s Chase Rollover Account. Such an employee’s Chase Deferral Contributions Account, Chase Matching Contributions Account, Chase Voluntary Account and Chase Rollover Account are collectively referred to as the Participant’s Combined Chase Account.

(2) Any loans which such an employee obtained from his or her account under the Chase 401(k) Plan shall be transferred in-kind to the Plan and shall continue to be paid in accordance with their terms; provided, however, that the Administrator may reamortize any such loan over its remaining term in order to adjust for any changes in the employee’s payroll periods.

(3) Such an employee shall be entitled to receive a distribution of his or her Combined Chase Account upon the end of the eighteenth month following his or her eligibility for long term disability benefits under the long term disability plan of the Company.

(4) Such an employee shall be entitled to receive withdrawals prior to his or her separation from service in accordance with the following provisions:

(a) Such an employee may elect to withdraw all or any portion of his or her Chase Voluntary Account. Such a withdrawal shall be deemed to be made in the order set forth in Section 9.2(b) of the Chase 401(k) Plan (as in effect on the Asset Transfer Date).

(b) If such an employee was a participant in The Thrift Incentive Plan of The Chase Manhattan Bank, N.A. prior to its merger into the Chase 401(k) Plan effective December 31, 1996, the employee may withdraw all or part of his or her Chase Matching Contributions Account to the extent it represents vested matching contributions under such plan as of December 31, 1996 in excess of the amount of such vested matching contributions allocated to the employee’s account in respect of the prior twenty-four (24) months.

The minimum amount of any such in-service withdrawal shall be the lesser of $500 or the portion of such an employee’s Chase Combined Account which is eligible for such an withdrawal.

Annex V

Special Provisions for Former Employees

of

Fleet Boston Corporation and BankBoston, N.A.

The following provisions shall apply to each employee who transferred employment from Fleet Boston Corporation, BankBoston, N.A. or members of their controlled group to Webster Bank as a result of Webster Bank’s acquisition of certain branches from Fleet Boston Corporation and BankBoston, N.A.:

If any such employee receives an eligible rollover distribution from the Section 401(k) plan maintained by Fleet Boston Corporation, BankBoston, N.A. or any member of their controlled group for the benefit of their employees (the “Fleet 401(k) Plan”) in connection with Webster Bank’s acquisition of such branches, and if the eligible rollover distribution contained a loan note representing the unpaid balance of a loan which such employee obtained from his or her account under the Fleet 401(k) Plan, then the employee may elect to make a direct rollover of the loan note from the trustee of the Fleet 401(k) Plan to the Trustee of the Plan. As a condition to the direct rollover of the loan note, the employee must execute an acknowledgment that the Trustee of the Plan will be substituted for the trustee of the Fleet 401(k) Plan as the obligee of the loan note. No other changes may be made to the terms of the loan note, and the loan note will continue to be payable in accordance with its terms; provided, however, that the amortization schedule of the loan note may be modified in order to reflect a change in the payroll period of the employee, but only if such modification of the amortization schedule does not result in an extension of the repayment period of the loan.

Annex VI

Special Provisions for Former Employees

of

IBJ Whitehall Business Credit Corporation

The following provisions shall apply to each employee who transferred employment to Whitehall Business Credit Corporation, a member of the Webster Bank controlled group of corporations, from IBJ Whitehall Business Credit Corporation as a result of the acquisition of certain assets of IBJ Whitehall Business Credit Corporation by Whitehall Business Credit Corporation:

On or about July 31, 2002 (the “Whitehall Acquisition Date”), Whitehall Business Credit Corporation, a member of the Webster Bank controlled group of corporations, acquired certain assets from IBJ Whitehall Business Credit Corporation (the “Whitehall Acquisition”). In connection with the Whitehall Acquisition, the employment of certain employees (the “Transferred Whitehall Employees”) was transferred from IBJ Whitehall Business Credit Corporation or members of its controlled group to Whitehall Business Credit Corporation, a member of the Webster Bank controlled group of corporations. Prior to the Whitehall Acquisition Date, IBJ Whitehall Business Credit Corporation was a participating employer in a defined contribution Section 401(k) plan maintained for the benefit of the employees of IBJ Whitehall Business Credit Corporation and the members of its controlled group (the “Whitehall 401(k) Plan”).

Notwithstanding anything else in the Plan to the contrary, if a Transferred Whitehall Employee was eligible to participate in the Whitehall 401(k) Plan immediately prior to the Whitehall Acquisition Date, then the Transferred Whitehall Employee shall be eligible to participate in the Plan effective as of the first date with respect to which the processing of the payroll for the Transferred Whitehall Employees is performed in conjunction with the processing of the payroll for employees of the Webster Bank controlled group.

Annex VII

Special Provisions for Former Employees

of

First Federal Savings Bank of America

FirstFed America Bancorp Inc. was merged with and into Webster Financial Corporation and First Federal Savings Bank of America was merged with and into Webster Bank, National Association (“Webster Bank”), effective as of May 14, 2004. The date of the merger of FirstFed America Bancorp Inc. with and into Webster Financial Corporation, and the date of the merger of First Federal Savings Bank of America with and into Webster Bank, is referred to herein as the “First Federal Acquisition Date”.

Prior to the First Federal Acquisition Date, First Federal Savings Bank of America was the sponsor of a defined contribution Section 401(k) plan maintained for the benefit of the employees of First Federal Savings Bank of America and the members of its controlled group (the “First Federal 401(k) Plan”). The First Federal 401(k) Plan was merged with and into the Plan effective as of the close of business on December 31, 2004 (the “First Federal 401(k) Plan Merger Date”).

Each Employee who was an employee of First Federal Savings Bank of America or a member of its controlled group immediately prior to the First Federal Acquisition Date and who became an Employee of Webster Bank or a member of its controlled group on the First Federal Acquisition Date is referred to herein as a “Former First Federal Employee”.

(1) Notwithstanding anything in the Plan to the contrary, if a Former First Federal Employee was eligible to participate in the First Federal 401(k) Plan immediately prior to the First Federal Acquisition Date, then the Former First Federal Employee shall be eligible to participate in the Plan effective as of the first date with respect to which the processing of the payroll for the Former First Federal Employees is performed in conjunction with the processing of the payroll for employees of the Webster Bank controlled group (the “First Federal Payroll Merger Date”).

(2) The following provisions shall apply to each Former First Federal Employee who had an account balance under the First Federal 401(k) Plan immediately prior to the First Federal 401(k) Plan Merger Date and whose account balance was transferred to the Plan as of the First Federal 401(k) Plan Merger Date.

(a) The portion of such an employee’s Account which is attributable to such employee’s “elective deferrals” under the First Federal 401(k) Plan shall be referred to as the employee’s First Federal Deferral Contributions Account. The portion of such an employee’s Account which is attributable to such employee’s “employer matching contributions” under the First Federal 401(k) Plan shall be referred to as the employee’s First Federal Matching Contributions Account. The portion of such an employee’s Account which is attributable to such employee’s “rollover contributions” under the First Federal 401(k) Plan shall be referred to as the employee’s First Federal Rollover Account.

(b) Notwithstanding the provisions of Section 14.2 of the Plan:

(i) A Former First Federal Employee will be one hundred percent (100%) vested in his or her First Federal Matching Contributions Account. In addition, for purposes of determining the vested percentage of his or her Matching Contributions Account under Section 14.2(b)(i)(B) of the Plan, a Former First Federal Employee shall be deemed to have an Employment Commencement Date that was prior to September 1, 2004.

(ii) An individual who was employed by First Federal Savings Bank of America or a member of its controlled group prior to the First Federal Acquisition Date, who terminated employment prior to the First Federal Acquisition Date, and who had any unvested “employer matching contributions” credited to his or her account under the First Federal 401(k) Plan immediately prior to the First Federal Acquisition Date, shall be 100% vested in the portion of his or her Account attributable to such “employer matching contributions” effective as of the First Federal Acquisition Date.

(iii) A Former First Federal Employee will become vested in his or her Profit Sharing Contributions Account in accordance with the two-to-four year graded vesting schedule set forth in Section 14.2(b)(iv) of the Plan; provided, however, that any service which a Former First Federal Employee performed for First Federal Savings Bank of America and the members of its controlled group prior to the First Federal Acquisition Date will be taken into account for purposes of determining the individual’s Vesting Years.

(c) Any loan or loans which a Former First Federal Employee obtained from his or her account under the First Federal 401(k) Plan shall be transferred in-kind to the Plan and shall continue to be paid in accordance with their terms; provided, however, that the Administrator may reamortize any such loan over its remaining term in order to adjust for any changes in the employee’s payroll periods; and provided further, that the employee shall be required to repay all of such loans before he or she can obtain a loan from the Plan.

(d) A Former First Federal Employee may withdraw from the employee’s First Federal Matching Contributions Account all or a portion of the vested value of such account determined as of the Valuation Date, provided that the amounts to be withdrawn have been credited to the Plan or the First Federal 401(k) Plan for an aggregate period of at least twenty-four (24) months or such employee has been a participant in the Plan or the First Federal 401(k) Plan for an aggregate period of at least sixty (60) months. Only one such withdrawal may be obtained in any Plan Year.

Annex VIII

Special Provisions for Former Employees

of

State Bank of Howards Grove, Wisconsin

Eastern Wisconsin Bancshares, Inc. was merged with and into Webster Financial Corporation, and State Bank of Howards Grove, Wisconsin (“SBHG”) was merged with and into Webster Bank, National Association (“Webster Bank”), effective on or about March 1, 2005 (the “SBHG Acquisition Date”).

Webster Bank sold the retail banking business of SBHG to an unrelated third party effective on or about April 15, 2005 (the “Retail Branches Sale Date”), and retained the health savings account business of SBHG.

Prior to the SBHG Acquisition Date, SBHG was the sponsor of a defined contribution Section 401(k) plan maintained for the benefit of the employees of SBHG and the members of its controlled group (the “SBHG 401(k) Plan”). The SBHG 401(k) Plan was merged with and into the Plan effective as of the close of business on April 30, 2005 (the “SBHG 401(k) Plan Merger Date”).

Each individual who was an employee of SBHG or a member of its controlled group immediately prior to the SBHG Acquisition Date and who became an Employee of Webster Bank or a member of its controlled group on the SBHG Acquisition Date is referred to herein as a “Former SBHG Employee”.

(1) During the period on and prior to the SBHG 401(k) Plan Merger Date, the Former SBHG Employees were not treated as Employees of a participating Company for purposes of Section 3.1, and were not eligible to become Participants in the Plan. Therefore, during the period prior to the SBHG 401(k) Plan Merger Date, the Former SBHG Employees were not eligible to make any contributions to the Plan or to receive an allocation of any Company contributions under the Plan with respect to service performed for, or compensation paid by, SBHG or a member of its controlled group prior to the SBHG Acquisition Date, or with respect to service performed for, or compensation paid by, Webster Bank or a member of its controlled group on or after the SBHG Acquisition Date and prior to the SBHG 401(k) Plan Merger Date.

(2) Effective as of the day immediately following the SBHG 401(k) Plan Merger Date, the Former SBHG Employees who did not terminate employment with Webster Bank and the members of its controlled group on the Retail Branches Sale Date, who remained employed by Webster Bank or a member of its controlled group, and who were eligible to participate in the SBHG 401(k) Plan immediately prior to the SBHG 401(k) Plan Merger Date, shall be eligible to participate in the Plan.

The Former SBHG Employees who did not terminate employment with Webster Bank and the members of its controlled group on the Retail Branches Sale Date, who remained employed by Webster Bank or a member of its controlled group, but who were not eligible to participate in the SBHG 401(k) Plan immediately prior to the SBHG 401(k) Plan Merger Date, shall become eligible to participate in the Plan after they satisfy the requirements of Section 3.1 (taking into account, for this purpose, any service which they performed for SBHG or a member of its controlled group prior to the SBHG Acquisition Date and any service which they performed for Webster Bank or a member of its controlled group on or after the SBHG Acquisition Date).

(3) The following provisions shall apply to each individual who had an account balance under the SBHG 401(k) Plan immediately prior to the SBHG 401(k) Plan Merger Date and whose account balance was transferred to the Plan from the SBHG 401(k) Plan effective as of the SBHG 401(k) Plan Merger Date.

(a) The portion of such an individual’s Account which is attributable to the individual’s “elective deferrals” under the SBHG 401(k) Plan shall be referred to as the individual’s SBHG Deferral Contributions Account. The portion of such an individual’s Account which is attributable to the individual’s “non-safe harbor matching contributions” under the SBHG 401(k) Plan shall be referred to as the individual’s SBHG Matching Contributions Account. The portion of such an individual’s Account which is attributable to the individual’s “discretionary employer contributions” under the SBHG 401(k) Plan shall be referred to as the individual’s SBHG Profit Sharing Contributions Account. The portion of such an individual’s Account which is attributable to the individual’s “rollover contributions” under the SBHG 401(k) Plan shall be referred to as the individual’s SBHG Rollover Account.

(b) Notwithstanding the provisions of Section 14.2(b) of the Plan:

(i) A Former SBHG Employee will be one hundred percent (100%) vested in his or her SBHG Matching Contributions Account and SBHG Profit Sharing Contributions Account effective as of the SBHG 401(k) Plan Merger Date.

(ii) An individual who was employed by SBHG or a member of its controlled group prior to the SBHG Acquisition Date, who terminated employment with SBHG and the members of its controlled group prior to the SBHG Acquisition Date, and who had any “non-safe harbor matching contributions” or “discretionary employer contributions” credited to his or her account under the SBHG 401(k) Plan immediately prior to the SBHG 401(k) Plan Merger Date, shall be one hundred percent (100%) vested in his or her SBHG Matching Contributions Account and SBHG Profit Sharing Contributions Account effective as of the SBHG 401(k) Plan Merger Date.

(iii) A Former SBHG Employee will become vested in his or her Matching Contributions Account in accordance with the three year cliff vesting schedule set forth in Section 14.2(b)(i)(B)(II) of the Plan; provided, however, that any service which the Former SBHG Employee performed for SBHG or a member of its controlled group prior to the SBHG Acquisition Date will be taken into account for purposes of determining the individual’s Vesting Years.

(iv) A Former SBHG Employee will become vested in his or her Profit Sharing Contributions Account in accordance with the two-to-four year graded vesting schedule set forth in Section 14.2(b)(iv) of the Plan; provided, however, that any service which the Former SBHG Employee performed for SBHG or a member of its controlled group prior to the SBHG Acquisition Date will be taken into account for purposes of determining the individual’s Vesting Years.

(c) Any loan or loans which a Former SBHG Employee obtained from his or her account under the SBHG 401(k) Plan shall be transferred in-kind to the Plan and shall continue to be paid in accordance with their terms; provided, however, that the Administrator may reamortize any such loan over its remaining term in order to adjust for any changes in the employee’s payroll periods; and provided further, that the employee shall be required to repay all of such loans before he or she can obtain a loan from the Plan.

(d) As of the SBHG 401(k) Plan Merger Date (or as soon thereafter as is administratively feasible), the Plan Administrator may transfer amounts credited to an investment fund under the SBHG 401(k) Plan to a corresponding investment fund under the Plan. For a reasonable period of time after the date of such transfer, the Plan Administrator may limit the ability of an individual who was employed by SBHG or a member of its controlled group prior to the SBHG Acquisition Date to retransfer such amounts to one or more other investment funds established under the Plan. After the expiration of such period of time, such amounts may be retransferred to other investment funds established under the Plan in accordance with the terms of the Plan.

Annex IX

Special Provisions for Former Employees

of

NewMil Bank

NewMil Bancorp Inc. was merged with and into Webster Financial Corporation and NewMil Bank (“NewMil”) was merged with and into Webster Bank, National Association (“Webster Bank”), effective as of October 6, 2006. The date of the merger of NewMil Bancorp Inc. with and into Webster Financial Corporation, and the date of the merger of NewMil with and into Webster Bank, is referred to herein as the “NewMil Acquisition Date”.

Prior to the NewMil Acquisition Date, NewMil was the sponsor of a defined contribution Section 401(k) plan maintained for the benefit of the employees of NewMil and the members of its controlled group entitled the NewMil Bank Savings and Protection Plan (the “NewMil 401(k) Plan”). The NewMil 401(k) Plan was merged with and into the Plan effective on or about August 1, 2007 (the “NewMil 401(k) Plan Merger Date”).

Each individual who was an employee of NewMil or a member of its controlled group prior to the NewMil Acquisition Date is referred to herein as a “Former NewMil Employee”.

The following provisions shall apply to each Former NewMil Employee who had an account balance under the NewMil 401(k) Plan immediately prior to the NewMil 401(k) Plan Merger Date and whose account balance was transferred to the Plan as of the NewMil 401(k) Plan Merger Date.

(1) The portion of such an individual’s Account which is attributable to “Section 401(k) deferrals” under the NewMil 401(k) Plan shall be referred to as the individual’s NewMil Deferral Contributions Account. The portion of such an individual’s Account which is attributable to “employer matching contributions” under the NewMil 401(k) Plan shall be referred to as the individual’s NewMil Matching Contributions Account – Regular. The portion of such an individual’s Account which is attributable to “safe harbor matching contributions” under the NewMil 401(k) Plan shall be referred to as the individual’s NewMil Matching Contributions Account – Safe Harbor. The portion of such an individual’s Account which is attributable to “employer nonelective contributions” under the NewMil 401(k) Plan shall be referred to as the individual’s NewMil Profit Sharing Contributions Account. The portion of such an individual’s Account which is attributable to “rollover contributions” under the NewMil 401(k) Plan shall be referred to as the individual’s NewMil Rollover Account.

(2) Notwithstanding the provisions of Section 14.2(b) of the Plan:

(a) A Former NewMil Employee will be one hundred percent (100%) vested in his or her NewMil Deferral Contributions Account, NewMil Matching Contributions Account – Safe Harbor, and NewMil Rollover Account.

(b) A Former NewMil Employee will become vested in his or her NewMil Matching Contributions Account – Regular and his or her NewMil Profit Sharing Contributions Account in accordance with the following schedule; provided, however, that any service which a Former NewMil Employee performed for NewMil or a member of its controlled group prior to the NewMil Acquisition Date will be taken into account for purposes of determining the individual’s Vesting Years:

Less than 1 Vesting Year	0%
At least 1 Vesting Year	20%
At least 2 Vesting Years	40%
At least 3 Vesting Years	60%
At least 4 Vesting Years	80%
At least 5 Vesting Years	100%

(c) Notwithstanding anything else herein to the contrary, Hours of Service that a Former NewMil Employee performed for NewMil or a member of its controlled group prior to the NewMil Acquisition Date shall not be taken into account in determining whether the Employment Commencement Date of the Former NewMil Employee was prior to September 1, 2004 for purposes of Section 14.2(b)(i)(B), or whether the Former NewMil Employee had three or more Vesting Years on December 30, 2002 for purposes of Section 14.2(b)(iv).

(3) Any loan or loans which a Former NewMil Employee obtained from his or her account under the NewMil 401(k) Plan shall be transferred in-kind to the Plan and shall continue to be paid in accordance with their terms; provided, however, that the Plan Administrator may reamortize any such loan over its remaining term in order to adjust for any changes in the borrower’s payroll periods; and provided further, that the borrower shall be required to repay all of such loans before he or she can obtain a loan from the Plan.

(4) A Former NewMil Employee who has reached age fifty-nine and one-half (59-1/2) may withdraw from his or her NewMil Matching Contributions Account – Regular all or a portion of the vested value of such account determined as of the Valuation Date (whether or not he or she is one hundred percent (100%) vested in such account).

A Former NewMil Employee may withdraw from his or her NewMil Matching Contributions Account – Regular all or a portion of the vested value of such account determined as of the Valuation Date if he or she incurs a hardship as defined in Section 11.1 (whether or not he or she is one hundred percent (100%) vested in such account).

(5) As of the NewMil 401(k) Plan Merger Date (or as soon thereafter as is administratively feasible), the Plan Administrator may transfer amounts credited to an investment fund under the NewMil 401(k) Plan to a corresponding investment fund under the Plan. For a reasonable period of time after the date of such transfer, the Plan Administrator may limit the ability of an individual who was employed by NewMil or a member of its controlled group prior to the NewMil Acquisition Date to retransfer such amounts to one or more other investment funds established under the Plan. After the expiration of such period of time, such amounts may be retransferred to other investment funds established under the Plan in accordance with the terms of the Plan.

Annex X

Special Provisions for Employees

of the

Webster Insurance Companies and Webster Risk

On February 1, 2008, Webster Financial Corporation sold its direct or indirect interest in Webster Insurance, Inc. and other affiliated companies of Webster Bank, National Association that were part of the insurance business of Webster Financial Corporation (collectively, the “Webster Insurance Companies”). On April 21, 2008, Webster Financial Corporation sold its interest in Webster Risk Services, Inc. (“Webster Risk”). The following provisions shall apply to each individual who was an employee of the Webster Insurance Companies or Webster Risk on the dates of the sale of such entities:

(1) If an individual was employed by the Webster Insurance Companies on the date of the sale by Webster Financial Corporation of its direct or indirect interest in the Webster Insurance Companies, or if an individual was employed by Webster Risk on the date of the sale by Webster Financial Corporation of its interest in Webster Risk, then the Accounts of such individual under the Plan shall be 100% vested effective as of the date of such sale.

(2) If: (a) an individual was employed by the Webster Insurance Companies on the date of the sale by Webster Financial Corporation of its direct or indirect interest in the Webster Insurance Companies, or was employed by Webster Risk on the date of the sale by Webster Financial Corporation of its interest in Webster Risk; (b) such individual ceased to be eligible to participate in the Plan and became eligible to participate in a Section 401(k) plan sponsored by the purchaser of the Webster Insurance Companies or Webster Risk, as applicable; and (c) such individual had an outstanding plan loan under the Plan, then: (i) such individual could elect to receive, as part of an eligible rollover distribution of his or her account balance under the Plan, an in-kind distribution of the loan note representing the unpaid balance of such loan; and (ii) such individual could elect to make a direct rollover of the loan note from the Trustee of the Plan to the trustee of the Section 401(k) plan maintained by such purchaser; provided that the Section 401(k) plan maintained by such purchaser accepted such an in-kind rollover of a loan note. As a condition to the direct rollover of the loan note, the employee had to execute an acknowledgment that the trustee of the Section 401(k) plan maintained by such purchaser would replace the Trustee of the Plan as the obligee of the loan note. No other changes could be made to the terms of the loan note, and the loan note continued to be payable in accordance with its terms; provided, however, that the amortization schedule of the loan note could be modified in order to reflect a change in the payroll period of the employee, but only if such modification of the amortization schedule did not result in an extension of the repayment period of the loan.

APPENDIX D

Special Provisions Relating to the ESOP Portion of the Plan

FirstFed America Bancorp Inc. was merged with and into Webster Financial Corporation and First Federal Savings Bank of America was merged with and into Webster Bank, National Association (“Webster Bank”), effective as of May 14, 2004. The date of the merger of FirstFed America Bancorp Inc. with and into Webster Financial Corporation, and the date of the merger of First Federal Savings Bank of America with and into Webster Bank, is referred to herein as the “First Federal Acquisition Date”.

Effective as of the close of business on December 31, 2004 (the “ESOP Merger Date”), the Webster Bank Employee Stock Ownership Plan (the “Webster ESOP”) and the First Federal Savings Bank of America Employee Stock Ownership Plan (the “First Federal ESOP”) were merged with and into the Plan. The portion of the Plan attributable to the Webster ESOP and the First Federal ESOP is referred to herein as the “ESOP Portion of the Plan”.

The ESOP Portion of the Plan constitutes a stock bonus plan established pursuant to Section 401(a) of the Code and is intended to constitute an employee stock ownership plan under Section 407(d)(6) of the Act and Section 4975(e)(7) of the Code. The ESOP Portion of the Plan is designed to be invested primarily in shares of common stock of Webster Financial Corporation, the parent corporation of Webster Bank (referred to herein as “Company Stock”).

On and after the ESOP Merger Date, no contributions will be made to the ESOP Portion of the Plan.

Section D.1 Investment Funds in the ESOP Portion of the Plan

Effective as of the ESOP Merger Date: (a) the “Stock Account”, “Other Investments Account” and “Rollover Account” of each participant in the Webster ESOP and the “Company Stock Account” of each participant in the First Federal ESOP was transferred to a unitized employer stock fund maintained under the Plan that is invested primarily in shares of Company Stock and is entitled the “ESOP Company Stock Fund”; and (b) the “Other Investments Account” of each participant in the First Federal ESOP was transferred to an investment fund under the Plan entitled the “First Federal ESOP Other Investments Fund”.

Section D.2 Participants in the ESOP Portion of the Plan

Effective as of the ESOP Merger Date, each individual whose account under the Webster ESOP or the First Federal ESOP was transferred to the Plan became a Participant in the Plan (either as an active Participant, a Retired Participant, a Terminated Participant or a Disabled Participant). For purposes of this Appendix D, a Participant shall include a Retired Participant, a Terminated Participant and a Disabled Participant.

Section D.3 Participants’ Accounts in the ESOP Portion of the Plan

The portion of a Participant’s Account which is attributable to the Participant’s interest in the ESOP Company Stock Fund shall be referred to as the Participant’s “ESOP Company Stock Account”. The portion of a Participant’s Account which is attributable to the Participant’s interest in the First Federal ESOP Other Investments Fund shall be referred to as the Participant’s “First Federal ESOP Other Investments Account”.

Section D.4 Vesting of the Accounts of Participants in the ESOP Portion of the Plan

Participants shall be vested in their accounts under the ESOP Portion of the Plan in accordance with the following schedule:

(a) Participants who were participants in the Webster ESOP immediately prior to the ESOP Merger Date shall at all times be 100% vested in their ESOP Company Stock Account.

(b) Participants who were employees of First Federal Savings Bank of America or a member of its controlled group on the First Federal Acquisition Date and who were participants in the First Federal ESOP immediately prior to the ESOP Merger Date shall at all times be 100% vested in their ESOP Company Stock Account and their First Federal ESOP Other Investments Account.

(c) Participants who were not employees of First Federal Savings Bank of America or a member of its controlled group on the First Federal Acquisition Date but who were participants in the First Federal ESOP immediately prior to the ESOP Merger Date shall be vested in their ESOP Company Stock Account and their First Federal ESOP Other Investments Account in accordance with the following schedule:

Number of Vesting Years	Vested Percentage
Fewer than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

Section D.5 Voting and Exercise of Other Rights Attributable to Shares of Company Stock in the ESOP Portion of the Plan

Each Participant shall have the right to direct the Trustee as to the manner in which to vote shares (including fractional shares) of Company Stock allocated to the ESOP Company Stock Account of such Participant, and the Trustee shall vote such shares of Company Stock only in accordance with such directions from the respective Participants; provided, however, that with respect to fractional shares allocated to the ESOP Company Stock Account of the Participants, the Trustee shall be deemed to have voted such fractional shares in accordance with the directions of the Participants if it votes the combined fractional shares allocated to the Participants to the extent possible to reflect the directions of the voting Participants. If, and to the extent that, a Participant fails to direct the Trustee to vote shares of Company Stock allocated to the ESOP Company Stock Account of such Participant, such shares of Company Stock shall be voted by the Trustee in accordance with the terms of the Trust Agreement.

The Trustee shall vote shares of Company Stock held as part of the Trust Fund but not required to be allocated to the ESOP Company Stock Accounts of the Participants (including, for example, shares of Company Stock allocated to a Suspense Account) in accordance with the terms of the Trust Agreement.

In furtherance of this Section D.5 of Appendix D, the Company shall furnish or cause to be furnished to the Trustee and to Participants appropriate notices and information statements when voting rights with respect to Company Stock are to be exercised, with such notices and information statements to be provided at the same time and in the same manner, and to have the same content, as the notices and information statements that Webster Financial Corporation is required by applicable federal and state law and by its articles of incorporation and by-laws to provide to holders of Company Stock.

Any other rights with respect to shares of Company Stock held as part of the Trust Fund that are ordinarily exercisable by the holders of shares of Company Stock, including for example, without limitation, any dissenters’ appraisal rights or a decision whether or not to tender shares of Company Stock in response to a tender offer therefor, shall be exercised by the Trustee at the direction of the Participants in a manner consistent with the foregoing. Notwithstanding the above, however, any stock purchase rights, warrants, purchase options, and other similar rights issued with respect to Company Stock held under the ESOP Portion of the Plan shall be exercised by the Trustee to the extent that the Trustee determines that the exercise of such rights, warrants, or options would be more beneficial to the Plan than the purchase of shares of Company Stock in the open market. To the extent that the Trustee determines that cash is not available in the ESOP Portion of the Plan to exercise such rights, warrants, or options, the Trustee may sell shares of Company Stock or other assets held as part of the ESOP Portion of the Plan and apply the proceeds thereof to exercise such rights, warrants, or options.

Section D.6 Value of Shares of Company Stock Held in the ESOP Portion of the Plan

The value of shares of Company Stock held in the ESOP Portion of the Plan shall be determined as follows:

(a) If there is a generally recognized market for the Company Stock, the value of the shares of Company Stock shall be based on either (i) the price of the Company Stock prevailing on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934; or (ii) if the Company Stock is not traded on such a national securities exchange, a price no less favorable to the Plan than the offering price for the Company Stock as established by the current bid and asked prices quoted by persons independent of Webster Financial Corporation and of any party in interest (within the meaning of Section 3(14) of the Act).

(b) If there is no generally recognized market for the Company Stock, the value of the shares of Company Stock shall be the fair market value of such shares at the time of transfer of such shares, determined in good faith and based upon all relevant factors as of the date of the transfer, which good faith determination shall be based upon an appraisal independently arrived at by an independent appraiser (within the meaning of Section 401(a)(28)(C) of the Code).

Section D.7 Option to Require Employer to Purchase Company Stock Distributed from the ESOP Portion of the Plan

If any Company Stock distributed from the ESOP Portion of the Plan is not “readily tradable on an established securities market” (as defined below) at the time distributed, then the recipient of such shares of Company Stock received pursuant to such a distribution shall have the right during the Put Option Period (as defined below) to require the Company (or Webster Financial Corporation, if the Company would be prohibited by applicable federal or state law from purchasing such shares of Company Stock), by notice in writing to the Company within such Put Option Period, to purchase such shares of Company Stock at a price equal to the fair market value of such shares (as determined pursuant to Section D.6 of this Appendix D) as of the date of such purchase.

The put option right described in this Section D.7 of Appendix D shall be exercisable only by a Participant, his or her Beneficiary, the donee of a Participant or Beneficiary (but only with respect to shares of Company Stock received as a gift by such donee), or the person (including an estate or a distributee thereof) to whom shares of Company Stock pass as the result of the death of the Participant or his or her Beneficiary. The Plan shall have a right of first refusal (but no obligation) to purchase any shares of Company Stock tendered to the Company or Webster Financial Corporation pursuant to this Section D.7 of Appendix D. The Company or Webster Financial Corporation (or the Plan, in the event that the Plan exercises its right of first refusal) shall have the right, in its sole and absolute discretion, to elect to pay the purchase price for any shares of Company Stock that were distributed as part of a total distribution (within the meaning of Section 409(h)(5) of the Code), and are purchased pursuant to this Section D.7 of Appendix D, in a single lump sum or, if adequate security is provided, in substantially equal annual installments over a period beginning not later than thirty (30) days after the exercise of the put option right provided in this Section D.7 of Appendix D and not exceeding five years, with interest payable at a reasonable rate (as determined by the Company, or in the event the Plan elects to purchase such shares, the Plan Administrator) on any unpaid installment balance. If the Company or Webster Financial Corporation (or the Plan, in the event that the Plan exercises its right of first refusal) is required to purchase Company Stock pursuant to this Section D.7 of Appendix D and the Company Stock was distributed as part of an installment distribution, the purchase price for such Company Stock shall be paid in a single lump sum not later than thirty (30) days after the exercise of the put option right provided in this Section D.7 of Appendix D.

For purposes of this Section D.7 of Appendix D, the following terms shall have the following meanings:

(a) “Put Option Period” shall mean (i) the sixty (60) day period commencing on the date following the date of the distribution of the shares of Company Stock; and (ii) sixty (60) days during the following Plan Year, which second sixty (60) day period shall be designated by the Company in accordance with Section 409(h)(4) of the Code and the regulations thereunder; provided, however, that such second sixty (60) day period shall not commence before (A) the December 31 following termination of the initial sixty (60) day period set forth in (i) above, and (B) the Terminated Participant has been provided notice, in writing, of the value of the shares of Company Stock. However, the “Put Option Period” shall not include any time during which the Company and Webster Financial Corporation are each prohibited by applicable federal or state law from honoring its obligations under this Section D.7 of Appendix D.

(b) Shares of Company Stock will be considered not “readily tradable on an established securities market” if such shares either are not traded on a national securities exchange or quoted on a system sponsored by a national securities association, or are subject to a restriction under any federal or state securities law, any regulation thereunder, or any agreement affecting such shares that renders such shares less freely tradable than would be the case if such restriction did not exist.

Section D.8 Right of First Refusal to Purchase Company Stock Distributed from the ESOP Portion of the Plan

If any Company Stock distributed from the ESOP Portion of the Plan is at any time not traded on a national securities exchange or quoted on a system sponsored by a national securities association, then the Company and the Plan shall have a first right to purchase such shares of Company Stock prior to a transfer thereof, by sale or otherwise, by the recipient, with such purchase by the Company or the Plan being at a price equal to the greater of: (a) the fair market value of such shares of Company Stock, determined in accordance with Section D.6 of Appendix D as of the date of purchase; or (b) the purchase price and other terms offered by a prospective buyer (other than the Plan or the Company) making a bona-fide good faith offer to purchase such shares of Company Stock. The first right to purchase the shares of Company Stock pursuant to this Section D.8 of Appendix D shall be exercisable by the Company and the Plan (with the Plan having priority over the Company) for fourteen (14) days after the Plan Administrator receives from the holder of the shares of Company Stock written notice that a bona-fide good faith offer to purchase such shares of Company Stock has been received from a third party, which notice shall identify the offeror and all relevant terms (including, without limitation, the proposed purchase price) of such offer. The Plan Administrator may require a Participant (or Beneficiary) entitled to receive a distribution of shares of Company Stock pursuant to the Plan to execute, as a condition to the distribution of such shares, a stock transfer and restriction agreement evidencing the rights of the Company and the Plan under this Section D.8 of Appendix D.

Section D.9 No Other Rights To Put or Call Company Stock Distributed from the ESOP Portion of the Plan

Except as set forth in Section D.7 and Section D.8 of this Appendix D, and except as otherwise required by applicable federal or state law, no shares of Company Stock held in the ESOP Portion of the Plan shall be subject to any put, call, or other option, or any buy-sell or similar agreement, either while held by the Plan or when distributed by the Plan, irrespective of whether or not the ESOP Portion of the Plan then qualifies as an “employee stock ownership plan” under Section 4975(e)(7) of the Code. Notwithstanding anything to the contrary contained in the Plan, this Section D.9 of Appendix D and the rights and protections afforded Participants and Beneficiaries under Section D.7 and Section D.8 of Appendix D are not subject to termination, amendment, or modification insofar as such provisions apply to shares of Company Stock held in the ESOP Portion of the Plan.

Section D.10 Diversification Election for Qualified Participants

(a) Each Qualified Participant (as defined below) may elect annually within ninety (90) days after the close of each Plan Year in the Qualified Election Period (as defined below) to make a Diversification Election (as defined below) with respect to not more than twenty-five percent (25%) of the amounts credited to the ESOP Company Stock Account of such Qualified Participant as of the last day of such Plan Year (taking into account in applying such twenty-five percent (25%) limitation any amounts previously subject to a Diversification Election pursuant to this Section D.10 of Appendix D); provided, however, that in the case of the Plan Year with respect to which the Qualified Participant can make his or her last Diversification Election pursuant to this Section D.10 of Appendix D, this sentence shall be applied by substituting “fifty percent (50%) percent” for “twenty-five percent (25%)”. Any election pursuant to this Section D.10 of Appendix D shall be made in writing, on a form or forms supplied by the Plan Administrator, and must be received by the Plan Administrator not later than ninety (90) days after the close of the Plan Year to which the election relates.

(b) For purposes of this Section D.10 of Appendix D, the following terms shall have the following meanings:

(i) “Qualified Participant” means any Participant who: (A) has completed at least an aggregate of ten years of participation in the Plan, the Webster ESOP and the First Federal ESOP; and (B) has attained age fifty-five (55).

(ii) “Qualified Election Period” means the six Plan Year period beginning with the Plan Year in which the Participant attains age fifty-five (55) (or, if later, beginning with the Plan Year in which the Participant first became a Qualified Participant).

(iii) “Diversification Election” means either of the following:

(A) An election by the Qualified Participant to withdraw from the Plan the amounts subject to the Diversification Election. Unless otherwise elected by the Qualified Participant, the distribution of amounts withdrawn by a Qualified Participant pursuant to a Diversification Election shall be made in whole shares of Company Stock; provided, however, that cash shall be distributed in lieu of any fractional shares; and provided further, that a Qualified Participant may elect in writing on the election form described in Section D.10(a) of Appendix D to receive all or a portion of the amounts withdrawn pursuant to this Diversification Election in cash; or

(B) An election by the Qualified Participant to invest the amounts subject to the Diversification Election in one or more of the investment funds offered by the Plan (other than the ESOP Company Stock Fund). The Plan Administrator shall offer to a Qualified Participant a sufficient number of investment funds to comply with Section 401(a)(28)(B) of the Code. The Plan Administrator may, in its discretion, permit the transfer of the amounts subject to the Diversification Election from the ESOP Portion of the Plan to the non-ESOP Portion of the Plan in order to comply with this Section D.10 of Appendix D, provided that the investment funds available under the non-ESOP Portion of the Plan comply with Section 401(a)(28)(B) of the Code and such transfer is not otherwise prohibited under the Code or ERISA. The Trustee shall comply with any investment directions received from Participants in accordance with the procedures adopted from time to time by the Plan Administrator under this Section D.10 of Appendix D.

The distribution or investment of amounts subject to a Diversification Election shall occur no later than ninety (90) days after the close of the period during which the Diversification Election may be made.

Section D.11 Dividends on Company Stock Held in Participants’ Accounts Under the ESOP Portion of the Plan

(a) Dividends on Company Stock credited to a Participant’s ESOP Company Stock Account which are received by the Trustee in the form of additional Company Stock shall be allocated to the Participant’s ESOP Company Stock Account and invested as part of the ESOP Company Stock Fund.

(b) Dividends on Company Stock credited to a Participant’s ESOP Company Stock Account which are received by the Trustee in the form of cash shall, at the direction of the Participant, either be:

(i) allocated to the Participant’s ESOP Company Stock Account and invested as part of the ESOP Company Stock Fund within ninety (90) days after the close of the Plan Year quarter in which it is paid; or

(ii) distributed to the Participant within ninety (90) days after the close of the Plan Year quarter in which it is paid.

Notwithstanding the above, if the amount of cash dividends that would be distributed to a Participant with respect to a Plan Year quarter does not equal or exceed $10.00, such dividends shall not be distributed to the Participant but shall be allocated to the Participant’s ESOP Company Stock Account and invested as part of the ESOP Company Stock Fund.

A Participant’s election relating to any cash dividends credited to his or her ESOP Company Stock Account shall be effective with respect to all cash dividends that may thereafter be distributed to the Participant, until the Participant changes his or her election in accordance with the procedures established by the Plan Administrator. If a Participant fails to make an election relating to any cash dividends credited to his or her ESOP Company Stock Account in accordance with the procedures established by the Plan Administrator, then the Participant shall be deemed to have elected to have such dividends allocated to the Participant’s ESOP Company Stock Account and invested as part of the ESOP Company Stock Fund.

Notwithstanding the above, any dividends on Company Stock credited to a Participant’s ESOP Company Stock Account which were received by the Trustee (or a predecessor trustee) prior to January 1, 2005 shall be distributed to the Participant in cash pursuant to Section D.11(b)(ii).

Section D.12 Investment of First Federal ESOP Other Investments Account

A Participant may elect to direct the investment of the amounts credited to his or her First Federal ESOP Other Investments Account in one or more of the investment funds offered under the non-ESOP Portion of the Plan. The investment of a Participant’s First Federal ESOP Other Investments Account shall be subject to the provisions of Section 7.4 of the Plan, and the Trustee shall comply with any investment directions received from the Participant in accordance with the procedures adopted pursuant to such section.

Section D.13 Plan Loans and Participant Withdrawals

The provisions of Article X of the Plan (relating to Plan loans) and Article XI of the Plan (relating to Participant withdrawals) shall not apply to a Participant’s ESOP Company Stock Account or First Federal ESOP Other Investments Account. In addition, any amounts credited to a Participant’s ESOP Company Stock Account or First Federal ESOP Other Investments Account under the ESOP Portion of the Plan shall not be taken into account in determining the amount of the Participant’s Account under the non-ESOP Portion of the Plan that is eligible for a Plan loan or a Participant withdrawal.

Section D.14 Methods of Distribution

The distribution of a Participant’s ESOP Company Stock Account and First Federal ESOP Other Investments Account shall be made in the following manner:

(a) Unless otherwise elected by the Participant (or the Beneficiary of a Participant) in accordance with subsection (b), the distribution of a Participant’s ESOP Company Stock Account and First Federal ESOP Other Investments Account shall be made in whole shares of Company Stock, except that cash shall be distributed in lieu of a fractional share of Company Stock. The number of shares of Company Stock and the amount of cash to be distributed in lieu of a fractional share of Company Stock shall be based on the value as of the Valuation Date of the shares of Company Stock.

(b) A Participant (or the Beneficiary of a Participant) may file with the Plan Administrator an irrevocable election to receive a distribution of all or a portion (as the Participant (or the Beneficiary of a Participant) and the Plan Administrator shall mutually determine) of his or her ESOP Company Stock Account and First Federal ESOP Other Investments Account in cash. Such election shall be made in writing, on a form or forms supplied by the Plan Administrator, and must be received by the Plan Administrator prior to the distribution of any shares of Company Stock under subsection (a). If a Participant elects to receive a distribution of all or a portion of his or her ESOP Company Stock Account in cash, the amount of such cash shall be based on the value as of the Valuation Date of the shares of Company Stock in the ESOP Company Stock Account.

(c) The distribution of a Participant’s ESOP Company Stock Account and First Federal ESOP Other Investments Account shall be made in one of the following modes of distribution, as elected in writing by the Participant (or the Beneficiary of a Participant) on a form or forms supplied by the Plan Administrator:

(i) A single lump sum distribution; or

(ii) Distribution in substantially equal annual, quarterly, or monthly installments over a specified period, which period may not exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his or her Spouse; or

(iii) Any combination of the foregoing.

In the absence of such an election, the distribution shall be made in a single lump sum.

(d) Notwithstanding any other provision of the Plan to the contrary, whenever the Trustee is to make or commence making a distribution as of an Annuity Starting Date, the distribution may be made or may commence to be made on such Annuity Starting Date or as soon thereafter as is practicable; provided, however, that a distribution of benefits under this Appendix D shall in any event be made or commence not later than the earliest of the following:

(i) the date specified in Section 12.2(a) of the Plan;

(ii) the date specified in Section 12.2(b) of the Plan; or

(iii) unless the Participant otherwise elects, one year after the close of the Plan Year:

(A) in which the Participant separates from service by reason of the attainment of his or her Normal Retirement Date, disability, or death; or

(B) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, except that this clause shall not apply if the Participant is reemployed by the Company or a member of its Affiliated Group before such Plan Year.

Section D.15 Diversification Election for Participants with Three or More Vesting Years

For Plan Years beginning on or after January 1, 2007, each Participant who has at least three Vesting Years (or the Beneficiary of such a Participant) may elect to diversify the investment of the eligible portion of his or her ESOP Company Stock Account and to have all or any portion of the eligible portion of his or her ESOP Company Stock Account credited to one or more of the investment funds offered by the Plan (other than the Company Stock Fund). The Plan shall make not less than three investment funds (other than the Company Stock Fund) available to Participants under this Section D.15, and each of such funds shall be diversified and shall have materially different risk and return characteristics.

The eligible portion of a Participant’s ESOP Company Stock Account that is subject to the diversification provisions of this Section D.15 shall be determined in accordance with the following schedule:

Plan Year Beginning	Eligible Portion of ESOP Company Stock Account Subject to Diversification
January 1, 2007	33%
January 1, 2008	66%
January 1, 2009 or thereafter	100%

However, if a Participant attained age fifty-five (55) and completed at least three Vesting Years prior to January 1, 2006, then the eligible portion of such Participant’s ESOP Company Stock Account shall equal one hundred percent (100%), and all of such Participant’s ESOP Company Stock Account shall be subject to the diversification provisions of this Section D.15 for all Plan Years beginning on or after January 1, 2007.

Section D.16 Applicability of Other Plan Provisions

All of the provisions of the Plan shall apply to a Participant in the ESOP Portion of the Plan, except to the extent that such provisions are superseded by the terms of this Appendix D.

APPENDIX E

Special Provisions Relating to Certain Optional Forms of Benefit

Section E.1 This Section E.1 shall apply prior to the Elimination Date (as defined in Section E.2) to each Participant who is credited with an Hour of Service after August 22, 1984.

(a) (i) If such a Participant is not married on the Annuity Starting Date, benefits shall be paid in the form of an annuity for the Participant’s life unless the Participant elects to receive benefit payments in another form.

(ii) If such a Participant is married on the Annuity Starting Date, benefits shall be paid in the form of the qualified joint and survivor annuity described in subsection (b). However, this Section E.1(a)(ii) shall not apply if the Participant and the Participant’s Spouse waive the qualified joint and survivor annuity under Section E.1(d)(i).

(iii) Benefits which become payable upon the death, prior to the Annuity Starting Date, of such a Participant who was married on the date of death shall be paid, at the election of his or her Spouse, in the form of the qualified preretirement survivor annuity described in subsection (c). However, this Section E.1(a)(iii) shall not apply if the Participant and the Participant’s Spouse waive the qualified preretirement survivor annuity under Section E.1(d)(i). If the Participant waives the qualified preretirement survivor annuity with his or her Spouse’s consent, then such death benefits shall be payable to the Participant’s designated beneficiary in one of the forms set forth in Section 13.3.

(iv) If such a Participant requests a withdrawal prior to separation from service in accordance with the terms of the Plan, the Spouse of the Participant must consent in writing to the withdrawal within the ninety (90) day period preceding the date of the withdrawal. Any such consent must acknowledge the effect of the withdrawal and must be witnessed by the Plan Administrator or a notary public.

(v) If such a Participant requests a loan in accordance with the terms of the Plan, the Spouse of the Participant must consent in writing within the ninety (90) day period preceding the date of the loan to the use of the vested portion of his or her Accounts as security for the loan. Any such consent must acknowledge the effect of the loan and must be witnessed by the Plan Administrator or a notary public.

(b) A qualified joint and survivor annuity is an immediate annuity payable to the Participant for life with annuity payments equal to fifty percent (50%) of the Participant’s annuity payments continuing to the Surviving Spouse upon the death of the Participant.

(c) A qualified preretirement survivor annuity is an annuity for the life of the Surviving Spouse of the Participant which is the actuarial equivalent of the vested portion of the Participant’s Accounts, determined as of the Valuation Date.

(d) (i) An election to waive the life annuity, the qualified joint and survivor annuity or the qualified preretirement survivor annuity must be made in writing by the Participant during the applicable period specified in subsection (d)(iii), and, in the case of a married Participant, must include the written consent of the Participant’s Spouse. Such consent must be witnessed by a Plan representative or a notary public, and must specifically acknowledge the effect of such election, any other designated beneficiary and, in the case of a waiver of the joint and survivor annuity, the form of payment elected. A consent under this subsection (d)(i) shall not be binding on a subsequent Spouse. No consent shall be required if it is established to the satisfaction of the Plan Administrator that it cannot be obtained because there is no Spouse or the Spouse cannot be located, or under such other circumstances as may be prescribed by Regulations. Any election under this subsection (d)(i) may be revoked in writing without the consent of the Spouse at any time during the election period. A change in designated beneficiary made subsequent to a spousal consent shall be deemed to be a revocation of the waiver. Any subsequent election to waive an annuity described in this subsection (d)(i) must comply with the requirements of this subsection (d)(i).

(ii) Not less than thirty (30) days and not more than ninety (90) days before the Annuity Starting Date, the Plan Administrator shall provide each Participant to whom this Section E.1 applies with a written explanation of:

(A) the terms and conditions of the qualified joint and survivor annuity or, in the case of an unmarried Participant, the terms of the life annuity;

(B) the Participant’s right to waive the qualified joint and survivor annuity or, if the Participant is unmarried, the life annuity, and the effect of a waiver;

(C) a description of the material features and relative values of the optional forms of payment available under this Section E.1;

(D) the requirements that the Participant’s Spouse consent to any waiver of the joint and survivor annuity and that the Spouse’s consent specifically acknowledge the effect of such waiver, any designated beneficiary and the form of payment elected; and

(E) the Participant’s right to revoke the waiver and the effect of such revocation.

(iii) (A) The election period with respect to the qualified joint and survivor annuity and the life annuity is the ninety (90) day period ending on the Annuity Starting Date.

(B) The election period with respect to the qualified preretirement survivor annuity begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) or, if later, the date on which the Participant becomes a Participant, and ends on the earlier of the date on which benefits commence or the date of the Participant’s death. If a Participant to whom this Section E.1 applies separates from service prior to the beginning of the election period, the election period shall begin on the date of separation from service.

(iv) (A) The Plan Administrator shall provide each Participant to whom this Section E.1 applies with a written explanation of the preretirement survivor annuity containing information comparable to that required by subsection (d)(ii). Subject to subsection (d)(iv)(B), such written explanation shall be provided during whichever of the following four periods ends last:

(I) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

(II) the twelve (12) consecutive month period commencing on the date on which the individual becomes a Participant;

(III) the twelve (12) consecutive month period commencing on the date on which the preretirement survivor annuity is no longer subsidized within the meaning of Section 1.401(a)-20 of the Regulations; or

(IV) the twelve (12) consecutive month period commencing on the date on which the preretirement survivor annuity first becomes effective with respect to the Participant.

(B) In the case of a Participant who separates from service with the Company before attaining age thirty-five (35), the written explanation required by this subsection (d)(iv) shall be provided during the twelve (12) consecutive month period commencing on the date of separation from service.

Section E.2 For purposes of this Appendix E, the Elimination Date is the earlier of: (a) the first day of the second Plan Year following October 20, 2003; or (b) the ninetieth (90th) day after the date on which each employee of the Company is furnished a summary that sets forth the terms of the Plan which relate to the optional forms of benefit available to the employee under the Plan and that satisfies the requirements of Regulation §2530.104b-3 relating to a summary of material modifications.